Filed Pursuant to Rule 424(b)(5)
File No. 333-258477

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2021)

Up to $200,000,000

DNP Select Income Fund Inc.

Common Stock

We are offering shares of our common stock (“Common Stock”). We are a diversified, closed-end management investment company, which was organized as a Maryland corporation on November 26, 1986. Our primary investment objectives are current income and long-term growth of income. Capital appreciation is a secondary objective. This Prospectus Supplement, together with the accompanying Prospectus dated August 5, 2021, sets forth the information that you should know before investing.

The Fund has entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) among the Fund, the Fund’s investment adviser, Duff & Phelps Investment Management Co., and Wells Fargo Securities, LLC (“Wells Fargo Securities”) relating to the Common Stock offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Equity Distribution Agreement, the Fund may offer and sell shares of Common Stock having an aggregate offering price of up to $200,000,000, from time to time, through Wells Fargo Securities as agent for the Fund for the offer and sale of Common Stock.

Sales of Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Wells Fargo Securities will be entitled to compensation of 1.25% of the gross proceeds of the sale of any Common Stock under the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, the Fund may also sell Common Stock to Wells Fargo Securities as principal for its own account at a price agreed upon at the time of sale. If the Fund sells Common Stock to Wells Fargo Securities, the Fund will enter into a separate terms agreement with Wells Fargo Securities, and the Fund will describe that agreement in a separate prospectus supplement.

In connection with the sale of Common Stock on behalf of the Fund, Wells Fargo Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wells Fargo Securities may be deemed to be underwriting commissions or discounts.

Our currently outstanding shares of Common Stock are, and the Common Stock offered by this Prospectus Supplement and accompanying Prospectus, subject to notice of issuance, will be, listed on the New York Stock Exchange under the symbol “DNP.” The last reported sale price of our Common Stock on July 23, 2021 was $10.56 per share. The net asset value per share of our Common Stock at the close of business on July 23, 2021 was $9.69.

This investment involves risks. See “Risks” beginning on page 37 of the accompanying Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this Prospectus Supplement is August 5, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, which we refer to collectively as the “Prospectus.” This Prospectus Supplement and the accompanying Prospectus set forth certain information about us that a prospective investor should carefully consider before making an investment in our securities. This Prospectus Supplement, which describes the specific terms of this offering, also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference in the Prospectus. The Prospectus gives more general information, some of which may not apply to this offering. If the description of this offering varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in this Prospectus

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Supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date and incorporated by reference into the Prospectus or Prospectus Supplement, the statement in the incorporated document having the later date modifies or supersedes the earlier statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus Supplement, the accompanying Prospectus, or the sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest and retain it for future reference. A Statement of Additional Information, dated August 5, 2021 (the “SAI”), as supplemented from time to time, containing additional information about us, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI (the table of contents of which is on page 73 of the Prospectus), annual and semi-annual reports to stockholders (when available), and additional information about the Fund by calling (833) 604-3163, by writing to the Fund at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 or by visiting the Fund’s website (www.dpimc.com/dnp). The information contained in, or accessed through, the Fund’s website is not part of this Prospectus. A copy of the SAI, as well as the Fund’s annual and semi-annual reports (when available) and other information regarding the Fund, are also available on the SEC’s website (www.sec.gov).

All capitalized terms not otherwise defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the SAI contain forward-looking statements. All statements other than statements of historical facts included in this Prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “might,” “forecast,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate” or “continue” and other words and terms of similar meaning and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this Prospectus, including the risks outlined under “Risk Factors,” will be important in determining future results.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause our actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. Since our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and

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financial condition. All forward-looking statements included in this Prospectus Supplement, the accompanying Prospectus or the SAI or are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of such documents. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained therein, whether as a result of new information, future events or otherwise, except as may be required under the federal securities laws. We acknowledge that, notwithstanding the foregoing statements, the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement (the “Prospectus Supplement”). This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our common stock (“Common Stock”). You should read carefully the entire Prospectus Supplement, the accompanying prospectus (the “Base Prospectus”), including the section entitled “Risks,” the statement of additional information (the “SAI”), and the financial statements and related notes, before making an investment decision.

The Fund	DNP Select Income Fund Inc. (the “Fund”) is a closed-end, diversified management investment company that is registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Fund was incorporated in the State of Maryland on November 26, 1986 and first offered its Common Stock to the public on January 21, 1987. The Fund’s Common Stock is traded on the New York Stock Exchange under the symbol “DNP.” The Fund’s principal office is located at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606, and its telephone number is (312) 263-2610.

We began investment activities in 1987 following our initial public offering. As of July 23, 2021, we had approximately 340,976,403 shares of Common Stock outstanding, net assets applicable to our Common Stock of approximately $3,302 million and total assets of approximately $4,410 million.

Investment Adviser	The Fund’s investment adviser is Duff & Phelps Investment Management Co. (the “Investment Adviser”). Subject to the overall control of the board of directors (“Board”) of the Fund, the Investment Adviser is responsible for managing the Fund’s investment portfolio. The Investment Adviser is a wholly-owned indirect subsidiary of Virtus Investment Partners, Inc. (“Virtus”), an independent publicly traded company that operates a multi-manager investment management business and whose common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” As of June 30, 2021, the Investment Adviser managed approximately $11.4 billion in assets.

The Offering	Securities offered: shares of Common Stock having an aggregate offering price of up to $200,000,000.

Shares outstanding after the offering (if all shares are sold based on the last reported sale price on July 23, 2021): 359,915,797 shares.

The Fund has entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) among the Fund, the Investment Adviser and Wells Fargo Securities, LLC (“Wells Fargo Securities”) relating to the Common Stock offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Equity Distribution Agreement, the Fund may offer and sell shares of Common Stock having an aggregate offering price of up to $200,000,000, from time to time, through Wells Fargo Securities as agent for the Fund for the offer and sale of Common Stock.

Sales of Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Wells Fargo Securities will be entitled to compensation of 1.25% of the gross proceeds of the sale of any Common Stock under the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, the Fund may also sell Common Stock to Wells Fargo Securities as principal for its own account at a price agreed upon at the time of sale. If the Fund sells Common Stock to Wells Fargo Securities, the Fund will enter into a separate terms agreement with Wells Fargo Securities, and the Fund will describe that agreement in a separate prospectus supplement.

In connection with the sale of Common Stock on behalf of the Fund, Wells Fargo Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wells Fargo Securities may be deemed to be underwriting commissions or discounts.

The Common Stock may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of Common Stock.

Risks	See “Risks” and other information included in the Prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

SUMMARY OF FUND EXPENSES

The purpose of the following table and example is to help you understand all fees and expenses holders of Common Stock would bear directly or indirectly. The table below is based on the capital structure of the Fund as of April 30, 2021.

STOCKHOLDER TRANSACTION EXPENSES
Sales Load (as a percentage of offering price)	1.25	%(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	0.18	%(2)
Distribution Reinvestment and Cash Purchase Plan Fees
Purchase Transactions	$2.50	(3)
Sale Transactions	$5.00	(3)

	Percentage of Net Assets Attributable to Common Stock
ANNUAL EXPENSES
Management Fees(4)	0.74%
Interest Payments on Borrowed Funds(5)	0.46%
Dividends on Preferred Stock(6)	0.34%
Other Expenses(7)	0.31%

TOTAL ANNUAL EXPENSES	1.85%

(1)

Represents the estimated commission that the Fund will pay to Wells Fargo Securities with respect to the Common Stock being sold in this offering. Pursuant to the Equity Distribution Agreement, Wells Fargo Securities will be entitled to compensation of 1.25% of the gross proceeds of the sale of any Common Stock in this offering. Commission payments will reduce the net proceeds from this offering and will be indirectly borne by all holders of Common Stock.

(2)	Offering expenses payable by the Fund will reduce the net proceeds from this offering and will be indirectly borne by all holders of Common Stock.

(3)

There will be no brokerage charges or other charges to holders of Common Stock in connection with shares directly issued by the Fund. However, participants do pay a fee in connection with open market purchases in connection with the reinvestment of distributions ($0.04 per share) and voluntary cash payments ($2.50 plus $0.04 per share). In addition, if a participant elects to discontinue participation in the plan and directs the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $5.00 sales fee plus a $0.04 per share fee from the proceeds.

(4)

The Investment Adviser receives an annual fee, payable quarterly, in an amount equal to 0.60% of the Fund’s average weekly managed assets of the Fund up to $1.5 billion and 0.50% of average weekly managed assets in excess of $1.5 billion. For purposes of the foregoing calculation, “average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage (“Borrowings”)). For the purposes of this table, we have assumed that the Fund has utilized Borrowings and preferred stock in an aggregate amount of 24.87% of its total assets (which equals the level of leverage for the Fund as of April 30, 2021). If the Fund were to use financial leverage in excess of 24.87% of its total assets, the management fees shown would be higher.

(5)

For the purposes of this table, we have assumed that the Fund has utilized Borrowings in an aggregate amount of 20.21% of its total assets (which equals the level of Borrowings for the Fund as of April 30, 2021). The expenses and rates associated with Borrowings may vary as and when Borrowings are made. The Fund’s outstanding Borrowings as of July 23, 2021 were 20.36% of its total assets.

(6)	If LIBOR increases, the Fund’s dividend expense will increase.

(7)	Based on amounts incurred and estimated for the current fiscal year ended October 31, 2021.

Examples

The following example illustrates the hypothetical fees and expenses that you would pay on a $1,000 investment in Common Stock, assuming (i) “Total Annual Expenses” of 1.85% of net assets attributable to Common Stock in years one through ten (which assumes the Fund’s use of leverage through Borrowings and preferred stock in an aggregate amount equal to 24.87% of the Fund’s total assets) and (ii) a 5% annual return:(1)

The following example does not include the sales load:

1 Year	3 Years	5 Years	10 Years
$19	$58	$100	$217

The following example assumes a transaction fee of 1.25%, as a percentage of the offering price, as if it were borne solely by you, as purchaser(2):

1 Year	3 Years	5 Years	10 Years
$31	$70	$111	$227

(1)

The examples above should not be considered representations of future expenses. Actual expenses may be higher or lower than those shown. The examples assume that all dividends and distributions are reinvested at net asset value. The Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the examples.

(2)	Notwithstanding this assumption, in actuality, these fees will be indirectly borne by all holders of Common Stock.

USE OF PROCEEDS

We intend to use the net proceeds of the offering of our Common Stock to make investments in accordance with the Fund’s investment objectives and policies as stated in the Prospectus. Pending investment, the timing of which may vary depending on the size of the investment but in no case is expected to exceed 30 days, it is anticipated that the proceeds will be primarily invested in U.S. government securities, interest-bearing bank deposit accounts or high quality, short-term money market instruments. A delay in the anticipated use of proceeds could lower returns and reduce the amount of cash available to make dividend and interest payments on the Fund’s preferred stock and debt securities, respectively.

NET ASSET VALUE AND MARKET PRICE INFORMATION

Net Asset Value

The net asset value of a share of Common Stock is determined as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time) on each day on which the NYSE is open for trading. The net asset value of a share of Common Stock is calculated by dividing the value of the Fund’s assets (the value of the Fund’s portfolio securities plus cash and other assets), less the Fund’s liabilities (including dividends payable on preferred stock and interest and, as applicable, principal, payable on Borrowings) and less the aggregate liquidation value of the outstanding preferred stock, by the number of outstanding shares of Common Stock. The Fund’s net asset value per share of Common Stock is published on a daily basis.

For purposes of determining the Fund’s net asset value, equity securities traded on a national or foreign securities exchange or traded over-the counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices, in each case using valuation data provided by an independent pricing service. Equity securities traded on more than one securities exchange shall be valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities. If there was no sale on the valuation date, then the security is valued at the mean of the closing bid and ask prices of the exchange representing the principal market for such securities. Debt securities are valued at the mean of the bid and ask prices provided by an independent pricing service when such prices are believed to reflect the fair value of such securities. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board.

Generally, trading in the foreign securities owned by the Fund is substantially completed each day at various times prior to the close of the NYSE. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation at the mean of the quoted bid and asked prices of such currencies, as supplied by an independent quotation service as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time).

Market Price Information

The Common Stock has been listed on the NYSE since January 21, 1987 (trading symbol “DNP”). Since the commencement of trading, the Common Stock has most frequently traded at a premium to net asset value, but has periodically traded at a discount. Our issuance of additional Common Stock may have an adverse effect on prices in the secondary market for our Common Stock by increasing the number of shares of Common Stock available, which may create downward pressure on the market price for our Common Stock. The Fund cannot predict whether its Common Stock will trade in the future at a premium or discount to net asset value.

The average weekly trading volume of the Fund’s Common Stock on the NYSE during the fiscal year ended October 31, 2020, was approximately 2,423,651 shares.

The following table sets forth for each of the periods indicated the range of high and low closing sale prices of our Common Stock, each as reported on the NYSE, the net asset value per share of Common Stock and the premium or discount to net asset value per share at which our shares were trading.

	Market		NAV		Market Premium
	High	Low	High	Low	High	Low
Fiscal Year 2021
April 30	10.76	9.75	8.87	9.14	21.26%	6.73%
January 31	10.68	9.96	9.39	8.82	13.73%	12.91%

Fiscal Year 2020
October 31	11.02	9.72	9.05	8.58	21.73%	13.24%
July 31	11.83	10.03	9.31	8.48	27.11%	18.29%
April 30	13.22	6.76	11.08	6.37	19.36%	6.07%
January 31	12.99	11.86	10.59	10.28	22.71%	15.36%

Fiscal Year 2019
October 31	12.99	11.96	10.87	10.06	19.46%	18.88%
July 31	12.23	11.31	10.33	9.90	18.33%	14.20%
April 30	11.72	11.03	10.06	9.40	16.47%	17.37%
January 31	11.17	10.00	9.33	8.49	19.78%	17.81%

On July 23, 2021, the last reported sale price of our Common Stock on the NYSE was $10.56, which represented a premium of approximately 9.03% to the net asset value per share reported by us on that date.

As of July 23, 2021, we had 340,976,403 shares of Common Stock outstanding and we had net assets applicable to holders of Common Stock of approximately $3,302 million.

At the regular June 2021 Board of Directors’ meeting, the Board declared the following monthly dividends:

Cents Per Share	Record Date	Payable Date
6.5	July 30, 2021	August 10, 2021
6.5	August 31, 2021	September 10, 2021
6.5	September 30, 2021	October 12, 2021

CAPITALIZATION

The following table sets forth our capitalization (i) as of April 30, 2021 and (ii) as adjusted to give effect to the issuance of the Common Stock offered hereby at the market price.(1) As indicated below, holders of Common Stock will bear the offering costs associated with this offering.

	As of April 30, 2021	As Adjusted for this Offering
	(Unaudited)	(Unaudited)
Cash and cash equivalents(2)	$90,178,938	$287,322,213

Common stockholders’ equity:
Common stock, $0.001 par value per share, 350,000,000 shares authorized (339,640,637 shares issued and outstanding; 359,190,979 shares issued and outstanding as adjusted)(3)	$339,641	$359,191
Additional paid-in capital(4)	$2,325,642,995	$2,522,766,720
Total distributable earnings	$986,727,576	$986,727,576

Net assets applicable to common stockholders	$3,312,710,212	$3,509,853,487

Net asset value per share of common stock	$9.75	$9.77

(1)

Assumes that 19,550,342 shares of our Common Stock are sold in this offering — calculating that number of shares by dividing $200,000,000 (the aggregate sales price of the Common Stock offered hereby) by $10.23 (the last reported sale price for our Common Stock on the NYSE on April 30, 2021).

(2)

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to make investments in accordance with our investment objectives. Pending such investments, we anticipate either investing the proceeds in U.S. government securities, interest-bearing bank deposit accounts, or high quality, short-term money market instruments.

(3)

Issued and outstanding shares of common stock as adjusted include shares estimated to be issued in this offering solely for the purposes of this capitalization table. The Fund cannot issue shares in excess of the number currently authorized by its charter unless the charter is amended to increase the number of authorized shares. The Fund does not hold any of these outstanding securities for its own account.

(4)

As adjusted, additional paid-in capital reflects the proceeds of the issuance of shares of Common Stock offered hereby ($200,000,000), less $0.001 par value per share of Common Stock ($19,550), less the underwriting discount ($2,500,000) and less the net estimated offering costs borne by us ($356,725) related to the issuance of the shares.

PLAN OF DISTRIBUTION

Under the Equity Distribution Agreement, Wells Fargo Securities will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell the Common Stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement. Wells Fargo Securities’ solicitation will continue until the Fund instructs Wells Fargo Securities to suspend the solicitations and offers. The Fund will instruct Wells Fargo Securities as to the amount of Common Stock to be sold by Wells Fargo Securities. The Fund may instruct Wells Fargo Securities not to sell Common Stock if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or Wells Fargo Securities may suspend the offering of Common Stock upon proper notice and subject to other conditions.

Wells Fargo Securities will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following the trading day on which Common Stock is sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by the Fund to Wells Fargo Securities in connection with the sales.

Wells Fargo Securities will be entitled to compensation of 1.25% of the gross proceeds of the sale of any Common Stock under the Equity Distribution Agreement. There is no guarantee that there will be any sales of our Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of our Common Stock under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of our Common Stock at the time of any such sale. Assuming that 18,939,394 shares of our Common Stock are sold in this offering — calculating that number of shares by dividing $200,000,000 (the aggregate sales price of the Common Stock offered hereby) by $10.56 (the last reported sale price for our Common Stock on the NYSE on July 23, 2021) — the Fund estimates that the total expenses for the offering, excluding compensation payable to Wells Fargo Securities under the terms of the Equity Distribution Agreement, would be approximately $356,725. This estimate is inclusive of reimbursable expenditures to Wells Fargo Securities of reasonable fees and expenses of counsel for Wells Fargo Securities in connection with the “at the market” offering of up to $50,000 per calendar year.

Settlement for sales of Common Stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by the Fund and Wells Fargo Securities in connection with a particular transaction, whereupon the net proceeds of the sales will be delivered to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Under the terms of the Equity Distribution Agreement, the Fund may also sell Common Stock to Wells Fargo Securities as principal for its own account at a price agreed upon at the time of sale. If the Fund sells Common Stock to Wells Fargo Securities, the Fund will enter into a separate terms agreement with Wells Fargo Securities, and the Fund will describe that agreement in a separate prospectus supplement.

In connection with the sale of the Common Stock on our behalf, Wells Fargo Securities may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wells Fargo Securities may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wells Fargo Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Stock subject to the Equity Distribution Agreement or (2) termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Fund in its sole discretion at any time by giving notice to Wells Fargo Securities. In addition, Wells Fargo Securities may terminate the Equity Distribution Agreement under the circumstances specified in the Equity Distribution Agreement and in its sole discretion at any time by giving notice to the Fund.

Wells Fargo Securities and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Fund from time to time for which it has received, and may in the future receive, customary fees and expenses. Wells Fargo Securities and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are not satisfied, Wells Fargo Securities will not engage in any market making activities involving the Common Stock while the offering is ongoing under the Prospectus Supplement.

The Fund did not pay any brokerage commissions during the fiscal years ended October 31, 2020, 2019 or 2018 to any broker that (1) is an affiliated person of the Fund, (2) is an affiliated person of an affiliated person of the Fund or (3) has an affiliated person that is an affiliated person of the Fund, the Investment Adviser or Wells Fargo Securities, except for the following commissions paid to Wells Fargo Securities:

Fiscal Year Ended October 31	Amount of Brokerage Commissions
2018	$17,400
2019	$17,492
2020	$22,885

During the fiscal year ended October 31, 2020, the brokerage commissions paid to Wells Fargo Securities constituted 5.35% of the aggregate brokerage commissions paid by the Fund, and 4.87% of the Fund’s aggregate dollar amount of transactions involving the payment of commissions effected through a broker.

As of July 31, 2021, none of the independent directors, or their immediate family members, owned any securities of Wells Fargo Securities, or any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with Wells Fargo Securities.

The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, North Carolina 28202.

LEGAL MATTERS

Certain legal matters in connection with our Common Stock will be passed upon for us by Mayer Brown LLP, Chicago, Illinois, and for Wells Fargo Securities by Simpson Thacher & Bartlett LLP, New York, New York. Mayer Brown LLP and Simpson Thacher & Bartlett LLP may rely as to certain matters of Maryland law on the opinion of McDermott Will & Emery LLP.

INCORPORATION BY REFERENCE

This Prospectus Supplement is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated August 5, 2021, filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR, dated October 31, 2020, filed on December 29, 2020;

•	the Fund’s Semi-Annual Report on Form N-CSRS, dated April 30, 2021, filed on June 23, 2021;

•	the Fund’s Definitive Proxy Statement on Schedule 14A, filed on January 22, 2021;

•	the Financial Highlights in the Fund’s Annual Report on Form N-CSR, dated October 31, 2015, filed on December 30, 2015;

•	the Fund’s description of Common Shares on Form 8-A, filed on January 9, 1987.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling (833) 604-3163 toll-free, by writing to the Fund at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 or visiting the Fund’s website (www.dpimc.com/dnp). The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website (www.dpimc.com/dnp).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940, as amended, and are required to file annual, semi-annual and quarterly reports, proxy statements and other information with the SEC. Our most recent shareholder report filed with the SEC is for the six-month period ended April 30, 2021.

This Prospectus Supplement and the Base Prospectus do not contain all of the information in our Registration Statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the Base Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. Additional information about us can be found in our Registration Statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (www.sec.gov) that contains our Registration Statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Up to $200,000,000

Common Stock

DNP Select Income Fund Inc.

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

August 5, 2021

BASE PROSPECTUS

$200,000,000

DNP Select Income Fund Inc.

Common Stock

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless specifically requested from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action.

You may elect at any time to receive not only shareholder reports but also certain other communications from the Fund electronically, or you may elect to receive all future shareholder reports in paper free of charge to you. If you own your shares directly with the Fund, you may make such elections by calling Computershare, the Fund’s transfer agent, at 1-877-381-2537 or, with respect to requesting electronic delivery, by visiting www.computershare.com/investor. If you own your shares through a financial intermediary, please contact your financial intermediary to make your request and to determine whether your election will apply to all funds in which you own shares through that intermediary.

The Fund.    DNP Select Income Fund Inc. (the “Fund”) is a diversified, closed-end management investment company, which was organized as a Maryland corporation on November 26, 1986.

Investment Objectives.    The Fund’s primary investment objectives are current income and long-term growth of income. Capital appreciation is a secondary objective.

Investment Strategies.    The Fund seeks to achieve its investment objectives by investing primarily in a diversified portfolio of equity and fixed income securities of companies in the public utilities industry. Under normal conditions, more than 65% of the Fund’s total assets will be invested in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services.

The Fund’s policy of concentrating its investments in the utilities industry has been developed to take advantage of the characteristics of securities of companies in that industry. Historically, securities of companies in the public utilities industry have tended to produce current income and long-term growth of income for their holders. They are thus well suited to the Fund’s primary investment objectives.

For more information on the Fund’s investment strategies, see “The Fund’s Investments” and “Risks.”

The Fund’s shares of common stock (“Common Stock”) are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “DNP.” The net asset value of our Common Stock at the close of business on April 30, 2021 was $9.75 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $10.23. Shares of closed-end funds often trade at a discount from net asset value. Please see “Description of Capital Stock — Common Stock”.

Offering.    The Fund may offer, from time to time, in one or more offerings, our Common Stock, which we also refer to as our securities, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”).

We may offer and sell our securities to or through underwriters, through dealers or agents that we designate from time to time, directly to purchasers, through at-the-market offerings or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities.

Investing in the Fund’s securities involves certain risks. You could lose some or all of your investment. See “Risks ” beginning on page 37 of this Prospectus and any Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 5, 2021.

(continued from previous page)

Portfolio Contents.    The investments of the Fund are diversified not only in terms of issuers but also in terms of types of securities, since the Fund may invest in fixed income securities, such as bonds and preferred stocks, as well as common stocks, convertible securities and securities of real estate investment trusts and energy master limited partnerships (“MLPs”). Generally, the Fund purchases a fixed income security only if, at the time of purchase, it is rated investment grade, although the Fund is not required to divest itself of a security that falls below investment grade. The Fund does not have a specific maturity policy but generally does not purchase fixed income securities with maturities longer than 30 years. In addition, the Fund may invest in the securities of domestic and foreign issuers as well as in securities of companies of any market capitalization, including small and mid-cap stocks. The Fund may vary the percentage of assets invested in any one type of security based upon the Investment Adviser’s (as defined below) evaluation as to the appropriate portfolio structure for achieving the Fund’s investment objectives under prevailing market, economic and financial conditions.

Please see “The Fund’s Investments” for a more detailed discussion of the Fund’s potential investments.

Leverage.    The Fund may seek to enhance the level of its cash distributions to holders of Common Stock through the use of leverage. The Fund currently uses two basic forms of leverage – debt and preferred stock (“Preferred Stock”) – and may in the future continue to use leverage through either or both of those means. Debt leverage, which we refer to in this Prospectus as “Borrowings,” may include loans from financial institutions and/or the issuance of debt securities. Borrowings are limited to an aggregate amount of 33  1/3% of the Fund’s total assets, measured immediately after each such Borrowing takes place. In addition, the Fund may enter into investment management techniques that have effects similar to Borrowings, but which are not subject to the foregoing 33 1/3% limitation so long as the Fund has covered its commitment with respect to such techniques by segregating liquid assets, entering into offsetting transactions or owning positions covering its obligations. As of April 30, 2021, we had outstanding Borrowings representing in the aggregate approximately 20.21% of our total assets. The Fund may also use leverage through the issuance of Preferred Stock in an aggregate amount of up to 50% of the Fund’s total assets, measured immediately after each issuance of Preferred Stock. As of April 30, 2021, we had outstanding Preferred Stock with an aggregate liquidation preference of $207,000,000, representing approximately 4.66% of our total assets, and we had total leverage (including both Borrowings and Preferred Stock) of $1,105,000,000, representing 24.87% of our total assets. Our Borrowings rank senior to our Preferred Stock, and both our Borrowings and our Preferred Stock rank senior to our Common Stock. The Board of the Fund may authorize the use of leverage through Borrowings and Preferred Stock without the approval of the Common Stockholders. Common Stockholders bear the costs associated with any Borrowings, and if the Fund issues Preferred Stock, Common Stockholders bear the offering costs of the Preferred Stock issuance. The amount of leverage used by the Fund (if any) may vary depending upon a number of factors, including the Investment Adviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful. See “Use of Leverage — Effects of Leverage,” “Risks—Leverage Risks” and “Description of Capital Stock.”

Investment Adviser and Administrator.    The Fund’s investment adviser is Duff & Phelps Investment Management Co. (the “Investment Adviser”). Subject to the overall control of the board of directors (the “Board”) of the Fund, the Investment Adviser is responsible for managing the Fund’s investment portfolio. The Investment Adviser receives a quarterly fee at an annual rate of 0.60% of the average weekly managed assets of the Fund up to $1.5 billion and 0.50% of average weekly managed assets in excess of $1.5 billion. For purposes of the foregoing calculation, “average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage). The Investment Adviser is a wholly-owned indirect subsidiary of Virtus Investment Partners, Inc. (“Virtus”), an independent publicly traded company that operates a multi-manager investment management business and whose common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” As of June 30, 2021, the Investment Adviser managed approximately $11.4 billion in assets under management.

(continued from previous page)

Robert W. Baird & Co. Incorporated (the “Administrator”) is the Fund’s administrator. The Administrator provides administrative services required in connection with the operation of the Fund. For its services, the Administrator receives from the Fund a quarterly fee at annual rates of 0.20% of the Fund’s average weekly managed assets up to $1 billion and 0.10% of average weekly managed assets over $1 billion. The Administrator is a wholly owned indirect subsidiary of Baird Financial Group, Inc.

This Prospectus is part of an automatic “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about us that a prospective investor ought to know before investing. You should read this Prospectus and the related Prospectus Supplement before deciding whether to invest and retain them for future reference. A Statement of Additional Information, dated August 5, 2021 (the “SAI”), containing additional information about us, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI (the table of contents of which is on page 73 of this Prospectus), annual and semi-annual reports to stockholders (when available), and additional information about the Fund by calling (833) 604-3163 toll-free, by writing to the Fund at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 or visiting the Fund’s website (www.dpimc.com/dnp). The information contained in, or accessed through, the Fund’s website is not part of this Prospectus. Such materials, as well as the Fund’s annual and semi-annual reports (when available) and other information regarding the Fund, are also available on the SEC’s website (www.sec.gov).

Shares of common stock of closed-end investment companies frequently trade at discounts to their net asset values. If our Common Stock trades at a discount to our net asset value, the risk of loss may increase for purchasers of our Common Stock. See “Risks — Market Discount to Net Asset Value Risk.”

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any related Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information appearing in this Prospectus and any Prospectus Supplement is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus, any Prospectus Supplement, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Stock. You should review the more detailed information contained elsewhere in this Prospectus, any related Prospectus Supplements and in the Statement of Additional Information (the “SAI”), especially the information under the heading “Risks.” Unless otherwise indicated or the content otherwise requires, references to “we,” “us” and “our” refer to DNP Select Income Fund Inc.

The Fund	DNP Select Income Fund Inc. (the “Fund”) is a closed-end, diversified management investment company that is registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Fund was incorporated in the State of Maryland on November 26, 1986 and first offered its common stock (“Common Stock”) to the public on January 21, 1987. The Fund’s Common Stock is traded on the New York Stock Exchange under the symbol “DNP.” The Fund’s principal office is located at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606, and its telephone number is (312) 263-2610.

The Offering	The Fund may offer, from time to time, in one or more offerings, shares of our Common Stock having an aggregate offering price of up to $200,000,000, which we also refer to as our securities, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus. We may offer and sell our securities through at-the-market offerings, direct sales, to or through underwriters, through dealers or agents that we designate from time to time, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities.

Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of securities in accordance with its investment objectives and policies as stated herein. Pending investment, the timing of which may vary depending on the size of the investment but in no case is expected to exceed 30 days, it is anticipated that the proceeds will be invested in U.S. government securities, interest-bearing bank deposit accounts, or high quality, short-term money market securities.

Investment Objectives	The Fund’s primary investment objectives are current income and long-term growth of income. Capital appreciation is a secondary objective.

Principal Investment Strategies	The Fund seeks to achieve its investment objectives by investing primarily in a diversified portfolio of equity and fixed income securities of companies in the public utilities industry. Under normal conditions, more than 65% of the Fund’s total assets will be invested in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services.

The Fund’s policy of concentrating its investments in the utilities industry has been developed to take advantage of the characteristics of securities of companies in that industry. Historically, securities of companies in the public utilities industry have tended to produce current income and long-term growth of income for their holders. They are thus well suited to the Fund’s primary investment objectives.

For more information on the Fund’s investment strategies, see “The Fund’s Investments” and “Risks.”

Portfolio Contents	The investments of the Fund are diversified not only in terms of issuers but also in terms of types of securities, since the Fund may invest in fixed income securities, such as bonds and preferred stocks, as well as common stocks, convertible securities and securities of MLPs and real estate investment trusts. Generally, the Fund purchases a fixed income security only if, at the time of purchase, it is rated investment grade, although the Fund is not required to divest itself of a security that falls below investment grade. The Fund does not have a specific maturity policy but generally does not purchase fixed income securities with maturities longer than 30 years. In addition, the Fund may invest in the securities of domestic and foreign issuers as well as in securities of companies of any market capitalization, including small and mid-cap stocks. The Fund may vary the percentage of assets invested in any one type of security based upon the Investment Adviser’s (as defined below) evaluation as to the appropriate portfolio structure for achieving the Fund’s investment objectives under prevailing market, economic and financial conditions.

See “The Fund’s Investments — Investment Objectives and Principal Investment Strategy” and “Risk factors” in this prospectus and “Investment Objectives and Policies” in the SAI.

Leverage

The Fund may seek to enhance the level of its cash distributions to holders of Common Stock through the use of leverage. The Fund currently uses two basic forms of leverage — debt and preferred stock (“Preferred Stock”) — and may in the future continue to use leverage through either or both of those means. Debt leverage, which we refer to in this Prospectus as “Borrowings,” may include loans from financial institutions and/or the issuance of debt securities. Borrowings are limited to an aggregate amount of 33 1/3% of the Fund’s total assets, measured immediately after each such Borrowing takes place. In addition, the Fund may enter into investment management techniques that have effects similar to Borrowings, but which are not subject to the foregoing 33  1/3% limitation so long as the Fund has covered its commitment with respect to such techniques by segregating liquid assets, entering into offsetting transactions or owning positions covering its obligations. The Fund may also use leverage through the issuance of Preferred Stock in an aggregate amount of up to 50% of the Fund’s total assets, measured immediately after each issuance of Preferred Stock.

Borrowings rank senior to our Preferred Stock, and both our Borrowings and our Preferred Stock rank senior to our Common Stock. The Board of the Fund may authorize the use of leverage through Borrowings and Preferred Stock without the approval of the Common Stockholders. Common Stockholders bear the costs associated with any Borrowings, and if the Fund issues Preferred Stock, Common Stockholders bear the offering costs of the Preferred Stock issuance. The amount of leverage used by the Fund (if any) may vary depending upon a number of factors, including the Investment Adviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.

During periods when the Fund is using leverage through Borrowings or the issuance of Preferred Stock, the fees paid to the Investment Adviser for advisory services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s “average weekly managed assets,” which include the principal amount of the Borrowings and any assets attributable to the issuance of Preferred Stock. This means that the Investment Adviser has a financial incentive to increase the Fund’s use of leverage. See “Use of Leverage” and “Risks —Leverage Risk.”

As of April 30, 2021, we had outstanding secured notes and a floating rate committed credit facility with a commercial bank (the “Credit Facility”) in place under which we had Borrowings representing approximately 20.21% of our total assets. The Borrowings and Preferred Stock rank senior to our Common Stock.

The Fund may borrow up to an aggregate amount of $598,000,000 under its Credit Facility. As of April 30, 2021, the Fund had $598,000,000 of Borrowings outstanding under the Credit Facility. The commercial bank providing the Credit Facility has the right to terminate the Credit Facility and require repayment of any loan upon 179 days’ notice or following an event of default.

In 2016, the Fund completed a private placement of $300,000,000 of fixed-rate secured notes. These notes consist of two series: $100,000,000 of the 2.76% Series A Secured Notes due July 22, 2023 and $200,000,000 of the 3.00% Series B Secured Notes due July 22, 2026.

In 2014, the Fund completed a private placement of 3,000 Mandatory Redeemable Preferred Shares (“MRPS”). The MRPS were issued in four series consisting of: 1,320 shares of Series A MRPS with a dividend rate of 3 month LIBOR plus 2.00% and a term redemption date of April 1, 2019, 600 shares of Series B MRPS with a dividend rate of 3 month LIBOR plus 2.05% and a term redemption date of April 1, 2021, 750 shares of Series C MRPS with a dividend rate of 3 month LIBOR plus 2.15% and a term redemption date of April 1, 2024 and 330 shares of Series D MRPS with a dividend rate of 3 month LIBOR plus 1.95% and a term redemption date of April 1, 2021. In January 2019, the Fund completed a private placement of 1,320 shares of Series E MRPS with a fixed rate dividend of 4.63% and a term redemption date of April 1, 2027. The proceeds were used to redeem all 1,320 issued and outstanding Series A MRPS. In April 2021, the Fund utilized Borrowings under its Credit Facility to redeem all 930 issued and outstanding Series B MRPS and Series D MRPS. Each share of MRPS has a liquidation preference of $100,000, resulting in an aggregate liquidation preference of $207 million for all outstanding MRPS.

As of April 30, 2021 our total leverage (including Borrowings and Preferred Stock) of $1.105 billion represented 24.87% of our total assets.

Distributions	On February 21, 2007, the Board of Directors of the Fund adopted a Managed Distribution Plan. The Managed Distribution Plan provides for the Fund to make a monthly distribution to holders of its Common Stock of 6.5 cents per share, subject to the right of the Board to suspend, modify, or terminate the Managed Distribution Plan without notice at any time. Distributions under the Managed Distribution Plan may include a return of capital. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”. Rather, a return of capital distribution represents a reduction of a shareholder’s principal investment in the Fund. To the extent that the Fund uses capital gains and/or returns of capital to supplement its investment income, shareholders should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Managed Distribution Plan. Return of capital is not taxable to shareholders in the year it is paid. Rather, shareholders are required to reduce the cost basis of their shares by the amount of the return of capital so that, when the shares are ultimately sold, they will have properly accounted for the return of capital. Such an adjustment may cause a shareholder’s gain to be greater, or loss to be smaller, depending on the sales proceeds received. See “Managed Distribution Plan.”

Interest Rate Transactions	In connection with the Fund’s use of leverage through its Preferred Stock and variable rate borrowings, the Fund may enter into interest rate swap or cap transactions. Interest rate swaps involve the Fund’s agreement with the swap counterparty to pay a fixed rate payment in exchange for the counterparty paying the Fund a variable rate payment that is intended to approximate the Fund’s variable rate payment obligation on its Preferred Stock or variable rate borrowings. The payment obligation would be based on the notional amount of the swap. The Fund’s payment obligations under the swap are general unsecured obligations of the Fund and are ranked senior to distributions under the Common Stock and Preferred Stock. The Fund may use an interest rate cap, which would require it to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable rate index exceeds a predetermined fixed rate, to receive from the counterparty payment of the difference based on the notional amount. The Fund would use interest rate swaps or caps only with the intent to reduce or eliminate the effect that an increase in short-term interest rates could have on Common Share net earnings as a result of leverage. See “The Fund’s investments —Interest Rate Transactions” and “Risk factors — Hedging Strategy Risk” and “ — Derivatives Risk.”

Investment Adviser	The Fund’s investment adviser is Duff & Phelps Investment Management Co. (the “Investment Adviser”). Subject to the overall control of the Board of the Fund, the Investment Adviser is responsible for managing the Fund’s investment portfolio. The Investment Adviser receives a quarterly fee at an annual rate of 0.60% of the Fund’s average weekly managed assets of the Fund up to $1.5 billion and 0.50% of average weekly managed assets in excess of $1.5 billion. For purposes of the foregoing calculation, “average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage). Also for purposes of the foregoing calculation, to the extent the Fund utilizes derivative transactions, such derivative transactions will be valued using mark-to-market accounting in accordance with valuation procedures adopted by the Board. The Investment Adviser is a wholly-owned indirect subsidiary of Virtus Investment Partners, Inc. (“Virtus”), an independent publicly traded company that operates a multi-manager investment management business and whose common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” As of June 30, 2021, the Investment Adviser managed approximately $11.4 billion in assets under management.

Administrator

Robert W. Baird & Co. Incorporated (the “Administrator”) is the Fund’s administrator. The Administrator provides administrative services required in connection with the operation of the Fund. For its services, the Administrator receives from the Fund a quarterly fee at annual rates of 0.20% of the Fund’s average weekly managed assets up to $1 billion and 0.10% of average weekly managed assets over $1 billion.

Custodian and Transfer Agent	The Bank of New York Mellon serves as custodian of the Fund’s assets. Computershare Inc. serves as the Fund’s transfer agent. See “Custodian and Transfer Agent.”

Listing and Symbol	The Fund’s shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “DNP.” The net asset value of our Common Stock at the close of business on April 30, 2021 was $9.75 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $10.23.

Risks	An investment in the Fund’s securities involves various material risks. The following are the principal risks of investing in the Fund.

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire amount invested. An investment in the Fund represents an indirect investment in the securities owned by the Fund, which are generally traded on a securities exchange or in the over-the-counter markets. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The Fund’s Common Stock at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends or distributions.

Market Discount Risk. The shares of closed-end management investment companies often trade at a discount to their net asset value. Although the Fund’s Common Stock has historically traded at a premium to its net asset value, it may trade at a discount to net asset value. If our Common Stock trades at a discount to our net asset value, the risk of loss may increase for purchasers of our Common Stock, especially for those investors who expect to sell their Common Stock in a relatively short period after purchasing shares in this offering.

Concentration Risk.    The Fund invests a significant portion of its total assets in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services. The focus of the Fund’s portfolio on specific sectors may present more risks than if the Fund’s portfolio were broadly spread over numerous sectors of the economy. Adverse economic, political or regulatory occurrences affecting one or more of those sectors will have a larger impact on the Fund than on an investment company that does not concentrate solely in those specific sectors. At times, the performance of companies in those sectors will lag the performance of other sectors or the broader market as a whole. As concentration of the Fund’s investments in a sector increases, so does the potential for fluctuation in the net asset value of Common Stock.

Utilities Industry Risk. Risks that are intrinsic to public utility companies include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasional reduced availability and high costs of natural gas and other fuels, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials, the disposal of radioactive wastes, shutdown of facilities or release of radiation resulting from catastrophic events, disallowance of costs by regulators which may reduce profitability, and changes in market structure that increase competition.

Leverage Risk. The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having similar investment objectives and policies. These include the possibility of higher volatility of the Fund’s net asset value and the asset coverage of the Fund’s Preferred Stock and indebtedness. This means that if there is a net decrease in the value of the Fund’s investment portfolio, the use of leverage will likely cause a greater decrease in the net asset value per share of Common Stock and the market value per share of Common Stock than if the Fund were not leveraged.

Management Risk. The Fund is subject to management risk because it is an actively managed portfolio. The Investment Adviser and the individual portfolio managers apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Common Stock Risk.    The Fund has substantial exposure to common stocks. Although common stocks have historically generated higher average returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Small and Mid-Cap Company Risk. The Fund may invest its portfolio of equity securities in companies of any market capitalization. The Fund considers small cap companies to be those with a market capitalization up to $2 billion and mid cap companies to be those with a market capitalization between $2 billion and $10 billion. The Fund’s investments in small and mid-cap companies may be subject to more abrupt or erratic movements in price than its investments in larger, more established companies because the securities of such companies are less well-known, held primarily by insiders or institutional investors or may trade less frequently and in lower volume. Furthermore, small and mid-cap companies are more likely to experience greater or more unexpected changes in their earnings and growth prospects. Such companies often have limited financial resources or may depend on a few key employees, and the products or technologies of such companies may be at a relatively early stage of development or not fully tested.

Preferred Stock Risk.    The Fund has exposure to preferred stocks. Preferred stocks involve credit risk, which is the risk that a preferred stock will decline in price, or fail to pay dividends when expected, because the issuer experiences a decline in its financial status. In addition to credit risk, investment in preferred stocks involves certain other risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip distributions (in the case of “non-cumulative” preferred stocks) or defer distributions (in the case of “cumulative” preferred stocks). If the Fund owns a preferred stock that is deferring its distributions, the Fund may be required to report income for tax purposes while it is not receiving income on this position. Preferred stocks often contain provisions that allow for redemption in the event of certain tax or legal changes or at the issuers’ call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks typically do not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period, which varies by issue. Preferred stocks are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt instruments.

Preferred stocks may be significantly less liquid than many other securities, such as United States Government securities, corporate debt or common stock.

MLP Risk. An investment in MLP units involves certain risks which differ from an investment in the equity securities, such as common stock, of a corporation. Holders of MLP units have the rights typically afforded to limited partners in a limited partnership. As compared to common stockholders of a corporation, holders of MLP units have more limited control and more limited rights to vote on matters affecting the partnership. In addition, there are certain tax risks associated with an investment in MLP units and conflicts of interest exist between common unit holders and the general partner, including those arising from incentive distribution payments.

Debt Securities Risk. In addition to credit risk, investment in debt securities carries certain risks, including:

•

Redemption Risk — Debt securities sometimes contain provisions that allow for redemption in the event of tax or security law changes in addition to call features at the option of the issuer. In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return.

•	Limited Voting Rights — Debt securities typically have limited voting rights, except in cases when interest payments have not been made and the issuer is in default.

•	Liquidity — Certain debt securities may be substantially less liquid than many other securities, such as United States Government securities or common stocks.

Illiquid Securities Risk. The Fund may invest in securities for which there is no readily available trading market or which are otherwise illiquid. The Fund may not be able readily to dispose of such securities at prices that approximate those at which the Fund could sell such securities if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. In addition, the limited liquidity could affect the market price of the securities, thereby adversely affecting the Fund’s net asset value.

Issuer Risk. The value of equity securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Credit Risk. Credit risk is the risk that an issuer of a preferred stock or debt security will become unable to meet its obligation to make dividend, interest and principal payments. In general, lower rated preferred stocks or debt securities carry a greater degree of credit risk. If rating agencies lower their ratings of preferred stocks or debt securities in the Fund’s portfolio, the value of those obligations could decline, which could adversely affect the ratings of the Fund’s Preferred Stock (which in turn could increase the amount of dividends the Fund is required to pay on the Preferred Stock). In addition, the underlying revenue source for a preferred stock or debt security may be insufficient to pay dividends, interest or principal in a timely manner. Because a primary source of income for the Fund is the dividend, interest and principal payments on the preferred stocks or debt securities in which it invests, any default by an issuer of a preferred stock or debt security could have a negative impact on the Fund’s ability to pay dividends to its investors. Even if the issuer does not actually default, adverse changes in the issuer’s financial condition may negatively affect its credit rating or presumed creditworthiness. These developments would adversely affect the market value of the issuer’s obligations or the value of credit derivatives if the Fund has sold credit protection.

Interest Rate Risk. Interest rate risk is the risk that preferred stocks paying fixed dividend rates and fixed-rate debt securities will decline in value because of changes in market interest rates. When interest rates rise, the market value of such securities generally will fall. The Fund’s investment in preferred stocks and fixed-rate debt securities means that the net asset value and price of the Common Stock may decline if market interest rates rise. The net asset value of the Fund’s investments in common stock may also fluctuate based on changes in interest rates. Interest rates are currently low relative to historic levels. During periods of declining interest rates, an issuer of preferred stock or fixed-rate debt securities may exercise its option to redeem securities prior to maturity, forcing the Fund to reinvest in lower yielding securities. This is known as call risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected payments. This may lock in a below market yield, increase the security’s duration and reduce the value of the security. This is known as extension risk. The value of the Fund’s common stock investments may also be influenced by changes in interest rates.

Income Risk. The income that holders of Common Stock receive from the Fund is based primarily on the dividends and interest the Fund earns from its investments, which can vary widely over the short and long term. If prevailing market interest rates drop, distribution rates on the Fund’s preferred stock holdings and bond holdings — and thus income available for distributions to holders of the Common Stock — could drop as well. The Fund’s income also would likely be affected adversely when prevailing short-term interest rates increase and the Fund is utilizing leverage.

Foreign Investment Risk. Although the Fund is prohibited from investing 20% or more of its assets in securities of foreign issuers, the Fund may be exposed to certain risks as a result of foreign investments. When the Fund invests in securities of foreign issuers, it is subject to risks not typically associated with investing in securities of U.S. companies. These risks can include currency devaluations and other fluctuations in foreign currencies, foreign currency exchange controls, greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets, more substantial government involvement in the economy, higher rates of inflation, differences in securities regulation and trading, political uncertainty and other risks.

In addition, accounting, auditing and financial reporting standards in foreign countries are different from U.S. standards. As a result, certain material disclosures may not be made and less information may be available to the Fund and other investors than would be the case if the Fund’s investments were restricted to securities of U.S. issuers. Moreover, it may be more difficult to obtain a judgment in a court outside the United States. Interest and dividends paid on securities held by the Fund and gains from the disposition of such securities may be subject to withholding taxes imposed by foreign countries. Although in some countries portions of these taxes are recoverable, any amounts not recovered will reduce the income received by the Fund, and may reduce distributions to holders of Common Stock.

Foreign Currency Risk. Investments in securities that trade in and receive revenues in foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities held by the Fund and denominated in those currencies.

Reverse Repurchase Agreement Risk. Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements are a form of leverage and are subject to the risks described above under “Leverage Risk.”

Hedging Strategy Risk. Certain of the investment techniques that the Fund may employ for hedging or, under certain circumstances, to increase income or total return, will expose the

Fund to risks. Such investment techniques may include entering into interest rate and stock index futures contracts and options on interest rate and stock index futures contracts, purchasing and selling put and call options on securities and stock indices, purchasing and selling securities on a when-issued or delayed delivery basis and lending portfolio securities.

There are economic costs of hedging reflected in the pricing of futures, swaps, options and contracts related to options on positions in interest rate swaps which can be significant, particularly when long-term interest rates are substantially above short-term interest rates. There may be an imperfect correlation between changes in the value of the Fund’s portfolio holdings and hedging positions entered into by the Fund, which may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. In addition, the Fund’s success in using hedge instruments is subject to the Investment Adviser’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings, and there can be no assurance that the Investment Adviser’s judgment in this respect will be accurate. Consequently, the use of hedging transactions might result in a poorer overall performance for the Fund, whether or not adjusted for risk, than if the Fund had not hedged its portfolio holdings.

Derivatives Risk. The Fund does not currently utilize derivatives transactions. To the extent the Fund enters into derivatives transactions (such as futures contracts and options thereon, options and swaps) in the future, the Fund will be subject to increased risk of principal loss due to imperfect correlation or unexpected price or interest rate movements. The Fund also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. The Fund’s exposure to any single counterparty will be limited to no more than 25% of the Fund’s total assets. As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment. In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for payments by the Fund of qualified dividends eligible for a reduced federal income tax rate.

Dividend Capture Risk.    The Fund may seek to increase its dividend income using a strategy called “dividend capture.” In a dividend capture trade, the Fund purchases stock of a particular issuer on or prior to the ex-dividend date for that stock. Because the Fund is the holder of the stock on the ex-dividend date, it is entitled to receive the dividend on the stock. After the ex-dividend date, the Fund seeks an opportunity to sell the stock and reinvest the proceeds in the stock of a different issuer on or prior to that stock’s ex-dividend date. Any use of dividend capture strategies would also expose the Fund to increased trading costs and the potential for capital loss. Since 2004, the Fund has not made significant use of dividend captures but may decide to do so in the future.

Portfolio Turnover Risk. The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. The Fund cannot accurately predict its portfolio turnover rate, but anticipates that its annual portfolio turnover rate will not exceed 100% (excluding turnover of securities having a maturity of one year or less) under normal market conditions, although it could be materially higher under certain conditions. A high turnover rate (100% or more) necessarily involves greater expenses to the Fund and may result in realization of net short-term capital gains. See “Investment Objectives and Policies” in the SAI.

Inflation Risk. Inflation risk is the risk that the purchasing power of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s Common Stock and Preferred Stock, and distributions thereon, can decline. In addition, during any periods of rising inflation, dividend rates on the Fund’s MRPS and interest rates on the Fund’s Borrowings would likely increase, which would tend to further reduce returns to the holders of the Common Stock.

Market Disruption Risk. The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Fund to lose value. Assets of companies, including those held in the Fund’s portfolio, could be direct targets, or indirect casualties, of an act of terrorism and may also be particularly sensitive to natural/environmental disasters. In addition, the United States Government has issued warnings that assets of utility companies and energy sector companies, specifically the United States’ pipeline infrastructure, may be the future target of terrorist organizations.

Capital Markets Risk. Global financial markets and economic conditions are volatile due to a variety of factors, including significant write-offs in the financial services sector, and therefore companies may have difficulty raising capital. In particular, as a result of concerns about the general stability of financial markets and specifically the solvency of lending counterparties, the cost of raising capital from the credit markets generally has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance debt on existing terms or at all and reduced, or in some cases ceased to provide, funding to borrowers. In addition, lending counterparties under existing credit facilities and other debt instruments may be unwilling or unable to meet their funding obligations. Due to these factors, companies may be unable to obtain new debt or equity financing on acceptable terms or at all. If funding is not available when needed, or is available only on unfavorable terms, companies may not be able to meet their obligations as they come due. Moreover, without adequate funding, companies may be unable to execute their growth strategies, complete future acquisitions, take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on their revenues and results of operations.

Pandemic Risk. The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund holds, and may adversely affect the Fund’s investments and operations. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and a shareholder’s investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Tax Risk. The Fund’s investment program and the tax treatment of Fund distributions may be affected by Internal Revenue Service interpretations of the Internal Revenue Code of 1986, as amended

(the “Code”) and future changes in tax laws and regulations, including changes in the provisions that currently apply to the favorable tax treatment of certain qualified dividends. There can be no assurance that any portion of the Fund’s income distributions will not be fully taxable as ordinary income. Additionally, in order for the Fund to avoid corporate-level income tax, the Fund must qualify each year as a regulated investment company under the Code and distribute all of its net income.

MLP Tax Risk. The Fund’s ability to meet its investment objectives will depend, in part, on the level of taxable income and distributions the Fund receives from the equity securities in which it invests, a factor over which the Fund has no control. The benefit the Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. As a partnership, an MLP generally has no tax liability at the entity level. If, as a result of a change in current law or a change in an MLP’s business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay tax on its income at the corporate tax rate. If an MLP were classified as a corporation for federal income tax purposes, the amount of cash available for distribution by the MLP would be reduced and distributions received by the Fund would be taxed under federal income tax laws applicable to corporate dividends (as dividend income, return of capital, or capital gain). Therefore, treatment of an MLP as a corporation for federal income tax purposes would result in a reduction in the after-tax return to the Fund, likely causing a reduction in the value of the Fund’s Common Stock.

Certain Affiliations. Certain broker-dealers may be considered to be affiliated persons of the Fund or the Investment Adviser. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.

Anti-Takeover Provisions. Certain provisions of the Fund’s charter and bylaws may be regarded as “anti-takeover” provisions because they could have the effect of limiting the ability of other entities or persons to acquire control of the Fund. These provisions could have the effect of depriving holders of Common Stock of opportunities to sell their Common Stock at a premium over the then-current market price of the Common Stock or at net asset value. See “Certain provisions of the Charter and Bylaws and certain provisions of Maryland law — Anti-Takeover Provisions in the Charter and Bylaws” below.

SUMMARY OF FUND EXPENSES

The purpose of the following table and example is to help you understand all fees and expenses holders of Common Stock would bear directly or indirectly. The table below is based on the capital structure of the Fund as April 30, 2021.

STOCKHOLDER TRANSACTION EXPENSES
Maximum Sales Load (as a percentage of offering price)	1.25	%(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	0.18	%(2)
Distribution Reinvestment and Cash Purchase Plan Fees
Purchase Transactions	$2.50	(3)
Sale Transactions	$5.00	(3)

	Percentage of Net Assets Attributable to Common Stock(4)
ANNUAL EXPENSES
Management Fees(5)	0.74%
Interest Payments on Borrowed Funds(6)	0.46%
Dividends on Preferred Stock(7)	0.34%
Other Expenses(8)	0.31%

TOTAL ANNUAL EXPENSES	1.85%

(1)

A maximum sales load of 1.25% applies only to offerings pursuant to a syndicated underwriting. The maximum sales charge for offerings made at-the-market is 1.25%. There is no sales load for offerings pursuant to a private transaction. A corresponding Prospectus Supplement will disclose any applicable sales load.

(2)

Assuming a Common Stock offering price of $10.56 (the Fund’s closing price on the NYSE on July 23, 2021). The related Prospectus Supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund as a percentage of the offering price.

(3)

There will be no brokerage charges or other charges to Common Stockholders in connection with shares directly issued by the Fund. However, participants do pay a fee in connection with open market purchases in connection with the reinvestment of distributions ($0.04 per share) and voluntary cash payments ($2.50 plus $0.04 per share). In addition, if a participant elects to discontinue participation in the plan and directs the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $5.00 sales fee plus a $0.04 per share fee from the proceeds.

(4)

Except as otherwise noted, the annual expenses in the table are calculated using (i) such expenses as reported on our statement of operations for the six months ended April 30, 2021 and (ii) our average net assets for the six months ended April 30, 2021.

(5)

The Investment Adviser receives an annual fee, payable quarterly, in an amount equal to 0.60% of the Fund’s average weekly managed assets of the Fund up to $1.5 billion and 0.50% of average weekly managed assets in excess of $1.5 billion. For purposes of the foregoing calculation, “average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage). For the purposes of this table, we have assumed that the Fund has utilized Borrowings and Preferred Stock in an aggregate amount of 24.87% of its total assets (which equals the level of financial leverage for the Fund as of April 30, 2021). If the Fund were to use financial leverage in excess of 24.87% of its total assets, the management fees shown would be higher.

(6)

For the purposes of this table, we have assumed that the Fund has utilized Borrowings in an aggregate amount of 20.21% of its total assets (which equals the level of Borrowings for the Fund as of April 30, 2021). The expenses and rates associated with Borrowings may vary as and when Borrowings are made.

(7)	If LIBOR increases, the Fund’s dividend expense will increase.

(8)	Based on amounts incurred and estimated for the current fiscal year ended October 31, 2021.

Example

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in Common Stock, assuming (i) “Total Annual Expenses” of 1.85% of net assets attributable to Common Stock in years one through ten (which assumes the Fund’s use of leverage through Borrowings and Preferred Stock in an aggregate amount equal to 24.87% of the Fund’s total assets) and (ii) a 5% annual return:(1)

1 Year	3 Years	5 Years	10 Years
$19	$58	$100	$217

(1)

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that all dividends and distributions are reinvested at net asset value. The Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example above does not include sales loads or estimated offering costs. In connection with an offering of Common Stock, the Prospectus Supplement will set forth an example including sales load and estimated offering costs.

FINANCIAL HIGHLIGHTS

Financial highlights of the Fund for the fiscal years ended October 31, 2016 through October 31, 2020 can be found in the Fund’s October 31, 2020 Annual Report to Shareholders as filed with the SEC on Form N-CSR on December 29, 2020. Financial highlights of the Fund for the fiscal years ended December 31, 2010 through October 31, 2015 (the Fund’s fiscal year end changed from December 31 to October 31 in 2013) can be found in the Fund’s October 31, 2015 Annual Report to Shareholders as filed with the SEC on Form N-CSR on December 30, 2015. The financial highlights contained within those reports are intended to help you understand the Fund’s financial performance. They are derived from the relevant financial statements audited by Ernst & Young LLP, the independent registered public accounting firm of the Fund, whose reports on such financial statements, together with the relevant financial statements of the Fund, are incorporated by reference into the SAI, which is incorporated by reference into this Prospectus.

SENIOR SECURITIES

The table below sets forth the senior securities outstanding as of the end of the Fund’s last ten fiscal years. In addition to the Credit Facility with a commercial bank, two series of secured notes, and four series of MRPS that are currently outstanding, the Fund also had outstanding at earlier periods during the last ten fiscal years three series of auction preferred stock (“APS”) and three series of remarketed preferred stock (“RP Stock”). Additional information regarding each of the senior securities of the Fund during the relevant period is provided below.

Period End Date	Title of Security	Total Amount Outstanding (000s)(1)	Asset Coverage per $1,000 of Principal Amount (Indebtedness) or per $1,000 of Involuntary Liquidating Preference (Preferred Stock)	Asset Coverage per Share (Preferred Stock)	Involuntary Liquidating Preference per Share(2)	Average Market Value(3)
October 31, 2020
	Senior Borrowings	$400,000	$5,229
	Senior Notes	$300,000	$5,229
	MRP Shares	$300,000	$3,661	$366,057	$100,000	N/A
October 31, 2019
	Senior Borrowings	$400,000	$5,941
	Senior Notes	$300,000	$5,941
	MRP Shares	$300,000	$4,159	$415,893	$100,000	N/A
October 31, 2018
	Senior Borrowings(4)	$400,000	$5,224			N/A
	Senior Notes(4)	$300,000	$5,224			N/A
	MRP Shares	$300,000	$3,657	$365,658	$100,000	N/A
October 31, 2017
	Senior Borrowings(4)	$400,000	$5,529			N/A
	Senior Notes(4)	$300,000	$5,529			N/A
	MRP Shares	$300,000	$3,871	$387,054	$100,000	N/A
October 31, 2016
	Senior Borrowings(4)	$400,000	$5,236			N/A
	Senior Notes(4)	$300,000	$5,236			N/A
	MRP Shares	$300,000	$3,665	$366,497	$100,000	N/A
October 31, 2015
	Senior Borrowings	$700,000	$4,915			N/A
	MRP Shares	$300,000	$3,440	$344,025	$100,000	N/A
October 31, 2014
	Senior Borrowings	$700,000	$5,458			N/A
	MRP Shares	$300,000	$3,821	$382,058	$100,000	N/A
October 31, 2013(5)
	Senior Borrowings	$861,800	$4,001			N/A
	RP Stock	$138,200	$3,448	$344,824	$100,000	N/A
December 31, 2012
	Senior Borrowings	$861,800	$3,736			N/A
	RP Stock	$138,200	$3,219	$321,946	$100,000	N/A
December 31, 2011
	Senior Borrowings	$600,000	$5,023			N/A
	RP Stock(6)	$200,000	$3,014	$301,393	$100,000	N/A
	APS(6)	$200,000	$3,014	$75,348	$25,000	N/A
December 31, 2010
	Senior Borrowings	$600,000	$4,652			N/A
	RP Stock(6)	$200,000	$2,791	$279,127	$100,000	N/A
	APS(6)	$200,000	$2,791	$69,782	$25,000	N/A

(1)	Amounts reflect the sum total of all series outstanding on the dates shown (if applicable).

(2)

Involuntary liquidating preference means the amount to which a holder of preferred stock would be entitled upon the involuntary liquidation of the Fund in preference to the holder of any class of security with a junior ranking.

(3)	Secured Borrowings, Secured Notes and MRP Shares are not publicly traded. RP Stock and APS did not have active trading markets.

(4)

The credit facility borrowings and the secured notes rank pari passu with each other, with equal claims to the distribution of assets in the event the Fund is liquidated or otherwise ceases to be a going concern. The rights of both the credit facility lender and the secured notes holders are senior to the rights of holders of the Fund’s common and preferred stock. As a result, the asset coverage disclosed above represents the asset coverage for the total debt of the Fund and includes both the credit facility borrowings and secured notes.

(5)	In 2013, the Fund changed its fiscal year end to October 31 from December 31, so the fiscal period that ended on October 31, 2013 consisted of ten months rather than a full year.

(6)

When the RP Stock and APS were outstanding, they ranked pari passu with each other, with equal claims to the distribution of assets in the event the Fund is liquidated or otherwise ceases to be a going concern. The rights of both the holders of RP Stock and the holders of APS were junior to the rights of the credit facility lender. As a result, the asset coverage disclosed above represents the asset coverage for the total Preferred Stock of the Fund and includes both the RP Stock and APS.

THE FUND

The Fund is a closed-end, diversified management investment company that is registered under the 1940 Act. The Fund was incorporated in the State of Maryland on November 26, 1986 and first offered its Common Stock to the public on January 21, 1987. The Fund’s Common Stock is traded on the New York Stock Exchange under the symbol “DNP.” The Fund’s principal office is located at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606, and its telephone number is (312) 263-2610.

The following table provides information about the Fund’s outstanding securities as of April 30, 2021 (information in the table is unaudited):

(1) Title of Class	(2) Amount of Shares/ Aggregate Liquidation Preference/ Aggregate Principal Amount Authorized	(3) Amount Held by Fund for Its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	350,000,000	0	339,640,637
Preferred Stock	100,000,000	0	2,070
MRPS(1)	2,070	0	2,070
Series C	750	0	750
Series E	1,320	0	1,320
Secured Notes	$300,000,000	0	$300,000,000
Series A	$100,000,000	0	$100,000,000
Series B	$200,000,000	0	$200,000,000
Credit Facility	$598,000,000	0	$598,000,000

(1)	Each share of MRPS has a liquidation preference of $100,000.

USE OF PROCEEDS

As specified herein, the Fund may use any of a number of methods of distribution of its Common Stock as specified in this Prospectus and any Prospectus Supplement. Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of its securities in accordance with its investment objectives and policies as stated herein. Pending investment, the timing of which may vary depending on the size of the investment but in no case is expected to exceed 30 days, it is anticipated that the proceeds will be primarily invested U.S. government securities, interest-bearing bank deposit accounts, or high quality, short-term money market instruments. A delay in the anticipated use of proceeds could lower returns and reduce the amount of cash available to make dividend and interest payments on preferred stock and debt securities, respectively.

NET ASSET VALUE AND MARKET PRICE INFORMATION

Net Asset Value

The net asset value of a share of Common Stock is determined as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time) on each day on which the NYSE is open for trading. The net asset value of a share of Common Stock is calculated by dividing the value of the Fund’s assets (the value of the Fund’s portfolio securities plus cash and other assets), less the Fund’s liabilities (including dividends payable on Preferred Stock and interest and, as applicable, principal, payable on Borrowings) and less the aggregate liquidation value of the outstanding Preferred Stock, by the number of outstanding shares of Common Stock. The Fund’s net asset value per share of Common Stock is published on a daily basis.

For purposes of determining the Fund’s net asset value, equity securities traded on a national or foreign securities exchange or traded over-the counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices, in each case using valuation data provided by an independent pricing service. Equity securities traded on more than one securities exchange shall be valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities. If there was no sale on the valuation date, then the security is valued at the mean of the closing bid and ask prices of the exchange representing the principal market for such securities. Debt securities are valued at the mean of the bid and ask prices provided by an independent pricing service when such prices are believed to reflect the fair value of such securities. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board.

Generally, trading in the foreign securities owned by the Fund is substantially completed each day at various times prior to the close of the NYSE. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation at the mean of the quoted bid and asked prices of such currencies, as supplied by an independent quotation service as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time).

Market Price Information

The Common Stock has been listed on the NYSE since January 21, 1987 (trading symbol “DNP”). Since the commencement of trading, the Common Stock has most frequently traded at a premium to net asset value, but has periodically traded at a discount. Our issuance of additional Common Stock may have an adverse effect on prices in the secondary market for our Common Stock by increasing the number of shares of Common Stock available, which may create downward pressure on the market price for our Common Stock. The Fund cannot predict whether its Common Stock will trade in the future at a premium or discount to net asset value.

The average weekly trading volume of the Fund’s Common Stock on the NYSE during the fiscal year ended October 31, 2020, was approximately 2,423,651 shares.

The following table sets forth for each of the periods indicated the range of high and low closing sale prices of our Common Stock and the quarter-end sale price, each as reported on the NYSE, the net asset value per share of Common Stock and the premium or discount to net asset value per share at which our shares were trading.

	Market		NAV		Market Premium
	High	Low	High	Low	High	Low
Fiscal Year 2021
April 30	10.76	9.75	8.87	9.14	21.26%	6.73%
January 31	10.68	9.96	9.39	8.82	13.73%	12.91%
Fiscal Year 2020
October 31	11.02	9.72	9.05	8.58	21.73%	13.24%
July 31	11.83	10.03	9.31	8.48	27.11%	18.29%
April 30	13.22	6.76	11.08	6.37	19.36%	6.07%
January 31	12.99	11.86	10.59	10.28	22.71%	15.36%
Fiscal Year 2019
October 31	12.99	11.96	10.87	10.06	19.46%	18.88%
July 31	12.23	11.31	10.33	9.90	18.33%	14.20%
April 30	11.72	11.03	10.06	9.40	16.47%	17.37%
January 31	11.17	10.00	9.33	8.49	19.78%	17.81%

On July 23, 2021, the last reported sale price of our Common Stock on the NYSE was $10.56 which represented a premium of approximately 9.03% to the net asset value per share reported by us on that date.

As of April 30, 2021, we had 339,640,637 shares of Common Stock outstanding and we had net assets applicable to Common Stockholders of $3,312,710,212.

THE FUND’S INVESTMENTS

This section provides additional information about the Fund’s investments and certain portfolio management techniques the Fund may use. More information about the Fund’s investments and portfolio management techniques and the associated risks is included in the SAI.

Investment Objectives and Principal Investment Strategy

The Fund’s primary investment objectives are current income and long-term growth of income. Capital appreciation is a secondary objective. There can be no assurance the Fund will achieve its investment objectives or earn a return on its assets, and you could lose some or all of your investment.

The Fund seeks to achieve its investment objectives by investing primarily in a diversified portfolio of equity and fixed income securities of companies in the public utilities industry. Under normal conditions, more than 65% of the Fund’s total assets will be invested in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services.

The Fund’s investment objectives stated above and its policy of concentrating its investments in the utilities industry are fundamental policies and may not be changed without the approval of the holders of a “majority” (as defined in the 1940 Act) of the outstanding Common Stock and Preferred Stock voting together as one class, which means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

The Fund’s policy of concentrating its investments in the utilities industry has been developed to take advantage of the characteristics of securities of companies in that industry. Historically, securities of companies in the public utilities industry have tended to produce current income and long-term growth of income for their holders. They are thus well suited to the Fund’s primary investment objectives.

See “Investment Objectives and Policies” in the SAI for a complete list of the fundamental investment restrictions and other significant investment policies of the Fund.

Portfolio Contents

The investments of the Fund are diversified not only in terms of issuers but also in terms of types of securities, since the Fund may invest in fixed income securities, such as bonds and preferred stocks, as well as common stocks, convertible securities and securities of real estate investment trusts and MLPs. The Fund may invest in the securities of domestic and foreign issuers as well as in securities of companies of any market capitalization, including small and mid-cap stocks. The Fund may vary the percentage of assets invested in any one type of security based upon the Investment Adviser’s evaluation as to the appropriate portfolio structure for achieving the Fund’s investment objectives under prevailing market, economic and financial conditions. The Fund’s portfolio is composed principally of the following investments. Additional information regarding the Fund’s investment policies, restrictions and portfolio investments is contained in the SAI.

Common Stocks

Common stock represents an equity ownership interest in an issuer. The Fund will have substantial exposure to common stocks. Although common stocks have historically generated higher average returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Preferred Stocks

Preferred stock, like common stock, represents an equity ownership in an issuer. Generally, preferred stock has a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred stock typically does not usually have voting rights. Preferred stock in some instances is convertible into common stock.

Although they are equity securities, preferred stocks have certain characteristics of both debt and common stock. They are debt-like in that their promised income is usually contractually fixed. They are common stock-like in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

In order to be payable, dividends on preferred stock must be declared by the issuer’s board of directors or trustees. In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable. Income payments on some preferred stocks are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or trustees or otherwise made payable. Other preferred stocks are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. We cannot assure you that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable. The Fund may invest in non-cumulative preferred stock, although the Investment Adviser would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.

Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred stock may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors. They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates and in the dividends received deduction or the characterization of dividends as qualified dividend income eligible for a reduced federal income tax rate.

Because the claim on an issuer’s earnings represented by preferred stock may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred stock, generally after an initial period of call protection in which the stock is not redeemable. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred stocks may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.

MLPs

MLPs are entities that are structured as limited partnerships or limited liability companies and are generally treated as partnerships and not as corporations for federal income tax purposes. The units for these entities are listed and traded on a U.S. securities exchange. To qualify as a partnership for federal income tax purposes, the entity must receive at least 90% of its annual gross income from qualifying sources as set forth in Section 7704(d) of the Code. These qualifying sources include natural resource-based activities such as the exploration, development, mining, production, processing, refining, transportation and marketing of mineral or natural resources. Limited partnerships have two classes of interests: general partner interests and limited partner interests. The general partner typically controls the operations and management of the partnership through an equity interest in the partnership (typically up to 2% of total equity). Limited partners own the remainder of the partnership and have a limited role in the partnership’s operations and management.

The benefit the Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. As a partnership, an

MLP generally has no tax liability at the entity level. If, as a result of a change in current law or a change in an MLP’s business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay tax on its income at the corporate tax rate.

MLPs organized as limited partnerships generally have two classes of limited partner interests — common units and subordinated units, each described more fully below. The general partner interest may be held by either a private or publicly traded corporation or other entity. In many cases, the general partner owns common units, subordinated units and incentive distribution rights (“IDRs”) in addition to its general partner interest in the MLP.

MLPs are typically structured such that common units and general partner interests have first priority to receive quarterly cash distributions up to an established minimum amount (“minimum quarterly distributions” or “MQD”). Common units also accrue arrearages in distributions to the extent the MQD is not paid. Once common units have been paid, subordinated units receive distributions of up to the MQD; however, subordinated units do not accrue arrearages.

Distributable cash in excess of the MQD paid to both common and subordinated units is distributed to both common and subordinated units generally on a pro rata basis. Whenever a distribution is paid to either common unitholders or subordinated unitholders, the general partner is paid a proportional distribution. The holders of IDRs (usually the general partner) are eligible to receive incentive distributions if the general partner operates the business in a manner which results in distributions paid per unit surpassing specified target levels. As cash distributions to the limited partners increase, the IDRs receive an increasingly higher percentage of the incremental cash distributions.

A common arrangement provides that the IDRs can reach a tier where the holder receives 48% of every incremental dollar paid to partners. These IDRs encourage the general partner to streamline costs, make investments and acquire assets in order to increase the partnership’s cash flow and raise the quarterly cash distribution in order to reach higher tiers. Such results benefit all security holders of such MLP.

MLP Equity Securities.    Equity securities issued by MLPs primarily consist of common units, subordinated units and preferred units, as described more fully below. The Fund’s investments in these types of securities are subject to the Fund’s limitation to invest no more than 25% of its total assets in MLPs.

MLP Common Units.    The common units of many MLPs are listed and traded on U.S. securities exchanges, including the NYSE and the NASDAQ Global Market. The Fund will purchase such common units through open market transactions and underwritten offerings, but may also acquire common units through direct placements and privately negotiated transactions. Holders of MLP common units typically have very limited control and voting rights. Holders of such common units are typically entitled to receive the MQD, including arrearage rights, from the issuer. Generally, an MLP must pay (or set aside for payment) the MQD to holders of common units before any distributions may be paid to subordinated unit holders. In addition, incentive distributions are typically not paid to the general partner or managing member unless the quarterly distributions on the common units exceed specified threshold levels above the MQD. In the event of a liquidation, common unit holders are intended to have a preference to the remaining assets of the issuer over holders of subordinated units. MLPs may also issue different classes of common units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of common units.

MLP Subordinated Units.    Subordinated units, which, like common units, represent limited partner or member interests, are not typically listed or traded on an exchange. The Fund may purchase outstanding subordinated units through negotiated transactions directly with holders of such units or newly issued subordinated units directly from the issuer. Holders of such subordinated units are generally entitled to receive a distribution only after the MQD and any arrearages from prior quarters have been paid to holders of common units. Holders of subordinated units typically have the right to receive distributions before any incentive distributions are payable to the general partner or managing member. Subordinated units generally do not provide arrearage rights. Most MLP subordinated units are convertible into common units after the passage of a specified period of time or upon the achievement by the issuer of specified financial goals. MLPs may also issue different classes of subordinated units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of subordinated units.

MLP Preferred Units.    MLP preferred units are not typically listed or traded on an exchange. The Fund may purchase MLP preferred units through negotiated transactions directly with MLPs, affiliates of MLPs and institutional holders of such units. Holders of MLP preferred units can be entitled to a wide range of voting and other rights, depending on the structure of each separate security.

Other MLP Equity Securities.    The Fund also may invest in equity securities issued by affiliates of MLPs, including the general partners or managing members of MLPs, and other similarly structured entities. Such issuers may be organized and/or taxed as corporations and therefore may not offer the advantageous tax characteristics of MLP units. The Fund intends to purchase such other MLP equity securities through market transactions, but may also do so through direct placements. The Fund’s investments in these entities do not count toward the Fund’s limitation to invest no more than 25% of its total assets in MLPs.

I-Shares.    I-Shares represent an ownership interest issued by an MLP affiliate. The MLP affiliate uses the proceeds from the sale of I-Shares to purchase limited partnership interests in the MLP in the form of I-units. Thus, I-Shares represent an indirect interest in a MLP limited partnership interest. I-units have similar features as MLP common units in terms of voting rights, liquidation preference and distribution. I-Shares themselves have limited voting rights and are similar in that respect to MLP common units. I-Shares differ from MLP common units primarily in that instead of receiving cash distributions, holders of I-Shares will receive distributions of additional I-Shares in an amount equal to the cash distributions received by common unit holders. I-Shares are traded on the NYSE.

MLP General Partner or Managing Member Interests.    The general partner or managing member interest in MLPs is typically retained by the original sponsors of an MLP, such as its founders, corporate partners and entities that sell assets to the MLP. The holder of the general partner or managing member interest can be liable in certain circumstances for amounts greater than the amount of the holder’s investment in the general partner or managing member. General partner or managing member interests often confer direct board participation rights in, and in many cases control over the operations of, the MLP. General partner or managing member interests can be privately held or owned by publicly traded entities. General partner or managing member interests receive cash distributions, typically in an amount of up to 2% of available cash, which is contractually defined in the partnership or limited liability company agreement. In addition, holders of general partner or managing member interests typically receive IDRs, which provide them with an increasing share of the entity’s aggregate cash distributions upon the payment of per common unit distributions that exceed specified threshold levels above the MQD. Due to the IDRs, general partners of MLPs have higher distribution growth prospects than their underlying MLPs, but quarterly incentive distribution payments would also decline at a greater rate than the decline rate in quarterly distributions to common and subordinated unit holders in the event of a reduction in the MLP’s quarterly distribution. The ability of the limited partners or members to remove the general partner or managing member without cause is typically very limited. In addition, some MLPs permit the holder of IDRs to reset, under specified circumstances, the incentive distribution levels and receive compensation in exchange for the distribution rights given up in the reset.

Types of MLPs in Which the Fund May Invest

Midstream MLPs.    Midstream MLPs own and operate the logistical assets used in the midstream energy sector and are engaged in (a) the treating, gathering, compression, processing, transmission and storage of natural gas and the transportation, fractionation and storage of natural gas liquids (primarily propane, ethane, butane and natural gasoline); (b) the gathering, transportation and storage of crude oil; and (c) the transportation and storage of refined products (primarily gasoline, diesel fuel and jet fuel) and other hydrocarbon by-products. MLPs may also operate ancillary businesses including the marketing of commodities and logistical services. Midstream MLPs includes MLPs that provide transportation and distribution services of energy-related products through the ownership and operation of marine transportation vessels (including tankers, barges and tugboats). Midstream MLPs also includes (a) General Partner MLPs whose assets consist of ownership interests of affiliated Midstream MLPs and (b) I-Shares issued by affiliates of Midstream MLPs.

Upstream MLPs.     Upstream MLPs are businesses engaged in the acquisition, exploitation, development and production of natural gas, natural gas liquids and crude oil. An Upstream MLP’s cash flow and distributions are driven by the amount of oil, natural gas, natural gas liquids and oil produced and the demand for and price of such commodities. As the underlying reserves of an Upstream MLP are produced, its reserve base is depleted. Upstream MLPs may seek to maintain or expand their reserves and production through the acquisition of reserves from other companies, and the exploration and development of existing resources.

Coal MLPs.     Coal MLPs are engaged in the owning, leasing, managing and production and sale of various grades of steam and metallurgical grades of coal. The primary use of steam coal is for electric generation (steam coal is used as a fuel for steam-powered generators by electric utilities). The primary use of metallurgical coal is in the production of steel (metallurgical coal is used to make coke, which, in turn, is used as a raw material in the steel manufacturing process).

Propane MLPs.     Propane MLPs are engaged in the distribution of propane to homeowners for space and water heating and to commercial, industrial and agricultural customers.

Propane serves approximately 5% of the household energy needs in the United States, largely for homes beyond the geographic reach of natural gas distribution pipelines. Volumes are weather dependent and a majority of annual cash flow is earned during the winter heating season (October through March).

Marine Shipping MLPs.     Marine shipping MLPs are primarily marine transporters of natural gas, crude oil or refined petroleum products. Marine shipping MLPs derive revenue from charging customers for the transportation of these products utilizing the MLPs’ vessels. Transportation services are typically provided pursuant to a charter or contract, the terms of which vary depending on, for example, the length of use of a particular vessel, the amount of cargo transported, the number of voyages made, the parties operating a vessel or other factors.

Other MLPs.     There are other MLPs that engage in owning energy assets or providing energy-related services, such as refining and distribution of specialty refined products. While these MLPs do not fit into one of the categories listed above, they are publicly traded and seek to generate qualified income so as to qualify for federal tax treatment as a partnership.

Comparison with Direct Investment in MLPs     The Fund seeks to provide an efficient vehicle through which holders of its Common Stock may invest in MLPs in the energy sector. An investment in the Fund is different in several ways from direct investments in MLPs, including the following:

Simplified tax reporting.     Investors in the Fund, while gaining exposure to a diverse portfolio of MLPs, will receive a single Form 1099, rather than multiple Schedule K-1s from each directly held MLP. Also, direct MLP investors may be required to file state income tax returns in each state in which the MLP operates, while investors in the Fund will not be required to file state income tax returns in each state where the MLPs operate.

Access to investments typically unavailable to retail investors.    In addition to publicly traded MLPs, the Fund may invest in MLPs through direct placements. Direct placements offer the potential for increased returns, but are usually available only to a limited number of institutional investors.

Costs associated with investments in the Fund as opposed to direct investments in MLPs.     Investors in the Fund are subject to the management fees and other expenses of investing in the Fund. Direct investments in an MLP are not subject to these costs.

Favorable tax treatment.     Distributions from the Fund may be tax-advantaged, although we cannot give assurances in this regard. To the extent that distributions exceed the Fund’s earnings and profits, distributions are generally not treated as taxable income for the investor. Instead, the holders of Common Stock will experience a reduction in basis in their Common Stock, which may increase the capital gain, or reduce capital loss, realized upon sale of such Common Stock. See “Certain United States Federal Income Tax Considerations.”

Appropriate for inclusion in IRAs and other qualified accounts.     Because the Fund’s distributions are not considered unrelated business taxable income (“UBTI”), IRAs, 401(k) plans and other employee benefit plans may invest in the Fund.

Suitable investments for corporations and investment companies.     Subject to certain holding period and other requirements, distributions by the Fund that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction in the case of corporate shareholders and generally will be treated as “qualified dividend income” for shareholders taxed as individuals and will be eligible for reduced rates of taxation. In addition, dividends on Common Stock will be treated as qualifying income for each holder of Common Stock that is an investment company (including mutual funds) that has elected to be taxed as a regulated investment company. In contrast, income received directly by such investment companies from MLPs may not be treated as qualifying income by such investment companies.

Corporate Bonds and other Debt Securities

The Fund also invests in corporate bonds, debentures and other debt securities of companies in the public utilities industry or other industries and sectors. Debt securities in which the Fund invests may pay fixed or variable rates of interest. Bonds and other debt securities generally are issued by corporations and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain debt securities are “perpetual” in that they have no maturity date. Generally, the Fund purchases a fixed income security only if, at the time of purchase, it is rated investment grade, although the Fund is not required to divest itself of a security that falls below investment grade. The Fund does not have a specific maturity policy but generally does not purchase fixed income securities with maturities longer than 30 years.

Convertible Securities and Bonds with Warrants Attached

The Fund may invest in preferred stocks and fixed-income obligations that are convertible into common stocks of domestic and foreign issuers, and bonds issued as a unit with warrants to purchase equity or fixed-income securities. Convertible securities in which the Fund may invest, comprised of both convertible debt and convertible preferred stock, may be converted at either a stated price or at a stated rate into underlying shares of common stock. Because of this feature, convertible securities generally enable an investor to benefit from increases in the market price of the underlying common stock. Convertible securities often provide higher yields than the underlying equity securities, but generally offer lower yields than non-convertible securities of similar quality. The value of convertible securities fluctuates in relation to changes in interest rates like bonds, and, in addition, fluctuates in relation to the market price of the underlying common stock.

Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds may also be issued with warrants attached to purchase additional fixed-income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at a favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

Real Estate Investment Trusts

The Fund may invest in companies that are treated as real estate investment trusts for federal income tax purposes (“REITs”). REITs are financial vehicles that pool investors’ capital to acquire, develop and/or finance real estate and provide services to their tenants. REITs may concentrate their investments in specific geographic areas or in specific property types, e.g., regional malls, shopping centers, office buildings, apartment buildings and industrial warehouses. The market value of REIT shares and the ability of REITs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increasing competition and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers. In addition, distributions received by the Fund from REITs may consist of dividends, capital gains and/or return of capital. REIT income distributions received by the Fund generally will not be treated as qualified dividends.

Investment Techniques

The Fund may from time to time employ a variety of investment techniques, including those described below, to hedge against fluctuations in the price of portfolio securities, to enhance total return or to provide a substitute for the purchase or sale of securities. Some of these techniques, such as purchases of put and call options, options on stock indices and stock index futures and entry into certain credit derivative transactions, are hedges against or substitutes for investments in equity investments. Other techniques, such as the purchase of interest rate futures and entry into transactions involving interest rate swaps, options on interest rate swaps and certain credit derivatives, are hedges against or substitutes for investments in debt securities. The Fund’s ability to utilize any of the techniques described below may be limited by restrictions imposed on its operations in connection with obtaining and maintaining its qualification as a regulated investment company under the Code.

Reverse Repurchase Agreements

The Fund is permitted to enter into reverse repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Investment Adviser, subject to the supervision of the Board (“Qualified Institutions”). The Investment Adviser shall monitor the continued creditworthiness of Qualified Institutions, subject to the supervision of the Board. At the time the Fund enters into a reverse repurchase agreement, an approved custodian shall segregate liquid, high grade debt securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements are treated as borrowings for the purpose of the Fund’s limitation on borrowing. See “Risk factors — Leverage Risk,” and “ — Effects of Leverage” below.

Lending of Portfolio Securities

In order to generate additional income, the Fund may from time to time lend securities from its portfolio, with an aggregate value not in excess of 33 1 / 3 % of its total assets, to brokers, dealers and financial institutions such as banks and trust companies. In connection with all loans of securities, the Fund receives collateral in cash, United States Government securities, irrevocable letters of credit or various other specified types of investment-grade securities. The collateral is required to be maintained in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives a portion of the income earned on the securities held as collateral and continues to earn income on the loaned securities. Loans of the Fund’s securities are terminable at any time. The Fund has the right to regain record ownership of loaned securities to exercise beneficial rights such as voting rights and rights to interest or other distributions. The Fund may pay reasonable fees to persons unaffiliated with the Fund for services in arranging such loans. With respect to lending of portfolio securities, there is the risk of failure by the borrower to return the securities involved in such transactions, in which event the Fund may incur a loss. In addition, securities lending transactions may reduce the amount of distributions that are treated as qualified dividend income eligible for a reduced federal income tax rate.

The Fund also engages from time to time in transactions that are economically similar to securities lending transactions, such as by permitting a credit facility provider to rehypothecate securities that the Fund has pledged as collateral for a cash/margin loan or in connection with a repurchase agreement entered into under that credit facility. For a description of the ability of the Bank to borrow and rehypothecate securities of the Fund that have been pledged as collateral in connection with the Credit Facility see “Use of Leverage” below.

Dividend Capture Trading

The Fund may seek to enhance the level of dividend income it receives by engaging in dividend capture trading. In a dividend capture trade, the Fund purchases stock of a particular issuer on or prior to the ex-dividend date for that stock. Because the Fund is the holder of the stock on the ex-dividend date, it is entitled to receive the dividend on the stock. After the ex-dividend date, the Fund seeks an opportunity to sell the stock and reinvest the proceeds in the stock of a different issuer on or prior to that stock’s ex-dividend date. The use of captures may enable the Fund to collect more dividends per quarter than it would have collected if it held the same stock throughout the entire quarter. The use of dividend capture strategies exposes the Fund to increased trading costs and the potential for capital loss.

When-Issued and Delayed Delivery Transactions

New issues of preferred and debt securities may be offered on a when-issued or delayed delivery basis, which means that delivery and payment for the securities normally take place within 45 days after the date of the commitment to purchase. The payment obligation and the dividends that will be received on the securities are fixed at the time the buyer enters into the commitment. The Fund will make commitments to purchase securities on a when-issued or delayed delivery basis only with the intention of acquiring the securities, but may sell these securities before the settlement date if the Investment Adviser deems it advisable. No additional when-issued or delayed delivery commitments will be made if more than 20% of the Fund’s total assets would be so committed. Securities purchased on a when-issued or delayed delivery basis may be subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased or sold on a when-issued or delayed delivery basis may expose the Fund to risk because they may experience these fluctuations prior to their actual delivery. The Fund will not accrue income with respect to a debt security it has purchased on a when-issued or delayed delivery basis prior to its stated delivery date but will accrue income on a delayed delivery security it has sold. Purchasing or selling securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. The Fund will establish and maintain with its custodian a segregated account consisting of liquid securities equal at all times to the amount of the Fund’s when-issued and delayed delivery purchase commitments. Placing securities rather than cash in the segregated account may have a leveraging effect on the Fund’s net asset value per Common Share; that is, to the extent that the Fund remains substantially fully invested in securities at the same time that it has committed to purchase securities on a when-issued or delayed delivery basis, greater fluctuations in its net asset value per Common Share may occur than if it had set aside cash to satisfy its purchase commitments.

Temporary Investments

During unusual market circumstances, the Fund may invest temporarily in cash, money market securities, money market mutual funds or cash equivalents, which may be inconsistent with the Fund’s investment objectives. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term United States Government obligations. To the extent that the Fund engages in such defensive investments, it may not achieve its investment objectives.

Portfolio Turnover

The Fund may sell securities to realize capital losses that can be used to offset capital gains (but not dividends or other ordinary income) or in connection with dividend capture strategies. Use of these strategies will increase portfolio turnover. The Fund cannot accurately predict its securities portfolio turnover rate, but anticipates that its annual portfolio turnover rate will not exceed 100% (excluding turnover of securities having a maturity of one year or less) under normal market conditions, although it could be materially higher under certain conditions. A high turnover rate (100% or more) necessarily involves greater expenses to the Fund and may result in realization of net short-term capital gains.

Fundamental Investment Policies

The Fund’s investment objectives, and the investment restrictions listed in the SAI, are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Stock (and Preferred Stock, if any). A “majority of the outstanding” shares means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares outstanding are present or represented by proxy or (ii) more than 50% of the shares outstanding, whichever of (i) or (ii) is less. See “Investment Restrictions” in the SAI for a complete list of the fundamental and non-fundamental investment policies of the Fund.

USE OF LEVERAGE

Overview

The Fund may seek to enhance the level of its cash distributions to holders of Common Stock through the use of leverage. The Fund currently uses two basic forms of leverage – debt and Preferred Stock – and may in the future continue to use leverage through either or both of those means.

Debt leverage, which we refer to in this Prospectus as “Borrowings,” may include loans from financial institutions and/or the issuance of debt securities. Borrowings are limited to an aggregate amount of 33  1/3% of the Fund’s total assets, measured immediately after each such Borrowing takes place. In addition, the Fund may enter into investment management techniques that have effects similar to Borrowings, but which are not subject to the foregoing 33 1/3% limitation so long as the Fund has covered its commitment with respect to such techniques by segregating liquid assets, entering into offsetting transactions or owning positions covering its obligations. As of April 30, 2021, we had outstanding Borrowings representing in the aggregate approximately 20.21% of our total assets.

The Fund may also use leverage through the issuance of Preferred Stock in an aggregate amount of up to 50% of the Fund’s total assets, measured immediately after each issuance of Preferred Stock. As of April 30, 2021, we had outstanding Preferred Stock with an aggregate liquidation preference of $207,000,000, representing approximately 4.66% of our total assets, and we had total leverage (including both Borrowings and Preferred Stock) of $1,105,000,000, representing 24.87% of our total assets.

Our Borrowings rank senior to our Preferred Stock, and both our Borrowings and our Preferred Stock rank senior to our Common Stock. The Board of the Fund may authorize the use of leverage through Borrowings and Preferred Stock without the approval of the Common Stockholders. Common Stockholders bear the costs associated with any Borrowings, and if the Fund issues Preferred Stock, Common Stockholders bear the offering costs of the Preferred Stock issuance. The amount of leverage used by the Fund (if any) may vary depending upon a number of factors, including the Investment Adviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.

Borrowings

Our Borrowings currently consist of a floating rate credit facility (the “Credit Facility”) from a commercial bank (“Bank”), and two series of senior secured notes the “Secured Notes”). As of April 30, 2021, we had the following outstanding Borrowings:

Type of Borrowing	Principal Amount
Credit Facility	$598,000,000
2.76% Series A Senior Secured Notes due July 22, 2023	$100,000,000
3.00% Series B Senior Secured Notes due July 22, 2026	$200,000,000
Total Borrowings	$898,000,000

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately thereafter the total asset value of the Fund’s portfolio is at least 300% of the aggregate amount of outstanding indebtedness (i.e., the aggregate amount of outstanding debt may not exceed 33  1/3% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash distribution on its Common Stock unless, at the time of such declaration, the net asset value of the Fund’s portfolio (determined by deducting the amount of such distribution) is at least 300% of the aggregate amount of such outstanding indebtedness. If the Fund borrows money, the Fund intends, to the extent possible, to retire outstanding debt from time to time to maintain coverage of any outstanding indebtedness of at least 300%. Under the 1940 Act, the Fund may only issue one class of senior securities representing indebtedness.

The Fund’s Credit Facility and Secured Notes contain customary covenants that, among other things, limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act. In addition, the Fund may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Credit Facility and/or Secured Notes may in the future be replaced or refinanced by entering into one or more new credit facilities or by the issuance of new debt securities, in each case having substantially different terms from the current Credit Facility and Secured Notes, or by the issuance of new Preferred Stock.

Under the Credit Facility, the Fund has the ability to borrow up to an aggregate amount of $598,000,000 from the Bank. The Bank has the right to terminate the Credit Facility and require repayment of all Borrowings under the Credit Facility upon 179 days’ notice or following an event of default. Interest is charged at 1 month LIBOR (London Inter-bank Offered Rate) plus an additional percentage rate of 0.85% on the amount borrowed. Borrowings under the Credit Facility are collateralized by certain assets of the Fund (the “Hypothecated Securities”). The Fund expressly grants the Bank the right to re-register the Hypothecated Securities in its own name or in another name other than the Fund’s and to pledge, repledge, hypothecate, rehypothecate, sell, lend or otherwise transfer or use the Hypothecated Securities. The Bank has the ability to borrow the Hypothecated Securities (“Rehypothecated Securities”). The Fund is entitled to receive a fee from the Bank in connection with any borrowing of Rehypothecated Securities. The fee is computed daily based on a percentage of the difference between the fair market rate as determined by the Bank and the Fed Funds Open and is paid monthly. The Fund can designate any Hypothecated Security as ineligible for rehypothecation and can recall any Rehypothecated Security at any time and if the Bank fails to return it (or an equivalent security) in a timely fashion, the Bank will be liable to the Fund for the ultimate delivery of such security and certain costs associated with delayed delivery. In the event the Bank does not return the security or an equivalent security, the Fund will have the right to, among other things, apply and set off an amount equal to 100% of the then-current fair market value of such Rehypothecated Securities against any amounts owed to the Bank under the Credit Facility. The Fund is entitled to receive an amount equal to any and all interest, dividends or distributions paid or distributed with respect to any Hypothecated Security on the payment date. If at the close of any business day, the value of all outstanding Rehypothecated Securities exceeds the value of the Fund’s borrowings, the Bank must promptly, at its option, either reduce the amount of the outstanding Rehypothecated Securities or deliver an amount of cash at least equal to the excess amount.

In 2016, the Fund completed a private placement of $300,000,000 of Secured Notes in two series. Net proceeds from the issuance of the Secured Notes were used to reduce the amount of the Fund’s borrowing under the Credit Facility. Holders of the Secured Notes are entitled to receive semi-annual interest payments until maturity. The Secured Notes accrue interest at a fixed annual fixed rate, as indicated in the table above. The Secured Notes are subject to optional and mandatory redemption in certain circumstances and subject to certain prepayment penalties and premiums. The Secured Notes are secured by a lien on all assets of the Fund of every kind, including all securities and all other investment property, equal and ratable with the liens securing the Credit Facility. The Secured Notes are not listed on any exchange or automated quotation system. The Secured Notes require the Fund to meet asset coverage requirements under the 1940 Act as well as certain asset requirements imposed by the applicable rating agency. Under the terms of the Secured Notes, the Fund may not declare any dividend or other distribution (other than a dividend or distribution paid in shares of capital stock of the Fund) on any class of shares of capital stock of the Fund or purchase any capital stock of the Fund, unless, immediately after such transaction, asset coverage with respect to the Fund’s senior securities representing indebtedness of at least 300% would be achieved, after deducting the amount of such dividend, distribution or purchase price, as applicable. However, dividends may be declared on any Preferred Stock of the Fund if the Secured Notes and any other senior securities of the Fund have an asset coverage with respect to the Fund’s senior securities representing indebtedness (as determined in accordance with Section 18(h) of the 1940 Act) of at least 200% at the time of declaration, after deducting the amount of the dividend. Further, the Secured Notes prohibit any declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Fund: (i) at any time that an event of default has occurred and is continuing or (ii) if after giving effect to such declaration, the Fund would not satisfy asset requirements of the applicable rating agency.

Upon the occurrence of certain events of default, the Secured Notes become automatically and immediately due and payable (or the Secured Note holders have the right to declare the Secured Notes to be immediately due and payable).

In keeping with the 1940 Act requirement that the Fund may not issue more than one class of senior securities constituting indebtedness, the Credit Facility and Secured Notes rank pari passu with each other and the lien on the Fund’s assets securing the Secured Notes is equal and ratable with the lien securing the Credit Facility. The Credit Facility and Secured Notes are senior in all respects to our outstanding Common Stock and Preferred Stock with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

Preferred Stock

In 2014, the Fund completed private placements of 3,000 shares of MRPS with a liquidation preference of $100,000 per share and an aggregate liquidation preference of $300,000,000. In 2019, the Fund completed a private placement of 1,320 Series E MRPS and used the proceeds to redeem its 1,320 Series A MRPS, and in 2021 the Fund used borrowings under the Credit Facility to redeem its 600 Series B MRPS and 330 Series D MRPS. Accordingly, the Fund’s outstanding MRPS currently consist of the following two series:

•	750 shares of Series C MRPS with a floating dividend rate of 3 month LIBOR plus 2.15% and a term redemption date of April 1, 2024, and

•	1,320 shares of Series E MRPS with a fixed dividend rate of 4.63% and a term redemption date of April 1, 2027.

Each series of MRPS pays a quarterly cumulative cash dividend at the above-referenced rate so long as the MRPS are rated no less than “A” by Fitch Ratings, Inc. (“Fitch”) (or no less than the equivalent of such rating by another nationally recognized statistical rating organization (“NRSRO”), if any, other than Fitch, providing a rating for the MRPS pursuant to the request of the Fund), and the holders of MRPS are entitled to receive cash dividends when, as and if, authorized by the Board and declared by the Fund. If the lowest credit rating assigned on the first day of the dividend period to the outstanding MRPS by Fitch or other NRSRO is less than “A” (or equivalent), the dividend rate payable on the MRPS will be increased by an amount as specified in the Charter (as amended and restated through the date hereof, the “Charter”), depending upon the rating assigned.

Under the 1940 Act, the Fund is not permitted to issue Preferred Stock unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding Preferred Stock (i.e., such liquidation value may not exceed 50% of the Fund’s assets less all liabilities other than Borrowings and outstanding Preferred Stock). Under the 1940 Act, the Fund may only issue one class of Preferred Stock.

In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund’s assets less liabilities other than Borrowings and outstanding Preferred Stock satisfies the above-referenced 200% coverage requirement. In order to reduce the likelihood of a situation arising where the Fund would be unable to make distributions on its Common Stock, the Fund intends, to the extent possible, to purchase or redeem Preferred Stock from time to time to the extent necessary in order to maintain coverage of at least 200%.

So long as the Fund has Preferred Stock outstanding, two of the Fund’s directors (the “Preferred Directors”) are elected by the holders of Preferred Stock, voting separately as a class. Currently, Geraldine M. McNamara and Donald C. Burke are serving as the Preferred Directors. The remaining directors of the Fund are elected by holders of Common Stock. In the event that the Fund were to fail to pay dividends on the Preferred Stock for a period of two full years or holders of any Preferred Stock are entitled under the 1940 Act to elect a majority of directors of the Fund, holders of Preferred Stock would become entitled to elect a majority of the directors of the Fund.

For more information about our Preferred Stock, see “Description of Capital Stock — Preferred Stock” below.

Effects of Leverage

The Fund’s current Borrowings and Preferred Stock subject it to certain restrictions imposed by guidelines of one or more rating agencies. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Investment Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

Changes in the value of the Fund’s portfolio securities, including costs attributable to Borrowings or Preferred Stock, are borne entirely by the holders of the Common Stock. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage decreases (or increases) the net asset value per share of Common Stock to a greater extent than if the Fund were not leveraged. During periods when the Fund is using leverage through Borrowings or the issuance of Preferred Stock, the fees paid to the Investment Adviser for advisory services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s “average weekly managed assets,” which include the principal amount of the Borrowings and any assets attributable to the issuance of Preferred Stock. This means that the Investment Adviser has a financial incentive to increase the Fund’s use of leverage.

Utilization of leverage is a speculative investment technique and involves certain risks to the Common Stockholders. These include the possibility of higher volatility of the net asset value of the Common Stock and potentially more volatility in the market value of the Common Stock. So long as the Fund is able to realize a higher net return on its investment portfolio than the then-current cost of any leverage together with other related expenses, the effect of the leverage is to cause Common Stockholders to realize a higher rate of return than if the Fund were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to Common Stockholders is reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to Common Stockholders than if the Fund were not so leveraged.

The Fund must achieve an annual return of 0.52% to cover the interest and dividend payment obligations described above with respect to our Borrowings and Preferred Stock.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on Common Stock total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. Actual returns may be higher or lower than those appearing in the table below. See also “Risks.”

The table further reflects the issuance of leverage representing 24.87% of the Fund’s total assets, and the Fund’s currently projected annual interest and dividends on its leverage of 2.02%.

Assumed Portfolio Total Return (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Common Stock Total Return	(14.11)%	(7.40)%	(0.69)%	6.02%	12.73%

Common Stock Total Return is composed of two elements: the Common Stock dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying interest on its leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the return it receives on its investments is entirely offset by losses in the value of those investments.

Interest Rate Transactions

In connection with the Fund’s use of leverage through its MRPS and variable rate Borrowings, the Fund may enter into interest rate swap or cap transactions. Interest rate swaps involve the Fund’s agreement with the swap counterparty to pay a fixed rate payment in exchange for the counterparty paying the Fund a variable rate payment that is intended to approximate the Fund’s variable rate payment obligation on its MRPS or variable rate borrowings. The payment obligation would be based on the notional amount of the swap. The Fund’s payment obligations under the swap are general unsecured obligations of the Fund and are ranked senior to distributions under the Common Stock and Preferred Stock. The Fund may use an interest rate cap, which would require it to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable rate index exceeds a predetermined fixed rate, to receive from the counterparty payment of the difference based on the notional amount. The Fund would use interest rate swaps or caps only with the intent to reduce or eliminate the effect that an increase in short-term interest rates could have on Common Share net earnings as a result of leverage. See “Risk factors — Hedging Strategy Risk” and “ — Derivatives Risk.”

RISKS

Investing in the Fund involves risk, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, you should consider carefully the following risks before investing in the Fund.

Investment and Market Risk

An investment in the Fund is subject to investment risk, including the possible loss of the entire amount invested. An investment in the Fund represents an indirect investment in the securities owned by the Fund, which are generally traded on a securities exchange or in the over-the-counter markets. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The Fund’s Common Stock at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends or distributions.

Market Discount to Net Asset Value Risk

The shares of closed-end management investment companies often trade at a discount to their net asset value. Although the Fund’s Common Stock has historically traded at a premium to its net asset value, it may trade at a discount to net asset value. If our Common Stock trades at a discount to our net asset value, the risk of loss may increase for purchasers of our Common Stock.

Concentration Risk

The Fund invests a significant portion of its total assets in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services. The focus of the Fund’s portfolio on specific sectors may present more risks than if the Fund’s portfolio were broadly spread over numerous sectors of the economy. Adverse economic, political or regulatory occurrences affecting one or more of those sectors will have a larger impact on the Fund than on an investment company that does not concentrate solely in those specific sectors. At times, the performance of companies in those sectors will lag the performance of other sectors or the broader market as a whole. As concentration of the Fund’s investments in a sector increases, so does the potential for fluctuation in the net asset value of Common Stock.

Utilities Industry Risk

Risks that are intrinsic to public utility companies include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasional reduced availability and high costs of natural gas and other fuels, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials, the disposal of radioactive wastes, shutdown of facilities or release of radiation resulting from catastrophic events, disallowance of costs by regulators which may reduce profitability, and changes in market structure that increase competition.

There are substantial differences among the regulatory practices and policies of various jurisdictions, and any given regulatory agency may make major shifts in policy from time to time. We cannot assure you that regulatory authorities will, in the future, grant rate increases or that such increases will be adequate to permit the payment of dividends on common stocks issued by utility company. Additionally, existing and possible future regulatory legislation may make it even more difficult for utilities to obtain adequate relief.

Certain issuers of securities held in the Fund’s portfolio may own or operate nuclear generating facilities. Governmental authorities may from time to time review existing policies and impose additional requirements governing the licensing, construction and operation of nuclear power plants. Prolonged changes in climatic conditions can also have a significant impact on both the revenues of an electric and gas utility as well as the expenses of a utility, particularly a hydro-based electric utility.

Utility companies in the United States and in foreign countries are generally subject to regulation. In the United States, most utility companies are regulated by state and/or federal authorities. Such regulation is intended to ensure appropriate standards of service and adequate capacity to meet public demand. Generally, prices are also regulated in the United States and in foreign countries with the intention of protecting the public while ensuring that the rate of return earned by utility companies is sufficient to allow them to attract capital in order to grow and continue to provide appropriate services. We cannot assure you that such pricing policies or rates of return will continue in the future.

Foreign utility companies are also subject to regulation, although such regulations may or may not be comparable to those in the United States. Foreign utility companies may be more heavily regulated by their respective governments than utilities in the United States and, as in the United States, generally are required to seek government approval for rate increases. In addition, many foreign utilities use fuels that may cause more pollution than those used in the United States, which may require such utilities to invest in pollution control equipment to meet any proposed pollution restrictions. Foreign regulatory systems vary from country to country and may evolve in ways different from regulation in the United States.

The Fund’s investment policies are designed to enable it to capitalize on evolving investment opportunities throughout the world. For example, the rapid growth of certain foreign economies will necessitate expansion of capacity in the utility industries in those countries. Although many foreign utility companies currently are partially or fully government-owned, thereby limiting current investment opportunities for the Fund, the Fund believes that, in order to attract significant capital for growth, foreign governments are likely to seek global investors through the privatization of their utility industries. Privatization, which refers to the trend toward investor ownership of assets rather than government ownership, is expected to occur in newer, faster-growing economies and in mature economies. Of course, we cannot assure you that such favorable developments will occur or that investment opportunities in foreign markets will increase or that regulatory structures will remain stable over time.

The revenues of domestic and foreign utility companies generally reflect the economic growth and development in the geographic areas in which they do business. The Fund takes into account anticipated economic growth rates and other economic developments when selecting securities of utility companies.

Certain segments of the electric, gas, telecommunications and midstream energy sectors of the public utilities industry, and individual companies within such segments, may not perform as well as each sector as a whole (or companies or segments of other sectors). Many utility companies have historically been subject to risks of increases in fuel and other operating costs, high interest costs on borrowings needed for capital improvement programs and costs associated with compliance with and changes in environmental and other governmental regulations. In particular, regulatory changes with respect to nuclear and conventionally fueled power generating and transmission facilities could increase costs or impair the ability of utility companies to operate and utilize such facilities, thus reducing the companies’ earnings or resulting in losses. Rates of return on investment of certain utility companies are subject to review by government regulators. Changes in regulatory policies or accounting standards may negatively affect the earnings or dividends of utility companies. Costs incurred by utilities, such as fuel and purchased power costs, often are subject to immediate market action resulting from such things as political or military forces operating in geographic regions where oil production is concentrated or global or from regional weather conditions, such as droughts, while the rates of return of utility companies generally are subject to review and limitation by state and/or national public utility commissions, which results ordinarily in a lag or an absence of correlation between costs and return. It is also possible that costs may not be offset by return. Utility companies have, in recent years, been affected by increased competition, which could adversely affect the profitability or viability of such utilities. Electric utilities may also be subject to increasing economic pressures due to deregulation of generation, transmission and other aspects of their business. Telecommunications companies have been subject to risks associated with increasing levels of competition, technology substitution (i.e., wireless, broadband internet access and voice over Internet protocol, or VoIP), industry overcapacity, consolidation and regulatory uncertainty.

Certain public utility companies may have operations that involve transitioning from traditional energy facilities (including oil, gas or other hydrocarbons) to those focused on renewable energy (including wind, solar, hydrogen, geothermal, biomass, etc.). Renewable energy companies and other companies operating in the renewable energy group of industries are subject to specific risks, including, among others: fluctuations in commodity prices and/or interest rates; changes in governmental or environmental regulation; reduced availability of renewable energy sources or other commodities for transporting, processing, storing or delivering; slowdowns in new construction; seasonal weather conditions, extreme weather or other natural disasters; and threats of attack by terrorists on certain renewable energy assets. Renewable energy companies can be significantly affected by the supply of, and demand for, particular energy products, which may result in overproduction or underproduction. Additionally, changes in the regulatory environment for renewable energy companies may adversely impact their profitability. Obsolescence of existing technology, short product cycles, falling prices and profits, competition from new market entrants and general economic conditions can significantly affect companies in the clean energy group of industries. Certain investments may be dependent on U.S. and foreign government policies, including tax incentives and subsidies.

Because many renewable energy infrastructure companies enter into long-term contracts for energy off-put, if their counterparties experience economic stress, there could be subsequent concerns regarding such long-term contracts. In addition, worsening or extreme weather conditions, such as droughts, severe storms, and floods, could lead to lower utilization of clean energy assets than anticipated at the signing of long-term contracts. Further, as increased capital enters the renewable energy space, combined with decreasing costs, there may be pressure on power pricing, which in turn could result in lower rates of returns on certain projects.

The renewable energy sector can also be significantly affected by changes in the prices and supplies of other energy fuels, energy conservation, the success of exploration projects, tax and other government regulations. Certain factors may negatively contribute to the growth of the renewable energy group of industries, including changes in government policy to no longer focus on clean energy could result in reduced capital investment in the sector. In addition, long term renewable energy infrastructure growth is largely dependent on battery storage technology, which today is insufficient to meet long-term policy goals. Moreover, due to the volume of renewable energy infrastructure needed to meet such policy goals, construction slowdowns or the inability to construct projects on time could result in reduced growth for the renewable energy group of industries.

Electric.    The electric utility sector consists of companies that are engaged principally in the generation, distribution, transmission, delivery or sale of electric energy, although many also provide other energy-related services. In the past, electric utility companies, in general, have been favorably affected by lower fuel and financing costs and the full or near completion of major construction programs. In addition, many of these companies have generated cash flows in excess of current operating expenses and construction expenditures, permitting some degree of diversification into unregulated businesses. Some electric utilities have also taken advantage of the right to sell power outside of their traditional geographic areas. Electric utility companies have historically been subject to the risks associated with increases in fuel and other operating costs, high interest costs on borrowings needed for capital construction programs, costs associated with compliance with environmental and safety regulations and changes in the regulatory climate, and risks related to abandonment of old projects and cost overruns of new projects. In a period of declining interest rates, many utilities refinance high cost debt and in doing so improve their fixed charges coverage. In a period of declining interest rates, however, regulators may lower allowed rates of return as interest rates decline and thereby cause the benefits of the interest rate declines to be shared wholly or in part with customers. In a period of rising interest rates, the allowed rates of return may not keep pace with the utilities’ increased costs. The construction and operation of nuclear power facilities are subject to strict scrutiny by, and evolving regulations of, the Nuclear Regulatory Commission and state agencies which have comparable jurisdiction. Strict scrutiny might result in higher operating costs and higher capital expenditures, with the risk that the regulators may disallow inclusion of these costs in rate authorizations or the risk that a company may not be permitted to operate or complete construction of a facility. In addition, operators of nuclear power plants may be subject to significant costs for disposal of nuclear fuel and for decommissioning such plants.

The rating agencies look closely at the business profile of utilities. Ratings for companies are expected to be impacted to a greater extent in the future by the division of their asset base. Electric utility companies that focus more on the generation of electricity may be assigned less favorable ratings as this business is expected to be competitive and the least regulated. On the other hand, companies that focus on transmission and distribution, which is expected to be the least competitive and the more regulated part of the business, may see higher ratings given the greater predictability of cash flow.

Some electric utilities have acquired electric utilities overseas to diversify, enhance earnings and gain experience in operating in a deregulated environment. In some instances, such acquisitions have involved significant borrowings, which have burdened the acquirer’s balance sheet.

Gas.    Gas transmission companies and gas distribution companies are undergoing significant changes. In the United States, interstate transmission companies are regulated by the Federal Energy Regulatory Commission, which is reducing its regulation of certain parts of the industry. In the recent decade, gas utility companies have been adversely affected by disruptions in the oil industry and have also been affected by increased concentration and competition. In the opinion of the Investment Adviser, however, environmental considerations could improve the outlook for the gas sector in the future. For example, natural gas is the cleanest of the hydrocarbon fuels, and this may result in incremental shifts in fuel consumption toward natural gas and away from oil and coal, even for electricity generation. However, technological or regulatory changes within the industry (such as requirements to use alternative energy sources) may delay or prevent this result. In addition, the risks that apply to electric utility companies also generally apply to gas utility companies.

Telecommunications.    In the past, telecommunications companies offered services under conditions so highly regulated that the companies were considered and treated as utilities. Traditional telephone companies offered voice service within broad market areas. Cable companies, were generally small businesses focused on offering video services in limited geographic markets. Today, these historically different types of communication service businesses are converging to form a broad “communication” sector in which companies are growing in size and increasingly bundling their service offerings to include a combination of wireline and wireless telephone service, wireline and wireless broadband internet access, video communication services and entertainment content. In many instances, these entities have modernized and are expanding geographically into national and international markets. Nonetheless, regulators may impose, or seek to impose, greater or less regulation than in the past. Increasing competition, technological innovations, changes in consumer demand and other structural changes could adversely affect the profitability of these companies and the growth rate of their dividends. In addition, potential statutory or regulatory changes could either help or harm particular segments of the communication sector.

Communication companies are or may be subject to federal, state and/or local government regulation, including how and where infrastructure is constructed, maintained and operated, environmental and safety controls, and, in some cases, the prices these companies may charge for the products and services they provide. Such regulation can change over time in both scope and intensity. Various governmental entities have the authority to enforce compliance with these regulations and to grant, deny or modify any certificates, permits, or authorizations issued under the regulations. Violations are subject to administrative, civil and criminal penalties, or a combination thereof, including revocations, fines, injunctions. Stricter laws, regulations or enforcement policies could be enacted at any time, which would likely increase compliance costs and may adversely affect the financial performance of communication companies.

In addition, potential regulatory or statutory changes could either help or harm particular segments of the communication sector. On the regulatory front, communication companies are subject to the Communications Act of 1934 (as amended), which is administered by the Federal Communications Commission (“FCC”). Among other matters, the FCC classified broadband internet access service as an information service, reinstated the private mobile service classification of mobile broadband internet access service, and eliminated or modified certain other regulations and requirements pertaining to the provision of broadband internet access services. In addition, the FCC has acted to streamline the agency’s pole attachment rules, amend processes and certain regulations involving infrastructure siting, reexamine service provider obligations for rebuilding and repairing broadband infrastructure after natural disasters, and eliminated Form 325, Annual Report of Cable Television Systems. In addition, all final FCC actions, including those listed here, are subject to legal appeal. Communication companies may also be subject to state and local regulation that could either help or harm particular segments of the sector.

Midstream Energy.    Certain of the Fund’s investments in the midstream energy sector will be through MLPs, which are subject to separate risks discussed below. There are special risks inherent in the midstream energy sector, including supply and demand risk, acquisition risk, regulatory risk, commodity pricing risk, catastrophe risk and affiliated party risk.

Supply and Demand Risk.    A decrease in the production of natural gas, natural gas liquids, crude oil, coal or other energy commodities, a decrease in the volume of such commodities available for transportation, mining, processing, storage or distribution, or a sustained decline in demand for such commodities, may adversely impact the financial performance of companies in the midstream energy sector (“energy companies”). Energy companies are subject to supply and demand fluctuations in the markets they serve which will be impacted by a wide range of factors. Factors affecting the volume of production of energy commodities and the volume of energy commodities available for transportation, storage, processing or distribution include depletion of resources; depressed commodity prices; catastrophic events; labor relations; increased environmental or other governmental regulation; equipment malfunctions and maintenance difficulties; import volumes; international politics; policies of the Organization of Petroleum Exporting Countries; and increased competition from alternative energy sources. Alternatively, a decline in demand for energy commodities could result from factors such as adverse economic conditions (especially in key energy-consuming countries); increased taxation; weather and climate conditions; increased environmental or other governmental regulation; increased fuel economy; increased energy conservation or use of alternative energy sources; legislation intended to promote the use of alternative energy sources; or increased commodity prices.

Acquisition Risk.    The ability of energy companies to grow and, where applicable, to increase distributions to their equity holders can be highly dependent on their ability to make acquisitions that result in an increase in adjusted operating surplus. In the event that such companies are unable to make such accretive acquisitions because they are unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts, because they are unable to raise financing for such acquisitions on economically acceptable terms, or because they are outbid by competitors, their future growth and ability to raise distributions will be limited and their ability to repay their debt holders may be weakened. Furthermore, even if these companies do consummate acquisitions that they believe will be accretive, the acquisitions may instead result in a decrease in adjusted operating surplus.

Regulatory Risk.    Energy companies are subject to significant federal, state and local government regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services they provide. Such regulation can change over time in both scope and intensity. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future which would likely increase compliance costs and may adversely affect the financial performance of energy companies.

The operations of wells, gathering systems, pipelines and distribution facilities, refineries, electric generating, transmission, and distribution facilities and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	the federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	the federal Clean Water Act and comparable state laws and regulations that impose obligations related to discharges of pollutants into regulated bodies of water;

•	the Resource Conservation and Recovery Act (“RCRA”) and comparable state laws and regulations that impose requirements for the handling and disposal of waste from facilities; and

•

the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as “Superfund,” and comparable state laws and regulations that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by energy companies or at locations to which they have sent waste for disposal.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. These laws and regulations may mandate costly capital upgrades at regulated facilities. Certain environmental statutes, including RCRA, CERCLA, the federal Oil Pollution Act and analogous state laws and regulations, also impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

There is an inherent risk that energy companies may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle. For example, an accidental release from wells or energy infrastructure assets could subject them to substantial liabilities for environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase compliance costs and remediation costs. For example, hydraulic fracturing, a technique commonly used in the completion of oil and gas wells, has become a subject of increasing regulatory scrutiny and may be subject in the future to more stringent, and costlier compliance requirements.

Voluntary initiatives and mandatory controls have been adopted or are being discussed both in the United States and worldwide to reduce emissions of “greenhouse gases” (“GHGs”) such as carbon dioxide, a by-product of burning fossil fuels, and methane, the major constituent of natural gas, which many scientists and policymakers believe contribute to global climate change. At the international level, the United Nations Framework Convention on Climate Change, the Kyoto Protocol and the Paris Agreement address GHG emissions, and several countries, including those in the European Union, have implemented climate change programs to restrict GHG emissions.

In the United States, the Environmental Protection Agency (the “EPA”) determined in December 2009 that emissions of carbon dioxide, methane and certain other GHGs endanger public health and the environment by contributing to climate change. Since then, federal agencies have promulgated various regulations to address GHG emissions. These include rules requiring GHG controls at oil and gas operations. While the prior Trump Administration tried to roll back some of these requirements, the long-term direction of federal climate regulations remains fluid, particularly given the apparent current climate change priorities of the new Biden administration. Whether or not the federal efforts continue to slow or increase, states may adopt their own climate requirements. Many states, either individually or as part of multi-state regional initiatives, already have been instituting measures (including cap and trade programs and incentives for renewable energy generation) to reduce emissions of GHGs. Additional such measures are frequently under consideration.

Existing or future climate requirements could cause certain companies in which the Fund may invest to incur higher costs for the operation and maintenance of their facilities, the installation of control equipment, and the implementation of compliance programs as well as reduce demand for their products and services. Any such result may adversely affect the total return of certain of the Fund’s investments.

Commodity Pricing Risk.    The return on the Fund’s investments in energy companies may be dependent on the prices received by those companies for the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids, crude oil, refined petroleum products or coal. These prices may fluctuate widely in response to a variety of factors including global and domestic economic conditions, weather and climate conditions, the supply and price of imported energy commodities, the production and storage levels of energy commodities in certain regions or in the world, policies of the Organization of Petroleum Exporting Countries, political stability, transportation facilities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices may also make it more difficult for energy companies to raise capital to the extent the market perceives that their performance may be directly or indirectly tied to commodity prices. The energy industry as a whole, including the midstream energy sector, may also be impacted by the perception that the performance of energy companies is directly linked to commodity prices. High commodity prices may drive further energy conservation efforts, and a slowing economy may adversely impact energy consumption, which may adversely affect the performance of MLPs and other energy companies.

Catastrophe Risk.    The operations of energy companies are subject to many inherent hazards, including: damage to pipelines, storage tanks or other equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters (which may worsen with climate change) or by acts of terrorism; inadvertent damage from construction, farm equipment and other accidents; leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons or other hazardous materials; and spills, blowouts, fires and explosions. Since the September 11th terrorist attacks, the United States Government has issued warnings that energy assets, specifically U.S. pipeline infrastructure, may be targeted in future terrorist attacks. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations. Not all energy companies are fully insured against all risks inherent to their businesses. If a significant accident or event occurs that is not fully insured, it could adversely affect the energy company’s operations and financial condition. Any occurrence of a catastrophic event could bring about a limitation, suspension, or discontinuation of operations in the energy industry, including the midstream energy sector.

Affiliated Party Risk.    Certain energy companies are dependent on their parents or sponsors for a majority of their revenues. Any failure by a company’s parents or sponsors to satisfy its payments or obligations would impact the company’s revenues and cash flows and ability to make distributions.

Utilities Industry Generally.    We cannot assure you that the positive developments noted above, including those relating to privatization, convergence and changing regulation, will occur or that risk factors other than those noted above will not develop in the future. In addition, utilities generally are subject to the risk of increased environmental regulation, which may have a significant impact on the operations and earnings of utility companies.

Leverage Risk

The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having similar investment objectives and policies. These include the possibility of higher volatility of the Fund’s net asset value and the asset coverage of the Fund’s Preferred Stock and Borrowings. This means that if there is a net decrease in the value of the Fund’s investment portfolio, the use of leverage will likely cause a greater decrease in the net asset value per share of Common Stock and the market value per share of Common Stock than if the Fund were not leveraged.

Fluctuations in dividend rates on the MRPS and interest rates on the Fund’s Borrowings will affect the net income available for distribution to holders of Common Stock. Holders of Common Stock receive all net income from the Fund remaining after payment of dividends on the Preferred Stock and interest on the Fund’s Borrowings and generally are entitled to a pro rata share of net realized capital gains, if any. In the event the Fund were ever to be liquidated, the Bank and the holders of the Fund’s Borrowings would be entitled to receive repayment of outstanding principal plus accumulated and unpaid interest thereon before any distribution is made to the Fund’s shareholders, and the holders of Preferred Stock would be entitled to liquidating distributions (equal to $100,000 per share of MRPS plus any accumulated and unpaid dividends thereon) before any distribution is made to holders of Common Stock. Additionally, the 1940 Act provides certain rights and protections for holders of the Fund’s Preferred Stock and indebtedness which may adversely affect the interests of holders of Common Stock.

The use of debt leverage entails certain risks. The rights of lenders in Borrowing are senior to the rights of holders of the Fund’s Common Stock and Preferred Stock. The Credit Facility can be terminated by the Bank upon 179 days’ notice and there can be no assurance that the Fund would be able to replace the Credit Facility with another form of leverage if the Bank were to give a 179-day notice of termination. Furthermore, future changes in the credit markets could cause the interest rate payable on the Credit Facility and dividend rate to increase relative to the dividend and interest rates the Fund earns on its portfolio securities, which could reduce or even eliminate the benefits of leverage to the Fund. Finally, the Fund is required to maintain an asset coverage of 300% on any outstanding Borrowings, instead of the asset coverage of 200% that it is required to maintain on its Preferred Stock. If the Fund were unable to replace the Credit Facility after receiving a 179-day notice of termination from the Bank, or were unable to maintain the required asset coverage on its outstanding Borrowings, it could be required to deleverage and sell a portion of its investments at a time when it might be disadvantageous to do so.

Management Risk

The Fund is subject to management risk because it is an actively managed portfolio. The Investment Adviser and the individual portfolio managers apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Common Stock Risk

The Fund has substantial exposure to common stocks. Although common stocks have historically generated higher average returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for many reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuer occur. In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

Small and Mid-Cap Company Risk

The Fund may invest its portfolio of equity securities in companies of any market capitalization. The Fund considers small cap companies to be those with a market capitalization up to $2 billion and mid cap companies to be those with a market capitalization between $2 billion and $10 billion. The Fund’s investments in small and mid-cap companies may be subject to more abrupt or erratic movements in price than its investments in larger, more established companies because the securities of such companies are less well-known, held primarily by insiders or institutional investors or may trade less frequently and in lower volume. Furthermore, small and mid-cap companies are more likely to experience greater or more unexpected changes in their earnings and growth prospects. Such companies often have limited financial resources or may depend on a few key employees, and the products or technologies of such companies may be at a relatively early stage of development or not fully tested.

Preferred Stock Risk

The Fund may have exposure to preferred stocks. Preferred stocks involve credit risk, which is the risk that a preferred stock will decline in price, or fail to pay dividends when expected, because the issuer experiences a decline in its financial status. In addition to credit risk, investment in preferred stocks involves certain other risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip distributions (in the case of “non-cumulative” preferred stocks) or defer distributions (in the case of “cumulative” preferred stocks). If the Fund owns a preferred stock that is deferring its distributions, the Fund may be required to report income for tax purposes while it is not receiving income on this position. Preferred stocks often contain provisions that allow for redemption in the event of certain tax or legal changes or at the issuers’ call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Because they often lack a fixed maturity or redemption date, preferred stocks are likely to fluctuate substantially in price when interest rates change. Such fluctuations generally are comparable to or exceed those of long-term government or corporate bonds (those with maturities of fifteen to thirty years). Preferred stocks typically do not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period, which varies by issue. Preferred stocks are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt instruments. Preferred stocks may be significantly less liquid than many other securities, such as United States Government securities, corporate debt or common stock.

MLP Risk

An investment in MLP units involves certain risks which differ from an investment in the equity securities, such as common stock, of a corporation. Holders of MLP units have the rights typically afforded to limited partners in a limited partnership. As compared to common stockholders of a corporation, holders of MLP units have more limited control and more limited rights to vote on matters affecting the partnership. In addition, there are certain tax risks associated with an investment in MLP units and conflicts of interest exist between common unit holders and the general partner, including those arising from incentive distribution payments.

MLPs holding credit-related investments are subject to interest rate risk and the risk of default on payment obligations by debt issuers. MLPs that concentrate in a particular industry or a particular geographic region are subject to risks associated with such industry or region. The fees that MLPs charge for transportation of oil and gas products through their pipelines are subject to government regulation, which could negatively impact the revenue stream. Investing in MLPs also involves certain risks related to investing in the underlying assets of the MLPs and risks associated with pooled investment vehicles. These include the risk of environmental incidents, terrorist attacks, demand destruction from high commodity prices, proliferation of alternative energy sources, inadequate supply of external capital, and conflicts of interest with the general partner. The benefit derived from the Fund’s investment in MLPs is largely dependent on the MLPs being treated as partnerships for federal income tax purposes, so any change to this status would adversely affect the price of the MLP units. Certain MLPs in which the Fund may invest depend upon their parent or sponsor entities for the majority of their revenues. If their parent or sponsor entities fail to make such payments or satisfy their obligations, the revenues and cash flows of such MLPs and ability of such MLPs to make distributions to unit holders, such as the Fund, would be adversely affected.

Debt Securities Risk

In addition to credit risk and interest rate risk, investment in debt securities carries certain risks, including:

•

Redemption Risk — Debt securities sometimes contain provisions that allow for redemption in the event of tax or security law changes in addition to call features at the option of the issuer. In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return.

•	Limited Voting Rights — Debt securities typically have limited voting rights, except in cases when interest payments have not been made and the issuer is in default.

•	Liquidity — Certain debt securities may be substantially less liquid than many other securities, such as United States Government securities or common stocks.

Illiquid Securities Risk

The Fund may invest in securities for which there is no readily available trading market or which are otherwise illiquid. The Fund may not be able readily to dispose of such securities at prices that approximate those at which the Fund could sell such securities if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. In addition, the limited liquidity could affect the market price of the securities, thereby adversely affecting the Fund’s net asset value.

Issuer Risk

The value of equity securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Credit Risk

Credit risk is the risk that an issuer of a preferred stock or debt security will become unable to meet its obligation to make dividend, interest and principal payments. In general, lower rated preferred stocks or debt securities carry a greater degree of credit risk. If rating agencies lower their ratings of preferred stocks or debt securities in the Fund’s portfolio, the value of those obligations could decline, which could jeopardize the rating agencies’ ratings of the Fund’s Preferred Stock. In addition, the underlying revenue source for a preferred stock or debt security may be insufficient to pay dividends, interest or principal in a timely manner. Because a primary source of income for the Fund is the dividend, interest and principal payments on the preferred stocks or debt securities in which it invests, any default by an issuer of a preferred stock or debt security could have a negative impact on the Fund’s ability to pay dividends to its investors. Even if the issuer does not actually default, adverse changes in the issuer’s financial condition may negatively affect its credit rating or presumed creditworthiness. These developments would adversely affect the market value of the issuer’s obligations or the value of credit derivatives if the Fund has sold credit protection.

Interest Rate Risk

Interest rate risk is the risk that preferred stocks paying fixed dividend rates and fixed-rate debt securities will decline in value because of changes in market interest rates. When interest rates rise, the market value of such securities generally will fall. The Fund’s investment in preferred stocks and fixed-rate debt securities means that the net asset value and price of the Common Stock may decline if market interest rates rise. The net asset value of the Fund’s investments in common stock may also fluctuate based on changes in interest rates. Interest rates are currently low relative to historic levels. During periods of declining interest rates, an issuer of preferred stock or fixed-rate debt securities may exercise its option to redeem securities prior to maturity, forcing the Fund to reinvest in lower yielding securities. This is known as call risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected payments. This may lock in a below market yield, increase the security’s duration and reduce the value of the security. This is known as extension risk. The value of the Fund’s common stock investments may also be influenced by changes in interest rates.

Certain securities pay interest at variable or floating rates. Variable rate securities reset at specified intervals, while floating rate securities reset whenever there is a change in a specified index rate. In most cases, these reset provisions reduce the effect of changes in market interest rates on the value of the security. However, some securities do not track the underlying index directly, but reset based on formulas that can produce an effect similar to leveraging; others may also provide for interest payments that vary inversely with market rates. The market prices of these securities may fluctuate significantly when interest rates change.

Income Risk

The income that holders of Common Stock receive from the Fund is based primarily on the dividends and interest the Fund earns from its investments, which can vary widely over the short and long term. If prevailing market interest rates drop, distribution rates on the Fund’s preferred stock holdings and bond holdings — and thus income available for distributions to holders of the Fund’s Common Stock — could drop as well. The Fund’s income also would likely be affected adversely when prevailing short-term interest rates increase and the Fund is utilizing leverage.

High-Yield/High-Risk Fixed Income Securities (Junk Bonds) Risk

Securities rated “BB” or below by S&P or Fitch, or “Ba” or below by Moody’s, may be known as “high-yield” securities and commonly referred to as “junk bonds.” Such securities entail greater price volatility and credit and interest rate risk than investment-grade securities. Analysis of the creditworthiness of high-yield/high-risk issuers is more complex than for higher-rated securities, making it more difficult for the Fund’s Investment Adviser to accurately predict risk. There is a greater risk with high-yield/high-risk fixed income securities that an issuer will not be able to make principal and interest payments when due. If the Fund pursues missed payments, there is a risk that Fund expenses could increase. In addition, lower-rated securities may not trade as often and may be less liquid than higher-rated securities, especially during periods of economic uncertainty or change. As a result of all of these factors, these bonds are generally considered to be speculative.

Foreign Investment Risk

Although the Fund is prohibited from investing 20% or more of its total assets in securities of foreign issuers, the Fund may be exposed to certain risks as a result of foreign investments. When the Fund invests in securities of foreign issuers, it is subject to risks not typically associated with investing in securities of U.S. companies. These risks can include currency devaluations and other fluctuations in foreign currencies, foreign currency exchange controls, greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets, more substantial government involvement in the economy, higher rates of inflation, differences in securities regulation and trading, political uncertainty and other risks. In addition, accounting, auditing and financial reporting standards in foreign countries are different from U.S. standards. As a result, certain material disclosures may not be made and less information may be available to the Fund and other investors than would be the case if the Fund’s investments were restricted to securities of U.S. issuers. Moreover, it may be more difficult to obtain a judgment in a court outside the United States. Interest and dividends paid on securities held by the Fund and gains from the disposition of such securities may be subject to withholding taxes imposed by foreign countries. Although in some countries portions of these taxes are recoverable, any amounts not recovered will reduce the income received by the Fund, and may reduce distributions to holders of Common Stock.

Foreign Currency Risk

Investments in securities that trade in and receive revenues in foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities held by the Fund and denominated in those currencies.

REIT and Real Estate Risk

Investing in companies that invest in real estate exposes the Fund to the risks of owning real estate directly, as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding. Real estate companies may lack diversification due to ownership of a limited number of properties and concentration in a particular geographic region or property type. REITs are financial vehicles that pool investor capital to purchase or finance real estate. Equity REITs invest primarily in direct ownership or lease of real property, and they derive most of their income from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Investing in equity REITs and REIT-like entities involves certain unique risks in addition to those risks associated with investing in the real estate industry in general.

REITs and REIT-like entities are typically small or medium market capitalization companies, and they are subject to management fees and other expenses. When the Fund invests in REITs and REIT-like entities it will bear its proportionate share of the costs of the REITs’ and REIT-like entities’ operations. REITs and REIT-like entities are dependent upon management skill, may not be diversified, and are subject to heavy cash flow dependency and self-liquidation. REITs and REIT-like entities also are subject to the possibility of failing to qualify for tax-free pass-through of income. Also, because REITs and REIT-like entities typically are invested in a limited number of projects or in a particular market segment, these entities are more susceptible to adverse developments affecting a single project or market segment than more broadly diversified investments. In the event of a default by a borrower or lessee, a REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stock, rights, warrants or other securities that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive interest paid or accrued on debt securities or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. If a convertible security is called for redemption, the Fund may have to redeem the security, convert it into common stock or sell it to a third party at a price and time that is not beneficial for the Fund. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the underlying securities. Securities convertible into common stocks may have higher yields than common stocks but lower yields than comparable nonconvertible securities.

Reverse Repurchase Agreement Risk

Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements are a form of leverage and are subject to the risks described above under “Leverage Risk.”

Hedging Strategy Risk

Certain of the investment techniques that the Fund may employ for hedging or, under certain circumstances, to increase income or total return, will expose the Fund to risks. Such investment techniques may include entering into interest rate and stock index futures contracts and options on interest rate and stock index futures contracts, purchasing and selling put and call options on securities and stock indices, purchasing and selling securities on a when-issued or delayed delivery basis and lending portfolio securities.

There are economic costs of hedging reflected in the pricing of futures, swaps, options and contracts related to options on positions in interest rate swaps which can be significant, particularly when long-term interest rates are substantially above short-term interest rates. There may be an imperfect correlation between changes in the value of the Fund’s portfolio holdings and hedging positions entered into by the Fund, which may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. In addition, the Fund’s success in using hedge instruments is subject to the Investment Adviser’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings, and there can be no assurance that the Investment Adviser’s judgment in this respect will be accurate. Consequently, the use of hedging transactions might result in a poorer overall performance for the Fund, whether or not adjusted for risk, than if the Fund had not hedged its portfolio holdings.

Derivatives Risk

The Fund does not currently utilize derivatives transactions. To the extent the Fund enters into derivatives transactions (such as futures contracts and options thereon, options and swaps) in the future, the Fund will be subject to increased risk of principal loss due to imperfect correlation or unexpected price or interest rate movements. The Fund also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. The Fund’s exposure to any single counterparty will be limited to no more than 25% of the Fund’s total assets. As a general matter, dividends received on hedged stock positions are characterized as ordinary income and are not eligible for favorable tax treatment. In addition, use of derivatives may give rise to short-term capital gains and other income that would not qualify for payments by the Fund of qualified dividends eligible for a reduced federal income tax rate.

Dividend Capture Risk

The Fund may seek to increase its dividend income using a strategy called “dividend capture.” In a dividend capture trade, the Fund purchases stock of a particular issuer on or prior to the ex-dividend date for that stock. Because the Fund is the holder of the stock on the ex-dividend date, it is entitled to receive the dividend on the stock. After the ex-dividend date, the Fund seeks an opportunity to sell the stock and reinvest the proceeds in the stock of a different issuer on or prior to that stock’s ex-dividend date. The use of dividend capture strategies exposes the Fund to increased trading costs and the potential for capital loss. Since 2004, the Fund has not made significant use of dividend captures but may decide to do so in the future.

Portfolio Turnover Risk

The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. The Fund cannot accurately predict its portfolio turnover rate, but anticipates that its annual portfolio turnover rate will not exceed 100% (excluding turnover of securities having a maturity of one year or less) under normal market conditions, although it could be materially higher under certain conditions. A high turnover rate (100% or more) necessarily involves greater expenses to the Fund and may result in realization of net short-term capital gains which generally are taxable at ordinary income rates. These factors may negatively affect the fund’s performance.

Inflation Risk

Inflation risk is the risk that the purchasing power of assets or income from investment will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s Common Stock and Preferred Stock, and distributions thereon, can decline. In addition, during any periods of rising inflation, dividend rates on the Fund’s Preferred Stock and interest rates on the Fund’s indebtedness would likely increase, which would tend to further reduce returns to holders of the Fund’s Common Stock.

Market Disruption Risk

The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Fund to lose value. Assets of companies, including those held in the Fund’s portfolio, could be direct targets, or indirect casualties, of an act of terrorism and may also be particularly sensitive to natural/environmental disasters. In addition, the United States Government has issued warnings that assets of utility companies and energy sector companies, specifically the United States’ pipeline infrastructure, may be the future target of terrorist organizations.

Capital Market Risk

Global financial markets and economic conditions are volatile due to a variety of factors, including significant write-offs in the financial services sector, and therefore companies may have difficulty raising capital. In particular, as a result of concerns about the general stability of financial markets and specifically the solvency of lending counterparties, the cost of raising capital from the credit markets generally has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance debt on existing terms or at all and reduced, or in some cases ceased to provide, funding to borrowers. In addition, lending counterparties under existing revolving credit facilities and other debt instruments may be unwilling or unable to meet their funding obligations. Due to these factors, companies may be unable to obtain new debt or equity financing on acceptable terms or at all. If funding is not available when needed, or is available only on unfavorable terms, companies may not be able to meet their obligations as they come due. Moreover, without adequate funding, companies may be unable to execute their growth strategies, complete future acquisitions, take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on their revenues and results of operations.

Pandemic Risk

The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund holds, and may adversely affect the Fund’s investments and operations. The outbreak was first detected in December 2019 and subsequently spread globally. The transmission of COVID-19 and efforts to contain its spread have resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions have led to instability in the market place, including stock market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and a shareholder’s investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

The Fund and the Investment Adviser have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund, the Investment Adviser and service providers will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Investment Adviser relies and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates. Certain of those policy changes are being implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of recent efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. The duration of the COVID-19 outbreak and its full impacts are unknown, resulting in a high degree of uncertainty for potentially extended periods of time.

Tax Risk

The Fund’s investment program and the tax treatment of Fund distributions may be affected by Internal Revenue Service interpretations of the Code and future changes in tax laws and regulations, including changes in the provisions that currently apply to the favorable tax treatment of certain qualified dividends. There can be no assurance that any portion of the Fund’s income distributions will not be fully taxable as ordinary income. Additionally, in order for the Fund to avoid corporate-level income tax, the Fund must qualify each year as a regulated investment company under the Code and distribute all of its net income.

MLP Tax Risk

The Fund’s ability to meet its investment objectives will depend, in part, on the level of taxable income and distributions the Fund receives from the equity securities in which it invests, a factor over which the Fund has no control. The benefit the Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. As a partnership, an MLP generally has no tax liability at the entity level. If, as a result of a change in current law or a change in an MLP’s business, an MLP were treated as a corporation for federal income tax purposes, such MLP would be obligated to pay federal income tax on its income at the corporate tax rate. If an MLP were classified as a corporation for federal income tax purposes, the amount of cash available for distribution by the MLP would be reduced and distributions received by the Fund would be taxed under federal income tax laws applicable to corporate dividends (as dividend income, return of capital, or capital gain). Therefore, treatment of an MLP as a corporation for federal income tax purposes would result in a reduction in the after-tax return to the Fund, likely causing a reduction in the value of the Fund’s Common Stock.

Cybersecurity Risk

With the increased use of technologies such as the Internet to conduct business, the Fund has become potentially more susceptible to operational and information security risks through breaches in cybersecurity. In general, a breach in cybersecurity can result from either a deliberate attack or an unintentional event. Cybersecurity breaches may involve, among other things, infection by computer viruses or other malicious software code or unauthorized access to the digital information systems, networks or devices of the Fund or its service providers (including, but not limited to, the Investment Adviser, transfer agent, custodian, administrators and other financial intermediaries) through “hacking” or other means, in each case for the purpose of misappropriating assets or sensitive information (including, for example, personal shareholder information), corrupting data or causing operational disruption or failures in the physical infrastructure or operating systems that support the funds. Any such cybersecurity breaches or losses of service may cause the Fund to lose proprietary information, suffer data corruption or lose operational capacity, which, in turn, could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. While the Fund and its service providers have established business continuity plans and risk management systems designed to prevent or reduce the impact of cybersecurity attacks, there are inherent limitations in such plans and systems due in part to the ever-changing nature of technology and cybersecurity attack tactics, and there is a possibility that certain risks have not been adequately identified or prepared for. Cybersecurity risks may also impact issuers of securities in which the Fund invests, which may cause the Fund’s investments in such issuers to lose value.

Certain Affiliations

Certain broker-dealers may be considered to be affiliated persons of the Fund or the Investment Adviser. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.

Anti-Takeover Provisions

Certain provisions of the Charter and Bylaws may be regarded as “anti-takeover” provisions because they could have the effect of limiting the ability of other entities or persons to acquire control of the Fund. These provisions could have the effect of depriving holders of Common Stock of opportunities to sell their Common Stock at a premium over the then-current market price of the Common Stock or at net asset value. See “Certain provisions of the Charter and Bylaws and certain provisions of Maryland law — Anti-Takeover Provisions in the Charter and Bylaws” below.

MANAGEMENT OF THE FUND

Directors and Officers

The overall management of the business and affairs of the Fund is vested in the Board. The Board approves all significant agreements between the Fund and persons or companies furnishing services to the Fund. The day-to-day operation of the Fund is delegated to the officers of the Fund and Investment Adviser subject always to the investment objectives, restrictions and policies of the Fund and to the general direction of the Board . The Board currently consists of six directors. The names and business addresses of the directors and officers of the Fund, and their principal occupations and other affiliations, during the past five years are set forth under “Management of the Fund” in the SAI.

Investment Adviser

The Fund’s investment adviser is Duff & Phelps Investment Management Co., 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606. Subject to the general oversight of the Board, the Investment Adviser is responsible for managing the Fund’s investment portfolio. The Investment Adviser (together with its predecessor) has been in the investment advisory business for more than 75 years and, as of June 30, 2021, managed approximately $11.4 billion in assets under management. The Investment Adviser acts as investment adviser to three other closed-end investment companies registered under the 1940 Act and as sub-adviser to two closed-end investment companies and eleven open-end investment companies registered under the 1940 Act. The Investment Adviser is a wholly-owned indirect subsidiary of Virtus, an independent publicly traded company that operates a multi-manager investment management business and whose common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” Virtus provides investment management products and services to individuals and institutions through affiliated managers and select unaffiliated subadvisers, each with a distinct investment style, autonomous investment process and individual brand.

Under the terms of an investment advisory agreement between the Fund and the Investment Adviser (the “Advisory Agreement”), the Investment Adviser receives from the Fund a quarterly fee at an annual rate of 0.60% of the average weekly managed assets of the Fund up to $1.5 billion and 0.50% of average weekly managed assets in excess of $1.5 billion. “Average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage). Also for purposes of the foregoing calculation, to the extent the Fund utilizes derivative transactions, such derivative transactions will be valued using mark-to-market accounting in accordance with valuation procedures adopted by the Board. A discussion regarding the basis for the approval by the Board of the Advisory Agreement is available in the Fund’s Semi-Annual Report to Shareholders for the period ended April 30, 2021 as filed with the SEC on Form N-CSR on June 23, 2021 (File No. 811-4915).

The Advisory Agreement was amended in 1998 to include the proceeds of the Fund’s commercial paper borrowings in the asset base used to calculate the advisory fee, with the stated goal of basing the fee on the full size and scope of the portfolio that the Investment Adviser manages. During 2006, the Fund issued APS and used the proceeds to terminate its commercial paper borrowings. During 2009, the Fund replaced a portion of its Preferred Share leverage with borrowings under the Credit Facility. To be consistent with the Fund’s previously stated goal of basing the calculation of the Fund’s investment advisory fee and administration fee on the full size and scope of the portfolio that the Investment Adviser manages, the Board recommended, and Fund shareholders approved, at the 2010 annual meeting, a further amendment to the Advisory Agreement to include all borrowings that are utilized to provide financial leverage in the asset base used to calculate the advisory fee, with retroactive effect from March 24, 2009, the date the Fund began borrowing under the Credit Facility.

Under the terms of a service agreement among the Investment Adviser, Virtus Partners, Inc. (“VPI”) and the Fund (the “Service Agreement”), VPI makes available to the Investment Adviser the services, on a part-time basis, of its employees and various facilities to enable the Investment Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Advisory Agreement is solely that of the Investment Adviser, for which VPI assumes no responsibility, except as described in the preceding sentence. The Investment Adviser reimburses VPI for any costs, direct or indirect, fairly attributable to the services performed and the facilities provided by VPI under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

The investment advisory fees paid by the Fund totaled $20,739,963, $21,186,061 and $19,995,332, respectively in the fiscal years ended October 31, 2020, 2019 and 2018.

No fees, expenses or costs of the Fund were paid by persons other than the Investment Adviser or the Fund.

Portfolio Managers

A team of investment professionals employed by the Investment Adviser is responsible for the day-to-day management of the Fund’s portfolio. The investment team is led by Connie M. Luecke, who is primarily responsible for management of the Fund’s portfolio. The members of that investment team and their respective areas of responsibility and expertise are as follows:

Connie M. Luecke, CFA, has led the Fund’s portfolio management team since 2018 and has served on the Fund’s portfolio management team since 1998. She has been Chief Investment Officer and Vice President since 2018 and has been a Senior Managing Director of the Investment Adviser since 2015 (Senior Vice President 1998 to 2014; Managing Director from 1996 to 1998). She is also senior portfolio manager for the Investment Adviser’s Global Listed Infrastructure Strategies. Ms. Luecke has final investment authority with respect to the Fund’s entire investment portfolio. She joined the Duff & Phelps organization in 1992 and has served since then in positions of increasing responsibility.

Daniel J. Petrisko, CFA, has served on the Fund’s portfolio management team since 2004 and has had primary responsibility for managing the Fund’s fixed income portfolio since 2015. He has been an Executive Vice President of the Fund, Duff & Phelps Global Utility Income Fund Inc. (“DPG”) and DTF Tax-Free Income Inc. (“DTF”) since March 2021 (Senior Vice President from 2017 to March 2021) and an Executive Managing Director of the Investment Adviser since 2017 (Senior Managing Director from 2014 to 2017; Senior Vice President from 1994 to 2014; Vice President from 1995 to 1997). He joined the Duff & Phelps organization in 1995 and has served since then in positions of increasing responsibility.

Kyle P. West, CFA, has served on the Fund’s portfolio management team since 2020 and has had primary responsibility for managing the Fund’s midstream energy portfolio since 2020. He has been a Managing Director of the Investment Adviser since 2020 (Director 2013-2020; Assistant Vice President 2008-2013). He is also a Senior Research Analyst at the Investment Adviser for North American midstream energy and utility companies. Previously, Mr. West served as an Institutional Relationship Manager and Product Specialist for the Investment Adviser’s Investment Grade Fixed Income, Large Cap Equity, and Global Listed Infrastructure strategies. He joined the Duff & Phelps organization in 2005 and has served since then in positions of increasing responsibility.

Please refer to the SAI for additional information about the Fund’s portfolio managers, including the structure of and method of computing compensation, other accounts they manage and their ownership of securities of the Fund.

Administrator

The Fund’s administrator is Robert W. Baird & Co. Incorporated, 500 West Jefferson Street, Louisville, Kentucky 40202. Under the terms of an administration agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Investment Adviser pursuant to the investment advisory agreement between the Fund and the Investment Adviser, as well as the necessary office facilities, equipment and personnel to perform such services.

For its services, the Administrator receives from the Fund a quarterly fee at annual rates of 0.20% of the Fund’s average weekly managed assets up to $1 billion and 0.10% of average weekly managed assets over $1 billion. “Average weekly managed assets” is defined as the average weekly value of the Fund’s total assets minus the sum of all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings or other indebtedness constituting financial leverage).

The Fund has paid, and in the future may pay, brokerage commissions to the Administrator in connection with portfolio transactions.

The administration fees paid by the Fund totaled $4,847,992, $4,937,211 and $4,699,067, respectively in the fiscal years ended October 31, 2020, 2019 and 2018.

Control Persons

As of the date of this prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

MANAGED DISTRIBUTION PLAN

On February 21, 2007, the Board adopted a Managed Distribution Plan. The Managed Distribution Plan provides for the Fund to make a monthly distribution to holders of its Common Stock of 6.5 cents per share, subject to the right of the Board to suspend, modify, or terminate the Managed Distribution Plan without notice at any time.

Under the Managed Distribution Plan, the Fund will distribute all available investment income to shareholders, consistent with the Fund’s primary investment objectives. If and when sufficient investment income is not available on a monthly basis, the Fund will distribute long-term capital gains and/or return capital to its shareholders. Whenever any portion of any Fund distribution is derived from a source other than net investment income, Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to furnish shareholders with a written statement disclosing what portion of the payment per share is derived from net investment income, net short-term capital gains, net long-term capital gains and return of capital.

Section 19(b) of the 1940 Act and Rule 19b-1 thereunder generally make it unlawful for any registered investment company to make long-term capital gains distributions more than once each year. Rule 19b-1 limits the number of capital gains dividends, as defined in section 852(b)(3)(C) of the Code (“distributions”), that a fund may make with respect to any one taxable year to one, plus a supplemental “clean up” distribution made pursuant to section 855 of the Code not exceeding 10% of the total amount distributed for the year, plus one additional capital gain dividend made in whole or in part to avoid the excise tax under section 4982 of the Code.

Funds that have adopted a Managed Distribution Plan often seek exemptive relief from the SEC, permitting them to distribute long-term capital gains more than once a year. On August 26, 2008, the SEC granted the Fund’s request for an order under Section 6(a) of the 1940 Act, exempting the Fund from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder and permitting the Fund to make periodic distributions of long-term capital gains with respect to its outstanding Common Stock as frequently as twelve times each year, and as frequently as distributions are specified by or in accordance with the terms of any outstanding Preferred Stock of the Fund. Even though the Fund has received this exemptive relief from the SEC, a return of capital could occur if the Fund were to distribute more than the aggregate of its income and net realized capital gains.

A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”. Rather, a return of capital distribution represents a reduction of a shareholder’s principal investment in the Fund. To the extent that the Fund uses capital gains and/or returns of capital to supplement its investment income, shareholders should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Managed Distribution Plan.

The characterization of the Fund’s distributions in statements furnished pursuant to Section 19(a) of the 1940 Act and Rule 19a-1 thereunder is based on U.S. generally accepted accounting principles and may differ from the treatment of those distributions for tax purposes. The determination of the character of all Fund distributions for tax purposes (specifying which portion is ordinary income, qualifying dividend income, short-or long-term capital gains, or return of capital) is made each year-end and is reported to shareholders on Form 1099-DIV. Return of capital is not taxable to shareholders in the year it is paid. Rather, shareholders are required to reduce the cost basis of their shares by the amount of the return of capital so that, when the shares are ultimately sold, they will have properly accounted for the return of capital. Such an adjustment may cause a shareholder’s gain to be greater, or loss to be smaller, depending on the sales proceeds received.

The Board may amend, suspend or terminate the Managed Distribution Plan without prior notice to shareholders if it deems such action to be in the best interests of the Fund and its shareholders. For example, the Board might take such action if the Managed Distribution Plan had the effect of shrinking the Fund’s assets to a level that was determined to be detrimental to Fund shareholders. The suspension or termination of the Managed Distribution Plan could have the effect of creating a trading discount (if the

Fund’s Common Stock are trading at or above net asset value) or widening an existing trading discount.

The following table sets forth information, during the past three years, about distributions paid to Common Stockholders, and reinvestments and related issuances of additional shares of Common Stock as a result of such participation (the information in the table is unaudited):

Distribution Payment Date to Common Stockholders	Amount of Distribution Per Share	Amount of Corresponding Reinvestment through Distribution Reinvestment and Cash Purchase Plan	Additional Shares of Common Stock Issued through Distribution Reinvestment and Cash Purchase Plan	Tax Character
				Return of Capital (%)	Qualified Dividends (%)
01/11/16	0.065	2,969,095	344,203	0.00	77.60
02/10/16	0.065	2,980,136	335,148	22.53	16.28
03/10/16	0.065	2,996,443	319,246	22.53	16.28
04/11/16	0.065	2,996,461	312,294	22.53	16.28
05/10/16	0.065	2,989,464	305,515	22.53	16.28
06/10/16	0.065	3,106,335	313,502	22.53	16.28
07/11/16	0.065	3,114,879	304,723	22.53	16.28
08/10/16	0.065	3,109,556	308,794	22.53	16.28
09/12/16	0.065	3,121,307	311,430	22.53	16.28
10/11/16	0.065	3,131,127	326,329	22.53	16.28
11/10/16	0.065	3,155,685	330,854	0.00	80.86
12/12/16	0.065	3,176,334	327,795	0.00	80.86
01/10/17	0.065	3,179,681	320,597	0.00	80.86
02/10/17	0.065	3,202,423	315,634	18.81	8.82
03/10/17	0.065	3,307,580	332,855	18.81	8.82
04/10/17	0.065	3,308,841	321,903	18.81	8.82
05/10/17	0.065	3,318,064	317,807	18.81	8.82
06/12/17	0.065	3,335,192	317,139	18.81	8.82
07/10/17	0.065	3,343,097	319,623	18.81	8.82
08/10/17	0.065	3,351,860	315,306	18.81	8.82
09/11/17	0.065	3,346,900	309,311	18.81	8.82
10/10/17	0.065	3,357,906	310,056	18.81	8.82
11/10/17	0.065	3,363,018	312,171	0.00	78.11
12/11/17	0.065	3,357,022	312,441	0.00	78.11
01/10/18	0.065	3,362,476	329,251	0.00	78.11
02/12/18	0.065	3,368,164	349,304	22.17	11.81
03/12/18	0.065	3,378,177	349,310	22.17	11.81
04/10/18	0.065	3,314,854	333,587	22.17	11.81
05/10/18	0.065	3,470,875	337,979	22.17	11.81
06/11/18	0.065	3,469,191	337,815	22.17	11.81
07/10/18	0.065	3,501,249	340,307	22.17	11.81
08/10/18	0.065	3,492,122	335,394	22.17	11.81
09/10/18	0.065	3,505,600	333,042	22.17	11.81
10/10/18	0.065	3,531,755	356,667	22.17	11.81
11/13/18	0.065	3,550,467	336,094	0.00	78.39
12/10/18	0.065	3,564,544	341,726	0.00	78.39
01/10/19	0.065	3,599,671	346,039	0.00	78.39
02/11/19	0.065	3,654,641	342,869	20.53	5.04
03/11/19	0.065	3,656,850	336,773	20.53	5.04
04/10/19	0.065	3,714,517	337,367	20.53	5.04
05/10/19	0.065	3,745,156	340,732	20.53	5.04

Distribution Payment Date to Common Stockholders	Amount of Distribution Per Share	Amount of Corresponding Reinvestment through Distribution Reinvestment and Cash Purchase Plan	Additional Shares of Common Stock Issued through Distribution Reinvestment and Cash Purchase Plan	Tax Character
				Return of Capital (%)	Qualified Dividends (%)
06/10/19	0.065	3,747,274	335,702	20.53	5.04
07/10/19	0.065	3,730,395	328,872	20.53	5.04
08/12/19	0.065	3,742,005	321,023	20.53	5.04
09/10/19	0.065	3,749,962	308,385	20.53	5.04
10/10/19	0.065	3,767,324	310,784	20.53	5.04
11/12/19	0.065	3,906,326	333,219	0.00	76.08
12/10/19	0.065	3,966,706	327,232	0.00	76.08
01/10/20	0.065	3,966,589	327,736	0.00	76.08
02/10/20	0.065	3,955,179	322,490	21.96	7.04
03/10/20	0.065	3,905,071	348,356	21.96	7.04
04/10/20	0.065	3,981,557	390,962	21.96	7.04
05/11/20	0.065	4,021,554	404,705	21.96	7.04
06/10/20	0.065	3,989,166	364,191	21.96	7.04
07/10/20	0.065	4,016,528	387,883	21.96	7.04
08/10/20	0.065	4,030,261	387,432	21.96	7.04
09/10/20	0.065	4,059,078	407,313	21.96	7.04
10/13/20	0.065	4,090,548	420,082	21.96	7.04
11/10/20	0.065	4,106,449	427,978	0.00	76.76
12/10/20	0.065	4,107,036	416,092	0.00	76.76
01/11/21	0.065	4,123,511	426,379	0.00	76.76

DISTRIBUTION REINVESTMENT AND CASH PURCHASE PLAN

The Fund maintains a Distribution Reinvestment and Cash Purchase Plan (the “Plan”). Under the Plan, shareholders may elect to have all distributions paid on their common stock automatically reinvested by Computershare Inc. (the “Agent”) as plan agent for shareholders, in additional shares of common stock of the Fund. Only registered shareholders may participate in the Plan. The Plan permits a nominee, other than a depository, to participate on behalf of those beneficial owners for whom it is holding shares who elect to participate. However, some nominees may not permit a beneficial owner to participate without transferring the shares into the owner’s name. Shareholders who do not elect to participate in the Plan will receive all distributions in cash paid by check mailed directly to the shareholder (or, if the shareholder’s shares are held in street or other nominee name, then to such shareholder’s nominee) by the Agent as dividend disbursing agent. Registered shareholders may also elect to have cash dividends deposited directly into their bank accounts.

When a distribution is reinvested under the Plan, the number of shares of common stock equivalent to the cash dividend or distribution is determined as follows:

(i) If the current market price of the shares equals or exceeds their net asset value, the Fund will issue new shares to the Plan at the greater of current net asset value or 95% of the then current market price, without any per share fees (or equivalent purchase costs).

(ii) If the current market price of the shares is less than their net asset value, the Agent will receive the distributions in cash and will purchase the reinvestment shares in the open market or in private purchases for the participants’ accounts. Each participant will pay a per share fee, (or equivalent purchase costs) incurred in connection with such purchases. Purchases are made through a broker selected by the Agent that may be an affiliate of the Agent. Shares are allocated to the accounts of the respective participants at the average price per share, plus per share fees paid by the Agent for all shares purchased by it in reinvestment of the distribution(s) paid on a particular day and in concurrent purchases of shares for voluntary additional share investment.

The time of valuation is the close of trading on the NYSE on the most recent day preceding the date of payment of the distribution on which that exchange is open for trading. As of that time, the Fund’s administrator compares the net asset value per share as of the time of the close of trading on the NYSE, and determines which of the alternative procedures described above are to be followed.

The reinvestment shares are credited to the participant’s Plan account in the Fund’s stock records maintained by the Agent, including a fractional share to six decimal places. The Agent sends to each participant a written statement of all transactions in the participant’s share account, including information that the participant will need for income tax records. Shares held in the participant’s Plan account have full distribution and voting rights. Distributions paid on shares held in the participant’s Plan account will also be reinvested.

The cost of administering the Plan is borne by the Fund. There is no brokerage commission on shares issued directly by the Fund. However, participants do pay a per share fee incurred in connection with purchases by the Agent for reinvestment of distributions and voluntary cash payments.

The automatic reinvestment of distributions does not relieve participants of any income taxes that may be payable (or required to be withheld) on distributions.

Plan participants may purchase additional shares of common stock through the Plan by delivering to the Agent a check (or authorizing an electronic fund transfer) for at least $100, but not more than $5,000, in any month. The Agent will use such funds to purchase shares in the open market or in private transactions.

The purchase price of such shares may be more than or less than net asset value per share. The Fund will not issue new shares or supply treasury shares for such voluntary additional share investment. Purchases will be made commencing with the time of the first distribution payment after receipt of the funds for additional purchases, and may be aggregated with purchases of shares for reinvestment of the distribution. Shares will be allocated to the accounts of participants purchasing additional shares at the weighted average price per share, plus a service charge imposed by the Agent and a per share fee paid by the Agent for all shares purchased by it, including for reinvestment of distributions. Funds sent to the Agent for voluntary additional share investment may be recalled by the participant by telephone, internet or written notice received by the Agent not later than two business days before the next distribution payment date. If for any reason a regular monthly distribution is not paid by the Fund, funds for voluntary additional share investment will be returned to the participant, unless the participant specifically directs that they continue to be held by the Agent for subsequent investment. Participants will not receive interest on voluntary additional funds held by the Agent pending investment.

A shareholder may leave the Plan at any time by telephone, Internet or written notice to the Agent. If your letter of termination is received by the Agent after the record date for a distribution, it may not be effective until the next distribution. Upon discontinuing your participation, you will have two choices (i) if you so request by telephone, through the Internet or in writing, the Agent will sell your shares and send you a check for the net proceeds after deducting the Agent’s sales fees (currently $5.00) and any per share fee (currently $0.04) or (ii) if you so request by telephone, through the Internet or in writing, you will receive from the Agent a certificate for the number of whole non-certificated shares in your share account, and a check in payment of the value of a fractional share, less applicable fees. If and when it should be determined that the only balance remaining in your Plan account is a fraction of a single share, your participation may be deemed to have terminated, and the Agent will mail you a check for the value of your fractional share less applicable fees, determined as in the case of other terminations.

The Fund may change, suspend or terminate the Plan at any time, and will promptly mail a notice of such action to the participants at their last address of record with the Agent.

For more information regarding, and an authorization form for, the Plan, please contact the Agent at 1-877-381-2537 or on the Agent’s website, www.computershare.com/investor.

Information on the Plan is also available on the Fund’s website at www.dpimc.com/dnp.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the capital stock of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and the Fund’s bylaws (as amended and restated through the date hereof, the “Bylaws”). The Charter and Bylaws are each exhibits to the registration statement of which this Prospectus is a part.

Common Stock

All Common Stock offered pursuant to this Prospectus and any related Prospectus Supplement will be, upon issuance, duly authorized, fully paid and nonassessable, and will have no pre-emptive or conversion rights or rights to cumulative voting. All Common Stock offered pursuant to this Prospectus and any related Prospectus Supplement will be of the same class and will have identical rights, as described below. All shares of Common Stock have equal rights to the payment of dividends and the distribution of assets upon liquidation.

The Fund’s Common Stock is listed on the NYSE under the trading or “ticker” symbol “DNP.” The Fund intends to hold annual meetings of stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. The Fund must continue to meet the NYSE requirements in order for the Common Stock to remain listed.

Unlike open-end funds, closed-end funds, like the Fund, do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional shares of Common Stock or sell shares of Common Stock already held, the stockholder may do so by trading on the NYSE through a broker or otherwise. Shares of closed-end funds may frequently trade on an exchange at prices lower than net asset value.

The market value of the Common Stock may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection, dividend stability, portfolio credit quality, net asset value, relative demand for and supply of such Common Stock in the market, general market and economic conditions, and other factors beyond the control of the Fund. The Fund cannot assure you that the Common Stock will trade at a price equal to or higher than net asset value in the future. The Fund’s Common Stock is designed primarily for long-term investors, and investors in Common Stock should not view the Fund as a vehicle for trading purposes. See “Repurchase of Fund Shares.”

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Common Stockholders, including the election of directors. Except as provided with respect to any other class or series, the Common Stockholders possess the exclusive voting power to elect directors (i.e., other than those directors elected solely by holders of Preferred Stock). There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election (other than Preferred Directors), and the holders of the remaining shares of Common Stock will not be able to elect any directors.

Preferred Stock

The Charter provides that the Board may classify and issue Preferred Stock with rights as determined by the Board, by action of the Board without the approval of the Common Stockholders. Common Stockholders have no preemptive right to purchase any Preferred Stock that might be issued.

The Fund may elect to issue Preferred Stock as part of its leveraging strategy. Under the 1940 Act, the Fund currently has the ability to issue leverage through the issuance of Preferred Stock, representing up to 50% of the Fund’s total assets less liabilities and indebtedness of the Fund (other than leverage consisting of Preferred Stock and other senior securities) immediately after the leverage is issued. The Fund currently has $207 million aggregate liquidation preference of Preferred Stock outstanding in the form of two series of MRPS, which have terms as set forth in the Charter. The liquidation preference, voting rights and redemption provisions of the MRPS are summarized below. These summaries are qualified in their entirety by reference to the Charter.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of MRPS will be entitled to receive a preferential liquidating distribution, equal to $100,000 per share of MRPS plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to Common Stockholders. After payment of the full amount of the preferential liquidating distribution to which they are entitled, the holders of MRPS will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

The 1940 Act requires that the holders of any Preferred Stock, voting separately as a single class, have the right to elect at least two directors of the Fund at all times. Currently, Geraldine M. McNamara and Donald C. Burke are serving as the Preferred Directors. The remaining directors are elected by holders of Common Stock, voting separately as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Stock have the right to elect a majority of the directors of the Fund at any time that two full years of dividends on any Preferred Stock are unpaid. The 1940 Act also requires that, in addition to any approval by the stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Stock, voting separately as a class, would be required to: (i) adopt any plan of reorganization that would adversely affect the Preferred Stock and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s subclassification as a closed-end investment company or changes in its fundamental investment restrictions. See “Certain Provisions of the Charter and By-Laws.” As a result of these voting rights, the Fund’s ability to take any such actions may be impeded. Except as otherwise indicated in this Prospectus and except as otherwise required by applicable law or the Charter, holders of MRPS have equal voting rights with Common Stockholders (one vote per share, unless otherwise required by the 1940 Act) and vote together with Common Stockholders as a single class.

The affirmative vote of the holders of a majority of the outstanding MRPS, voting as a separate class, is required:

(i)	to amend, alter or repeal any of the preferences, rights or powers of holders of MRPS so as to affect materially and adversely such preferences, rights or powers,

(ii)

to amend, alter or repeal any of the provisions of the Charter or bylaws if such amendment, alteration or repeal would materially and adversely affect any privilege, preference, right or power of MRPS shares or the holder thereof or limit the ability of the Fund to comply with the terms of the purchase agreement for the MRPS,

(iii)

to create, authorize or issue Preferred Stock (or securities convertible into Preferred Stock) that ranks equally to the MRPS, provided, however, that no vote or consent of the holders of MRPS is required if, upon issuance of such securities, (A) the Fund satisfies certain asset coverage tests and, in all material respects, the other applicable provisions of the Charter and (B) all accrued and unpaid dividends on the MRPS have been paid in full and all redemptions required in respect of the MRPS, subject to certain exceptions, have been effectuated, except to the extent the proceeds of the issuance of such Preferred Stock are used to pay such dividends in full and/or to effect such redemptions, and further subject to further conditions as described in the Charter,

(iv)

to create, authorize or issue any shares of capital stock of the Fund which are senior to MRPS with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Fund, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to MRPS or reclassify any authorized shares of capital stock of the Fund into any shares ranking senior to the MRPS,

(v)

to create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Fund may borrow and issue indebtedness as may be permitted by the Fund’s investment restrictions or as may be permitted by the 1940 Act (subject to certain exclusions) or

(vi)	to liquidate or dissolve the Fund.

The class vote of holders of MRPS described above will in each case be in addition to any other vote required to authorize the action in question. Further, the affirmative vote of the holders of a majority of any series of outstanding MRPS, voting as a separate class, is required with respect to any matter that materially and adversely affects the rights, preferences or powers of such series in a manner different from that of other separate series of classes of the Fund’s shares of capital stock or to issue Preferred Stock that ranks senior to the MRPS. This separate series vote described in the preceding sentence will in each case be in addition to any other vote required to authorize the action in question. The Fund has the authority to issue additional shares of preferred stock, and the holders of such preferred stock could have similar or different voting rights to those of the holders of MRPS. For purposes of these requirements, the affirmative vote of the holders of a “majority of the outstanding” shares means the vote, at the meeting of the shareholders of the Fund duly called, (i) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the shares outstanding are present or represented by proxy or (ii) more than 50% of the shares outstanding, whichever of (i) or (ii) is less.

Redemption, Purchase and Sale of Preferred Stock by the Fund

The terms of the MRPS provide that: (i) the Fund may redeem the MRPS at its option at the liquidation preference plus accumulated and unpaid dividends and plus a make-whole premium; (ii) the Fund is required to redeem the MRPS upon failure to maintain certain asset coverage tests; and (iii) the Fund is required to redeem the MRPS on the term redemption date. The term redemption dates applicable for Series C MRPS and Series E MRPS are April 1, 2024 and April 1, 2027, respectively. Any redemption or purchase of Preferred Stock by the Fund will reduce any leverage applicable to the Common Stock, while any issuance of additional Preferred Stock by the Fund will increase that leverage.

CERTAIN PROVISIONS OF THE CHARTER AND BY-LAWS

Anti-Takeover Provisions in the Charter and the Bylaws

The provisions of the Charter and Bylaws discussed below could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, change the composition of the Board, remove incumbent management or effect major corporate changes. That, in turn, could have the effect of depriving holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund through a tender offer or similar transaction.

However, these anti-takeover provisions also offer a number of potential advantages. They are designed to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the Board regarding the price to be paid for the Common Stock and the continuity of the Fund’s investment objectives and policies. By so doing, they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objectives. In addition, we believe there is a benefit to deterring hostile takeovers that could have the effect of increasing the Fund’s expenses and disrupting its normal operations. The Board has considered both the potential advantage and disadvantages of these anti-takeover provisions and has concluded that the potential benefits to the Fund and its shareholders outweigh the potential disadvantages.

The Board is divided into three classes, each having a term of three years. At each annual meeting of shareholders, the term of one class will expire. This provision could delay for up to two years the replacement of a majority of the Board. A director may be removed from office with or without cause only by vote of the holders of at least 75% of the Common Stock or the Preferred Stock, as the case may be, entitled to be voted on the matter.

The Charter requires the affirmative vote of the holders of at least 75% of the Common Stock and the Preferred Stock entitled to be voted on the matter, voting together as a single class, to approve, adopt or authorize the following:

•	a merger or consolidation of the Fund with another corporation,

•	a sale of all or substantially all of the Fund’s assets (other than in the regular course of the Fund’s investment activities), or

•	a liquidation or dissolution of the Fund,

unless such action has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the Bylaws, in which case the affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock entitled to be voted on the matter, voting together as a single class, is required.

In addition, if the Fund has any Preferred Stock outstanding, the holders of a majority of the outstanding Preferred Stock, voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Stock.

Finally, conversion of the Fund to an open-end investment company would require an amendment to the Charter. Such an amendment would require the affirmative vote of the holders of at least a majority of the Common Stock and Preferred Stock entitled to be voted on the matter, voting together as a single class. Shareholders of an open-end investment company may require the company to redeem their Common Stock at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In addition, conversion to an open-end investment company would require redemption of all outstanding Preferred Stock.

The Bylaws establish advance notice procedures for shareholder proposals to be brought before an annual meeting of shareholders, and for proposed nominations of candidates for election to the Board at an annual or special meeting of shareholders. Generally, such notices must be received by the Secretary of the Fund, in the case of an annual meeting, not less than 120 days prior to the date of the Fund’s proxy statement released to stockholders in connection with the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting or no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. In the case of a special meeting called for the purpose of electing directors, such notices must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. Reference should be made to the Bylaws on file with the SEC for the detailed requirements of these advance notice procedures.

Anti-Takeover Provisions of Maryland Law

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless it has affirmatively elected to be subject to the MBCA by a resolution of its board of directors. To date, the Board has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested stockholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Maryland Control Share Acquisition Act

The provisions of the Maryland Control Share Acquisition Act (the “MCSAA”) do not apply to a closed-end investment company, such as the Fund, unless it has affirmatively elected to be subject to the MCSAA by a resolution of its board of directors. The MCSAA provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

Section 18(i) of the 1940 Act provides that “every share of stock . . . issued by a registered management company . . . shall be a voting stock and have equal voting rights with every other outstanding voting stock.” Therefore, the Fund is prevented by the 1940 Act from issuing a class of shares with voting rights that vary within that class. There are currently different views on whether or not the MCSAA conflicts with Section 18(i) of the 1940 Act. One view is that implementation of the MCSAA would conflict with the 1940 Act because it would deprive certain shares of their voting rights. Another view is that implementation of the MCSAA would not conflict with the 1940 Act because it would limit the voting rights of stockholders who choose to acquire shares of stock that put them within the specified percentages of ownership rather than limiting the voting rights of the shares themselves. In a May 27, 2020 statement, the staff of the SEC’s Division of Investment Management (the “Staff”) stated that it would not recommend enforcement action to the SEC against a closed-end fund under Section 18(i) of the 1940 Act for opting in to and triggering a control share statute if the decision to do so by the board of the fund was taken with reasonable care on a basis consistent with other applicable duties and laws and the duty to the fund and its shareholders generally. The Staff stated that it would expect any inquiry into the application of Section 18(i) to be based on the facts and circumstances and that any actions taken by a board of a fund, including with regard to control share statutes, should be examined in light of (1) the board’s fiduciary obligations to the fund, (2) applicable federal and state law provisions, and (3) the particular facts and circumstances surrounding the board’s action. In light of the foregoing, the Fund elected to “opt in” to the MCSAA effective June 8, 2020. Because the Fund “opted in” to the MCSAA on June 8, 2020, the MCSAA will only apply to “control shares” of the Fund acquired after that date.

Additionally, the Fund’s election to be subject to the MCSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction or (b) to shares if the acquisition of the shares as to specifically identified or unidentified existing or future stockholders (or their affiliates) has been approved or exempted by a provision in the Charter or Bylaws and adopted at any time before the acquisition of the shares.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the 1934 Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

A corporation may also adopt a charter provision or resolution of the board of directors that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

Each of these provisions is already applicable to the Fund by virtue of express provisions in the Charter or Bylaws, except that (i) the Charter requires a 75% vote rather than a two-thirds vote for the removal of directors; and (ii) the Bylaws require a 25% vote rather than a majority vote for the calling of special meetings of stockholders.

REPURCHASE OF FUND SHARES

The Fund is a closed-end investment company, and as such its stockholders do not have the right to cause the Fund to redeem their Common Stock. Instead, liquidity will be provided through trading in the open market. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Fund may purchase at market prices from time to time shares of its Common Stock in the open market but is under no obligation to do so.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a holder of Common Stock that acquires, holds and/or disposes of Common Stock, and reflects provisions of the Code, existing Treasury regulations, judicial decisions, rulings published by the Internal Revenue Service (the “IRS”), and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative, judicial or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important federal income tax considerations generally applicable to investments in the Fund. For more detailed information regarding tax considerations, see the SAI. There may be other federal tax considerations applicable to particular investors. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

Taxation of the Fund

The Fund has elected to be treated and expects to continue to qualify each year for taxation as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends or capital gain distributions.

Taxation of Shareholders

The Fund has in the past and intends to continue to make monthly distributions of net investment income after payment of dividends on any outstanding Preferred Stock or interest on any outstanding borrowings. Except with respect to qualifying dividends discussed below, such distributions generally will be taxable as ordinary income. The Fund intends to distribute annually any net short-term capital gain (which is taxable as ordinary income) and any net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss). For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the Plan in additional Common Stock. Distributions of the Fund’s net capital gains that are properly reported by the Fund (“capital gain dividends”), if any, are taxable to holders of Common Stock as long-term capital gains, regardless of the length of time the Common Stock has been held by such holders. Distributions, if any, in excess of the Fund’s current or accumulated earnings and profits will first reduce the adjusted tax basis of a holder’s Common Stock and, after that basis has been reduced to zero, will constitute capital gains to the holder (assuming the Common Stock is held as a capital asset). See below for a summary of the maximum tax rates applicable to capital gains (including capital gain dividends). A corporation that owns Common Stock generally will not be entitled to the dividends received deduction with respect to all the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction.

Certain income distributions paid by the Fund to individuals and other non-corporate taxpayers are taxed at rates equal to those applicable to net long-term capital gains (currently at a maximum rate of 20%). This tax treatment applies only if certain holding period and other requirements are satisfied by the holder of Common Stock and the dividends are attributable to qualified dividend income received by the Fund itself. For this purpose, “qualified dividend income” means dividends received by the Fund from United States corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividends. The Fund cannot assure you as to the portion of the Fund’s dividends that will be tax-advantaged.

A dividend paid by the Fund to a holder of Common Stock will not be treated as qualified dividend income of such holder if (1) the dividend is received with respect to any share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or fewer than 90 days during the associated 181-day period, in the case of dividends attributable to periods in excess of 366 days paid with respect to preferred stock), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property or

(3) if the recipient elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest.

The Fund will inform holders of Common Stock of the source and tax status of all distributions promptly after the close of each calendar year.

Holders who sell their Common Stock will generally recognize gain or loss in an amount equal to the difference between the fair market value of the amount received and such holder’s adjusted tax basis in the Common Stock sold. If the Common Stock is held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain dividends). Any loss on a disposition of Common Stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to that Common Stock. For purposes of determining whether Common Stock has been held for six months or less, the holding period is suspended for any periods during which the holder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a disposition of Common Stock will be disallowed to the extent the Common Stock is replaced by other Common Stock within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Common Stock (whether through the reinvestment of distributions, which could occur, for example, if the holder of Common Stock is a participant in the Plan or otherwise). In that event, the basis of the replacement Common Stock will be adjusted to reflect the disallowed loss.

An investor should be aware that, if Common Stock is purchased shortly before the record date for any taxable dividend (including a capital gain dividend), the purchase price likely will reflect the value of the dividend and the investor then would receive a taxable distribution likely to reduce the trading value of such Common Stock, in effect resulting in a taxable return of some of the purchase price.

Taxable distributions to individuals and certain other non-corporate holders of Common Stock who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” federal income tax withholding at the fourth lowest rate of tax applicable to a single individual (currently, 24%). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a holder of Common Stock may be refunded or credited against such holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

The foregoing does not address special tax rules applicable to certain types of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their tax advisers regarding other federal, state, local or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

PLAN OF DISTRIBUTION

We may sell our Common Stock from time to time under this Prospectus and any related Prospectus Supplement in any one or more of the following ways:

•	through “at-the-market” transactions,

•	directly to one or more purchasers (“direct sales”),

•	through agents for the period of their appointment,

•	to underwriters as principals for resale to the public,

•	to dealers as principals for resale to the public, or

•	pursuant to our Distribution Reinvestment and Cash Purchase Plan.

The Prospectus Supplement related to the offering will describe the method of distribution of our securities offered therein and will state the terms of the offering, including:

•	the names of any agents, underwriters or dealers;

•	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

•	the public offering or purchase price of the offered securities and the estimated net proceeds we will receive from the sale; and

•	any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through At-the-Market Transactions

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the Securities Act. An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for us.

Direct Sales

We may sell our securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the internet, to sell offered securities directly. No sales commission or other compensation will be paid to any FINRA member in connection with such transactions. The terms of direct sales will be subject to the discretion of the management of the Fund. In determining whether to sell Common Stock in a direct sale, the Fund will consider relevant factors, which may include, but are not limited to, the attractiveness of obtaining additional funds through the sale of Common Stock, the purchase price to apply to any such sale of Common Stock, and the person seeking to purchase the Common Stock. We will describe the terms of any of those sales in a Prospectus Supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that we designate. We will name any agent involved in the offer and sale and describe any commissions payable by us in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

Offers to purchase our securities may be solicited directly by the issuer or by agents designated by the issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the issuer to such agent set forth, in a Prospectus Supplement.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public either on a firm commitment or best efforts basis. If we sell our securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of our securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase our securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the Underwriting Agreement may be terminated. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Sales of the offered securities by underwriters may be in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Prospectus Supplement will describe the method of reoffering by the underwriters. The Prospectus Supplement will also describe the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, and the discounts and commissions to be allowed or paid to dealers, if any. If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares of our securities at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the Prospectus Supplement, to cover any overallotments.

Distribution Through Dealers

We may offer and sell our securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they may act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell our securities in one or more transactions either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Our securities may be sold other than for cash, including in exchange transactions for non-control securities, or may be sold for a combination of cash and securities.

If indicated in the applicable Prospectus Supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include: commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under any contract will be subject only to those conditions described in the applicable Prospectus Supplement. The underwriters and the other agents will not have any responsibility for the validity or performance of the contracts. The applicable Prospectus Supplement will describe the commission payable for solicitation of those contracts.

In connection with any offering of the securities in an underwritten transaction, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Stock. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our securities on the NYSE in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We will not require underwriters or dealers to make a market in the Common Stock. Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the securities not yet issued as of the date of this Prospectus. The place and time of delivery for the offered securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate our securities for sale to their online brokerage account holders. Such allocations of our securities for internet distributions will be made on the same basis as other allocations. In addition, our securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

Distribution Reinvestment and Cash Purchase Plan

We may issue and sell shares of Common Stock pursuant to our Plan.

CUSTODIAN AND TRANSFER AGENT

The Bank of New York Mellon, 225 Liberty Street, New York, NY 10286, serves as custodian of the Fund’s assets pursuant to a custody agreement. The Bank of New York Mellon also serves as fund accounting agent to the Fund, performing certain accounting services.

Computershare Inc., 250 Royall Street, Canton, MA 02021, serves as the Fund’s transfer agent.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, 155 North Wacker Drive, Chicago, Illinois 60606, is the independent registered public accounting firm of the Fund, and is expected to render an opinion annually on the financial statements of the Fund.

LEGAL OPINIONS

The validity of the Common Stock under Maryland law will be passed upon by McDermott Will & Emery LLP, New York, New York. Certain legal matters in connection with the offering of the Common Stock will be passed upon for the Fund by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP may rely as to certain matters of Maryland law on the opinion of McDermott Will & Emery LLP. If certain legal matters in connection with an offering of securities are passed upon by counsel for the underwriters of such offering, that counsel will be named in the prospectus supplement related to that offering.

INCORPORATION BY REFERENCE

As noted above, this prospectus is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

◾	the Fund’s Statement of Additional Information, dated August 5, 2021, filed with the accompanying Prospectus;

◾	the Fund’s Annual Report on Form N-CSR, dated October 31, 2020, filed on December 29, 2020;

◾	the Fund’s Semi-Annual Report on Form N-CSRS, dated April 30, 2021, filed on June 23, 2021;

◾	the Fund’s Definitive Proxy Statement on Schedule 14A, filed on January 22, 2021;

◾	the Financial Highlights in the Fund’s Annual Report on Form N-CSR, dated October 31, 2015, filed on December 30, 2015;

◾	the Fund’s description of Common Shares on Form 8-A, filed on January 9, 1987.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling (833) 604-3163 toll-free, by writing to the Fund at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 or visiting the Fund’s website (www.dpimc.com/dnp). The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website (www.dpimc.com/dnp).

TABLE OF CONTENTS OF THE

STATEMENT OF ADDITIONAL INFORMATION

$200,000,000

DNP Select Income Fund Inc.

PROSPECTUS

August 5, 2021

STATEMENT OF ADDITIONAL INFORMATION

DNP SELECT INCOME FUND INC.

200 South Wacker Drive, Suite 500

Chicago, Illinois 60606

(312) 263-2610

DATED: August 5, 2021

DNP Select Income Fund Inc. (the “Fund”) is a diversified, closed-end management investment company. Duff & Phelps Investment Management Co. serves as investment adviser to the Fund.

This Statement of Additional Information (the “SAI”) relating to the Fund’s shares of Common Stock is not a prospectus, and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus for the Fund dated January 10, 2020, as supplemented from time to time, which is incorporated herein by reference. This SAI should be read in conjunction with such prospectus, a copy of which may be obtained without charge by contacting your financial intermediary or by calling the Fund at (833) 604-3163. You may also obtain a copy of the prospectus on the Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov.

Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

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GENERAL INFORMATION AND HISTORY

The Fund was organized as a Maryland corporation on November 26, 1986. Prior to commencing investment operations on January 21, 1987, the Fund had no operations other than matters relating to its organization and registration as a diversified, closed-end management investment company registered under the 1940 Act.

During the past five years, the Fund has not engaged in any business other than that of an investment company and has not been the subject of any bankruptcy, receivership or similar proceedings, or any other material reorganization, readjustment or succession.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of its securities in accordance with its investment objectives and policies as stated herein. Pending investment, the timing of which may vary depending on the size of the investment but in no case is expected to exceed 30 days, it is anticipated that the proceeds will be primarily invested in U.S. government securities, interest-bearing bank deposit accounts, or high quality, short-term money market securities. A delay in the anticipated use of proceeds could lower returns and reduce the amount of cash available to make dividend and interest payments on Preferred Stock and debt securities, respectively.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and general investment policies of the Fund are described in the prospectus. Additional information concerning the Fund’s investment policies is set forth below.

Fundamental Investment Restrictions

The following are fundamental investment restrictions of the Fund that may be changed only with approval of the holders of a “majority” (as defined in the 1940 Act) of the outstanding Common Stock and Preferred Stock voting together as one class:

1. Under normal conditions, more than 65% of the Fund’s total assets will be invested in securities of public utility companies engaged in the production, transmission or distribution of electric energy, gas or telephone services.

2. The Fund may not invest more than 25% of its total assets (valued at the time of investment) in securities of companies engaged principally in any one industry other than the utilities industry, which includes companies engaged in the production, transmission or distribution of electric energy or gas or in telephone services, except that this restriction does not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities.

3. The Fund may not:

(a) invest more than 5% of its total assets (valued at the time of the investment) in the securities of any one issuer, except that this restriction does not apply to United States Government securities; or (b) acquire more than 10% of the outstanding voting securities of any one issuer (at the time of acquisition); except that up to 25% of the Fund’s total assets (at the time of investment) may be invested without regard to the limitations set forth in this restriction.

4. The Fund may not borrow money, except as permitted by the 1940 Act and the rules promulgated thereunder, as in effect from time to time, or interpretations or modifications thereof by the SEC, the staff of the SEC and other authority with appropriate jurisdiction.

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5. The Fund may not pledge, mortgage or hypothecate its assets, except to secure indebtedness permitted by restriction 4 above. (The deposit in escrow of securities in connection with the writing of put and call options, collateralized loans of securities and collateral arrangements with respect to margin requirements for futures transactions, cleared swap and cleared security-based swap transactions and with respect to segregation of securities in connection with forward contracts are not deemed to be pledges or hypothecations for this purpose.)

6. The Fund may make loans of securities to other persons to the extent of not more than 33  1/3% of its total assets (valued at the time of the making of loans), and may invest without limitation in short-term obligations and publicly distributed obligations.

7. The Fund may not underwrite the distribution of securities of other issuers, although it may acquire securities that, in the event of a resale, might be required to be registered under the Securities Act, because the Fund could be regarded as an underwriter as defined in that act with respect to the resale.

8. The Fund may not purchase or sell real estate or any interest therein, except that the Fund may invest in securities secured by real estate or interests therein, such as mortgage pass-throughs, pay-throughs, collateralized mortgage obligations, and securities issued by companies (including partnerships and real estate investment trusts) that invest in real estate or interests therein.

9. The Fund may acquire securities of other investment companies to the extent (at the acquisition) of (i) not more than 3% of the outstanding voting stock of any one investment company, (ii) not more than 5% of the assets of the Fund in any one investment company and (iii) not more than 10% of the assets of the Fund in all investment companies (exclusive in each case of securities received as a dividend or as a result of a merger, consolidation or other plan of reorganization).

10. The Fund may not invest for the purpose of exercising control over or management of any company.

11. The Fund may not purchase securities on margin, or make short sales of securities, except the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, but it may make margin deposits in connection with transactions in options, futures, cleared swaps and cleared security-based swaps and options on futures.

12. The Fund may not purchase or sell commodities or commodity contracts, except that it may enter into (i) stock index futures transactions, interest rate futures transactions and options on such future transactions (ii) cleared swap and cleared security-based swap transactions and (iii) forward contracts on foreign currencies to the extent permitted by applicable law.

13. The Fund may not issue any security senior to its Common Stock, except that the Fund may borrow money subject to investment restriction 4 and except as permitted by the Charter.

For purposes of the thirteenth investment restriction, no amendment to the Charter that would alter or amend the Fund’s authority to issue senior securities will be effective unless such amendment is approved by the holders of a “majority” (as defined in the 1940 Act) of the outstanding Common Stock and Preferred Stock voting together as a single class.

Non-fundamental Investment Restrictions

The following are non-fundamental investment restrictions of the Fund, which may be changed by the Board without the approval of the Fund’s shareholders.

1. The Fund may not invest in securities subject to legal or contractual restrictions on resale, if, as a result of such investment, more than 10% of the Fund’s total assets would be invested in such securities.

2. The Fund may not acquire 5% or more of the outstanding voting securities of a public utility company.

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Other Significant Investment Policies

The following are other significant investment policies and restrictions of the Fund, which may be changed by the Board without the approval of the Fund’s shareholders.

Fixed Income Securities. The Fund purchases a fixed income security only if, at the time of purchase, it is (i) rated investment grade by at least two of the following three nationally recognized statistical rating organizations: Moody’s, S&P and Fitch Ratings, Inc. or (ii) determined by the Investment Adviser to be of investment grade and not rated below investment grade by any of the aforementioned rating services. A fixed income security rated investment grade has a rating of BBB- or better by Fitch, Baa3 or better by Moody’s, or BBB- or better by S&P. In making its determination that a fixed income security is investment grade, the Investment Adviser will use the standards used by a nationally recognized statistical rating organization.

Rating Agency Guidelines. The Fund has issued Preferred Stock and Senior Notes, which are currently rated by Fitch. Fitch has established guidelines in connection with the ratings of the Fund’s Preferred Stock and Senior Notes. The rating agency guidelines relate to, among other things, the composition of the Fund’s portfolio, as well as restrictions on borrowing and the use of certain investment techniques by the Fund. In addition, the use of derivative transactions could have potential negative ratings implications if they adversely affect the asset coverage available to the Preferred Stock and Senior Notes. Currently, the Charter requires the Fund to comply with the rating agency’s guidelines, unless the Fund receives written confirmation from the rating agency that a proposed noncompliance will not adversely affect its then-current rating of the Preferred Stock and Senior Notes.

Options and Futures Transactions. The Fund may seek to increase its current return by writing covered options. In addition, through the writing and purchase of options and the purchase and sale of futures contracts and related options, the Fund may at times seek to hedge against a decline in the value of securities owned by it or an increase in the price of securities which it plans to purchase. See “Rating Agency Guidelines” above regarding the potential impact of derivative transactions on the rating of the Fund’s Preferred Stock and Senior Notes.

Swap and Swaption Transactions. The Fund may utilize interest rate and credit swaps and swaptions, subject to the following restrictions: (i) swaps and swaptions must be U.S. dollar denominated and used for hedging purposes only; (ii) no more than 5% of the Fund’s total assets, at the time of purchase, may be invested in time premiums paid for swaptions; (iii) the terms of all swaps and swaptions must conform to the standards of the ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc.; and (iv) the counterparty must be a bank or broker-dealer firm regulated under the laws of the United States that is (A) on a list approved by the Board, (B) with capital of at least $100 million and (C) rated investment grade by both S&P and Moody’s. See “Rating Agency Guidelines” above regarding the potential impact of derivative transactions on the rating of the Fund’s Preferred Stock and Senior Notes.

Credit Derivatives. The market value of the Fund’s investments in credit derivatives and/or premiums paid therefor as a buyer of credit protection will not exceed 10% of the Fund’s total assets and the notional value of the credit exposure to which the Fund is subject when it sells credit derivatives will not exceed 33 1 / 3 % of the Fund’s total assets. See “Rating Agency Guidelines” above regarding the potential impact of derivative transactions on the rating of the Fund’s Preferred Stock and Senior Notes.

Foreign Securities. The Fund may not invest in securities issued by public utilities located outside the United States if, as a result of such investment, 20% or more of the Fund’s total assets would be invested in such securities.

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Restricted Securities. The Fund may not invest in securities subject to legal or contractual restrictions on resale, if, as a result of such investment, more than 10% of the Fund’s total assets would be invested in such securities.

Percentage Restrictions

The Fund’s investment policies, techniques and restrictions that are set forth in the prospectus or this SAI may contain percentage restrictions with respect to the amount of the Fund’s assets that may be invested in a given manner. If any such percentage restriction is adhered to at the time a transaction is effected, later changes in percentages resulting from changes in value or in the number of outstanding securities of an issuer will not be considered a violation.

PORTFOLIO HOLDINGS

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third fiscal quarters of each fiscal year (quarters ended January 31 and July 31) as an exhibit to its reports on Form NPORT-P. The Fund’s NPORT-P is available on the SEC’s website at www.sec.gov. In addition, the Fund’s Form NPORT-P is available without charge, upon request, by calling the Administrator toll-free at (833) 604-3163 and is available on the Fund’s website at www.dpimc.com/dnp.

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MANAGEMENT OF THE FUND

The names, addresses and certain biographical information about the directors and officers of the Fund can be found in the Fund’s Annual Report to Shareholders for the period ended October 31, 2020 as filed with the SEC on Form N-CSR on December 29, 2020, except for the following:

•

At the conclusion of the Fund’s annual shareholder meeting on March 8, 2021, Dr. Genetski’s service on the Board automatically terminated pursuant to the bylaws of the Fund as he had reached the mandatory retirement age of 78.

•

At the March 2021 meeting of the Board of Directors, the Board elected David D. Grumhaus, Jr., as President and Chief Executive Officer of the Fund in succession to Nathan I. Partain, who had served in that position since 2001. Mr. Partain retired as President and Chief Investment Officer of the Adviser on December 31, 2020, but continues to serve as a director of the Fund. Biographical information for Mr. Grumhaus is set forth below.

•

At the March 2021 meeting of the Board of Directors, the Board elected Daniel J. Petrisko to serve as Executive Vice President and Assistant Secretary of the Fund (a change from his prior titles of Senior Vice President and Assistant Secretary). His other biographical information remains unchanged.

Name, Address and Age	Position(s) Held with Fund and Length of Time Served	Principal Occupation(s) During Past 5 Years
David D. Grumhaus, Jr. Duff & Phelps Investment Management Co., 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 Age: 55	President and Chief Executive Officer since March 2021	President and Chief Investment Officer of the Adviser since January 2021 (Co-Chief Investment Officer 2020; Senior Portfolio Manager 2014-2020); Portfolio Manager and Director of Research

Board Leadership Structure

The Board believes that the most appropriate leadership structure for the Fund is for the Chairman of the Board to be an independent director, in order to provide strong, independent oversight of the Fund’s management and affairs, including the Fund’s risk management function. Accordingly, while the Chief Executive Officer of the Fund will generally be a member of the Board, he or she will not normally be eligible to serve as Chairman of the Board. The independent Chairman of the Board presides at meetings of the shareholders, meetings of the Board and meetings of independent directors. In addition, the independent Chairman of the Board takes part in the meetings and deliberations of all committees of the Board, facilitates communication among directors and communication between the Board and the Fund’s management and is available for consultation with the Fund’s management between Board meetings. The Board has four standing committees, which are described below: the executive committee, the audit committee, the contracts committee, and the nominating and governance committee.

The executive committee of the Board is comprised of Mr. Vitale (Chairman), Mr. Burke, Ms. Moran and Ms. McNamara, and has authority, with certain exceptions, to exercise the powers of the Board between Board meetings.

The audit committee of the Board is comprised of all independent directors of the Fund (Mr. Burke, Chairman) and makes recommendations regarding the selection of the Fund’s independent registered public accounting firm and meets with representatives of that accounting firm to determine the scope of and review the results of each audit.

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The contracts committee of the Board is comprised of all independent directors of the Fund (Ms. Moran, Chairperson) and makes recommendations regarding the Fund’s contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.

The nominating and governance committee of the Board is comprised of all independent directors of the Fund (Ms. McNamara, Chairperson) and selects nominees for election as directors, recommends individuals to be appointed by the Board as officers of the Fund and members of Board committees and makes recommendations regarding other Fund governance and Board administration matters. The committee also oversees the Board’s continuing education program, which includes quarterly presentations for directors covering a variety of topics, including, among other topics, (i) the industries and types of investments in which the Fund invests, (ii) investment techniques utilized by the Fund, (iii) current developments in securities law and the mutual fund industry, (iv) best practices in corporate and mutual fund governance, and (v) enterprise risk management, cybersecurity, and other emerging issues.

In addition to the four standing committees, the DNP Board also has a special committee called the ATM committee, which is comprised of the members of the executive committee of the DNP Board (Mr. Vitale (Chairman), Mr. Burke, Ms. McNamara and Ms. Moran) and is responsible for certain oversight functions in connection with DNP’s ongoing “at-the-market” (“ATM”) offering program.

Risk Oversight

Consistent with its responsibility for oversight of the Fund, the Board, among other things, oversees risk management of the Fund’s investment program and business affairs directly and through the committee structure it has established. The Board has established the audit committee, the nominating and governance committee and the contracts committee to assist in its oversight functions, including its oversight of the risks the Fund faces. Each committee reports its activities to the Board on a regular basis. The audit committee charter provides that the audit committee is responsible for discussing with management the guidelines and policies that govern the process by which management assesses and manages the Fund’s major financial risk exposures. The contracts committee charter provides that in assessing whether the Fund’s investment advisory agreement and administration agreement should be continued, the contracts committee is to give careful consideration to the risk oversight policies of the Investment Adviser and the Fund’s Administrator, respectively.

Risks to the Fund include, among others, investment risk, credit risk, liquidity risk, valuation risk and operational risk, as well as the overall business risk relating to the Fund. The Board has adopted, and periodically reviews, policies, procedures and controls designed to address these different types of risks. The Board requires officers of the Fund to report to the full Board on a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. The audit committee also receives reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. On at least a quarterly basis, the Board meets with the Fund’s Chief Compliance Officer, including separate meetings with the Independent Directors in executive session, to discuss compliance matters and, on at least an annual basis, receives a report from the Chief Compliance Officer regarding the effectiveness of the Fund’s compliance program. The Board, with the assistance of Fund management, reviews investment policies and risks in connection with its review of the Fund’s performance. In addition, the Board receives reports from the Investment Adviser on the investments and securities trading of the Fund. With respect to valuation, the Board oversees a pricing committee comprised of Fund officers and Investment Adviser personnel and has approved fair valuation procedures applicable to valuing the Fund’s securities, which the Board and the audit committee periodically review. The Board and the audit committee also receive periodic reports on enterprise risk management from the chief risk officer of the Investment Adviser.

Nomination of Directors

The nominating and governance committee is composed of at least three directors—the committee is currently comprised of all independent directors of the Fund—and acts under a written charter that was most

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recently amended on December 14, 2016. A copy of the charter is available on the Fund’s website at www.dpimc.com/dnp, and in print to any shareholder who requests it. None of the members of the nominating and governance committee are “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. In identifying potential director nominees, the nominating and governance committee considers candidates recommended by one or more of the following sources: the Fund’s current directors, the Fund’s officers, the Fund’s shareholders and any other source the committee deems appropriate. The committee may, but is not required to, retain a third-party search firm at the Fund’s expense to identify potential candidates. Shareholders wishing to recommend candidates to the nominating and governance committee should submit such recommendations to the Secretary of the Fund, who will forward the recommendations to the committee for consideration.

Diversity Policy

The goal of the Fund is to have a board of directors comprising individuals with a diversity of business, educational and life experiences (including, without limitation, with respect to accounting and finance, business and strategic judgment, investment management and financial markets, and knowledge of the industries in which the Fund invests) that will enable them to constructively review, advise and guide management of the Fund. The annual Board self-evaluation process includes consideration of whether the Board’s composition represents an appropriate balance of skills and diversity for the Fund’s needs. In evaluating potential director nominees, including nominees recommended by shareholders, the nominating and governance committee considers such qualifications and skills as it deems relevant but does not have any specific minimum qualifications that must be met by a nominee. The committee considers, among other things:

•	the extent to which the candidate’s business, educational and life experiences will add to the diversity of the Board;

•	whether the candidate will qualify as a director who is not an “interested person” of the Fund;

•	the absence of any real or apparent conflict of interest that would interfere with the candidate’s ability to act in the best interests of the Fund and its shareholders;

•	the contribution that the candidate can make to the Board by virtue of his or her education, business experience and financial expertise;

•	the interplay of the candidate’s skills and experience with the skills and experience of other Board members;

•	whether the candidate is willing to commit the time necessary to attend meetings and fulfill the responsibilities of a director; and

•	the candidate’s personality traits, including integrity, independence, leadership, sound business judgment and the ability to work effectively with the other members of the Board.

With respect to the re-nomination of incumbent directors, past service to the Board is also considered.

Retirement Policy

As amended on June 13, 2018, the bylaws of the Fund establish a mandatory retirement age of 78 for directors of the Fund. Specifically, no person who has attained the age of 78 years is eligible for election or reelection as a director, and no incumbent director who attains the age of 78 years is qualified to continue serving as a director following the adjournment of the next succeeding annual meeting of shareholders, and therefore his or her service on the Board will automatically terminate at such time.

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Certain Fund Ownership and Compensation Information—Directors of the Fund

The following table provides certain information relating to the equity securities of the Fund beneficially owned by each director as of December 31, 2020, on an aggregate basis, in any registered investment companies overseen or to be overseen by the director or nominee within the same family of investment companies as the Fund, in each case based on information provided to the Fund, including information furnished by the Fund’s service providers.

Name of Director	Dollar Range of Equity Securities Owned in the Fund	Aggregate Dollar Range of Equity Securities in All funds Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Donald C. Burke	$50,001-$100,000	Over $100,000
Philip R. McLoughlin	Over $100,000	Over $100,000
Geraldine M. McNamara	Over $100,000	Over $100,000
Eileen A. Moran	$10,001-$50,000	Over $100,000
David J. Vitale	$10,001-$50,000	$50,001-$100,000
Interested Director
Nathan I. Partain	Over $100,000	Over $100,000

Based on information provided to the Fund, including information furnished by the Fund’s service providers, as of December 31, 2020, none of the independent directors, or their immediate family members, owned any securities of the Investment Adviser, or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Investment Adviser.

The following table sets forth the aggregate compensation paid to each director by the Fund with respect to its most recently completed fiscal year and by the Fund Complex with respect to the fiscal year ended October 31, 2020.

Codes of Ethics

Each of the Fund and the Investment Adviser has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act. The Codes impose significant restrictions on the ability of personnel subject to the Codes to engage in personal securities transactions. Among other things, the Codes generally prohibit covered personnel from knowingly buying or selling securities (except for mutual funds, United States Government securities and money market instruments) that are being purchased, sold or considered for purchase or sale by the Fund unless the proposed purchases are approved in advance by the Investment Adviser’s compliance officer. The Codes also contain certain reporting requirements and compliance procedures.

The Codes are exhibits to the registration statement of which this Statement of Additional Information is a part and are available at the EDGAR Database on the SEC’s Internet site at www.sec.gov. The SEC file number for documents filed by the Fund under the 1940 Act is 811-4915.

Proxy Voting Policies and Procedures

The Fund has adopted proxy voting policies and procedures. The following is a summary description of those policies and procedures, the full text of which is available on the Fund’s website at www.dpimc.com/dnp.

Subject to the right of the Board to give the Investment Adviser written instructions as to the voting or non-voting of proxies on any matter presenting an actual or perceived conflict of interest as described below, the Fund has delegated the voting of proxies with respect to securities owned by it to the Investment Adviser. The Investment Adviser may delegate its proxy voting responsibilities to a proxy committee comprised of employees

9

of the Investment Adviser, established from time to time by the Investment Adviser, and may engage one or more qualified, independent organizations to vote proxies on behalf of the Fund, subject in each case to compliance with these policies and procedures.

It is the intention of the Fund to exercise stock ownership rights in portfolio holdings in a manner that is reasonably anticipated to further the best economic interests of shareholders of the Fund. Accordingly, the Fund or its delegate(s) endeavors to analyze and vote all proxies that are considered likely to have financial implications, and, where appropriate, to participate in corporate governance, shareholder proposals, management communications and legal proceedings.

The Investment Adviser will generally vote in favor of management recommendations on routine matters. The Investment Adviser will analyze and vote on non-routine matters, including the adoption of anti-takeover measures, proxy contests for control, contested elections of directors, corporate governance matters and executive compensation matters, on a case-by-case basis, taking into account factors appropriate to each such matter. The Investment Adviser will generally vote against shareholder proposals on social issues, except where it determines that a different position would be in the clear economic interests of the Fund and its shareholders. The Investment Adviser may abstain from voting when it concludes that the effect on shareholders’ economic interests or the value of the portfolio holding is indeterminable or insignificant.

In exercising its voting discretion, the Investment Adviser will seek to avoid any actual or perceived conflicts of interest between the interests of Fund shareholders, on the one hand, and those of the Investment Adviser or any affiliated person of the Fund or the Investment Adviser or the Fund’s principal underwriter, on the other hand. The Investment Adviser will notify the Board promptly after becoming aware that any actual or potential conflict of interest exists, indicating how the Investment Adviser proposes to vote on the matter and its reasons for doing so. The Board may decide to (i) vote pursuant to the recommendation of the delegate, (ii) abstain from voting or (iii) rely on the recommendations of an established, independent third party with qualifications to vote proxies. The Investment Adviser may not waive any conflict of interest or vote any conflicted proxies without the prior written approval of the Board or its duly authorized representative.

Information regarding how the Fund voted proxies related to its portfolio securities during the most recent 12-month period ended June 30, 2021 is available (i) without charge, upon request, by calling (312) 263-2610 or on the Fund’s website at www.dpimc.com/dnp and (ii) on the SEC’s website at www.sec.gov.

Additional Information

Please refer to our most recent Definitive Proxy Statement on Schedule 14A, which is incorporated by reference into this SAI, for additional information regarding the management of the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The Fund does not consider that any person “controls” the Fund within the meaning set out in Item 9 of Form N-2.

As of July 23, 2021, the officers and directors of the Fund owned in the aggregate less than 1% of each class of the Fund’s outstanding equity securities.

As of April 30, 2021, the only persons (including any “group” as that term is used in Section 13(d)(3) of the 1934 Act) who own of record, or are known by the Fund to own of record or beneficially, more than 5% of any class of the Fund’s outstanding equity securities (as determined in accordance with Rule 13d-3 under the 1934 Act) are the owners of the Fund’s Preferred Stock identified in the following table. The information in this table is based on information provided in Schedule 13G and Form 4 filings made with the SEC, or other information provided to the Fund by each of the persons listed.

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Name of Beneficial Owner	Class of Shares	Number of Shares	Percentage of Class
Metropolitan Life Insurance Company (“MLIC”) and certain affiliated entities advised by MLIC or MetLife Investment Management, LLC(1) 10 Park Avenue, Morristown, New Jersey 07962	Preferred Stock	908	43.86%

MetLife Reinsurance Company of Charleston (“MRCC”) 1095 Avenue of the Americas, New York, New York 10036

Metropolitan Tower Life Insurance Company, 200 Park Avenue, New York, New York 10166 (“MTLIC”)

American International Group Inc. (“AIG”) and certain entities advised by AIG Asset Management (U.S.), LLC (“AAM”)(2) 2929 Allen Parkway, Houston, Texas 77019	Preferred Stock	660	31.88%

American General Life Insurance Company (“AGLIC”) 2727-A Allen Parkway, Houston, Texas 77019

The United States Life Insurance Company in the City of New York (“USLIC”) 2727-A Allen Parkway, Houston, Texas 77019

The Variable Annuity Life Insurance Company (“VALIC”) 2929 Allen Parkway, Houston, Texas 77019

Voya Financial, Inc. (“Voya Financial”) and certain entities advised by Voya Investment Management, LLC(3) 5780 Powers Ferry Road, NW, Atlanta, Georgia 30327	Preferred Stock	380	18.36%

Voya Retirement Insurance and Annuity Company (“VRIAC”) One Orange Way, Windsor, Connecticut 06095

(1)

Based on information provided by or on behalf of such entities, as adjusted based on the most recent redemptions of the Fund’s preferred stock, (i) MLIC, MRCC and MTLIC, respectively, have sole voting and dispositive power over 643, 200 and 65 of the shares listed (representing, respectively, 31.06%, 9.66% and 3.14% of the class) and (ii) each such entity disclaims beneficial ownership of all shares other than those set forth with respect to it in clause (i) of this note.

(2)

Based information provided by or on behalf of the following entities as well as information derived from a Form 4 filed on March 1, 2019 and a Schedule 13G/A filed by AIG on May 3, 2021, (i) AAM has shared voting and dispositive power over 660 of the shares listed (representing 31.88% of the class), (ii) AGLIC, USLIC and VALIC, respectively, have shared voting and dispositive power over 640, 10 and 10 of the shares listed (representing, respectively, 30.92%, 0.48%, and 0.48% of the class) and (iii) each of AGLIC, USLIC and VALIC disclaims beneficial ownership of all shares other than those set forth with respect to it in clause (ii) of this note.

(3)

Based on a Schedule 13G filed by Voya Financial on October 14, 2016 and information provided by or on behalf of the following entities, as adjusted based on the most recent redemptions of the Fund’s preferred stock.

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PORTFOLIO MANAGERS

Other Accounts Managed by Portfolio Managers

There may be certain inherent conflicts of interest that arise in connection with the portfolio managers’ management of the Fund’s investments and the investments of any other accounts they manage. Such conflicts could include aggregation of orders for all accounts managed by a particular portfolio manager, the allocation of purchases across all such accounts, the allocation of IPOs and any soft dollar arrangements that the Investment Adviser may have in place that could benefit the Fund and/or such other accounts. The Investment Adviser has adopted policies and procedures designed to address any such conflicts of interest to ensure that all management time, resources and investment opportunities are allocated equitably.

The table below identifies (as of October 31, 2020), for each portfolio manager, the number of accounts, other than the Fund for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. As of October 31, 2020, the Fund’s portfolio managers did not manage any accounts with respect to which the advisory fee is based on the performance of the account, nor do they manage any hedge funds.

	Registered Investment Companies(1)		Other Pooled Investment Vehicles(2)		Other Accounts(3)
Name of Portfolio Manager	Number of Accounts	Total Assets (in millions)	Number of Accounts	Total Assets (in millions)	Number of Accounts	Total Assets (in millions)
Connie M. Luecke	3	$607	0	$0	0	$0
Daniel J. Petrisko	2	$389	0	$0	7	$1,850
Kyle P. West	0	$0	0	$0	0	$0

(1)

Registered Investment Companies include all open and closed-end mutual funds. For Registered Investment Companies, assets represent net assets of all open-end investment companies and gross assets of all closed-end investment companies.

(2)	Other Pooled Investment Vehicles include, but are not limited to, securities of issuers exempt from registration under Section 3(c) of the 1940 Act, such as private placements and hedge funds.
(3)	Other Accounts include, but are not limited to, individual managed accounts, separate accounts, institutional accounts, pension funds and collateralized bond obligations.

Compensation of Portfolio Managers

The following is a description of the compensation structure, as of October 31, 2020 (with an update as of March 31, 2021 indicated therein), of the Fund’s portfolio managers. The Investment Adviser is committed to attracting and retaining the highest caliber employees and investment talent. The Investment Adviser’s compensation and benefits program is comprehensive and designed to reward performance and commitment to shareholders. Portfolio managers receive a competitive base salary, an incentive bonus opportunity, and a benefits package.

Following is a more detailed description of the Investment Adviser’s compensation structure:

•

Base Salary – Each individual is paid a fixed base salary, which is designed to be competitive in light of the individual’s experience and responsibilities. Management uses independent, third-party compensation surveys of the investment industry to evaluate competitive market compensation for its employees.

•

Incentive Bonus – Annual incentive payments for investment personnel are based on targeted compensation levels, adjusted for profitability and investment performance factors, and a subjective assessment of contribution to the team effort. Individual payments are assessed using comparisons of actual investment performance with specific peer group or index measures. For compensation

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purposes, a fund’s performance is generally measured over one-, three-, and five-year periods and an individual manager’s participation is based on the performance of each fund/account managed. The short-term incentive payment is generally paid in cash, but a portion may be payable in Virtus restricted stock units or as deferred cash that appreciates or depreciates in value based on the rate of return of one or more mutual funds managed or advised by the investment professional. The “deferred cash” component was added as of March 31, 2021.

•	Other Benefits – Employees are also eligible to participate in broad-based plans offered by Virtus, including 401(k), health, and other employee benefit plans.

While portfolio manager compensation contains a performance component, this component is adjusted to reward investment personnel for managing within the stated framework and for not taking unnecessary risk. This approach helps ensure that investment management personnel remain focused on managing and acquiring securities that correspond to a fund’s mandate and risk profile and are discouraged from taking on more risk and unnecessary exposure to chase performance for personal gain. The Investment Adviser believes it has appropriate controls in place to handle any potential conflicts that may result from a substantial portion of portfolio manager compensation being tied to performance.

Portfolio Manager Ownership of Fund Securities. The following table sets forth the dollar range of equity securities in the Fund beneficially owned, as of October 31, 2020 by each of the portfolio managers identified in the Fund’s prospectus.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund
Connie M. Luecke	$50,001-$100,000
Daniel J. Petrisko	None
Kyle P. West	$1,000-$10,000

BROKERAGE ALLOCATION AND OTHER PRACTICES

The Investment Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Investment Adviser. The Fund paid brokerage commissions in the aggregate amount of $428,024, $498,969 and $450,731 during the fiscal years ended October 31, 2020, 2019 and 2018, respectively, not including the gross underwriting spread on securities purchased in underwritten public offerings.

The Fund did not pay any brokerage commissions during the fiscal years ended October 31, 2020, 2019 or 2018 to any broker that (1) is an affiliated person of the Fund, (2) is an affiliated person of an affiliated person of the Fund or (3) has an affiliated person that is an affiliated person of the Fund, the Investment Adviser or Wells Fargo Securities, except for the following commissions paid to Wells Fargo Securities:

Fiscal Year Ended October 31	Amount of Brokerage Commissions
2018	$17,400
2019	$17,492
2020	$22,885

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the executing firm, are made by the Investment Adviser. The Investment Adviser is also responsible for the execution of transactions for all other accounts managed by it. The Investment Adviser places the portfolio security transactions of the Fund and of all other accounts managed by it for execution with many firms. The Investment Adviser uses its best efforts to obtain execution of portfolio security transactions at prices which are advantageous to the Fund and at reasonably competitive spreads or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the Investment Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors,

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including without limitation the full range and quality of the executing firm’s services, the value of the brokerage and research services provided, the responsiveness of the brokerage firm to the Investment Adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the executing firm, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions, and the reasonableness of the spread or commission, if any.

Transactions on stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities often involve the payment of brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid or received usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid often includes a disclosed fixed commission or discount retained by the underwriter or dealer.

Fixed-income obligations which may be purchased and sold by the Fund are generally traded in the over-the-counter market on a net basis (i.e., without commission) through broker-dealers or banks acting for their own account rather than as brokers, or otherwise involve transactions directly with the issuers of such obligations. The Fund may also purchase fixed-income and other securities from underwriters, the cost of which may include undisclosed fees and concessions to the underwriters.

Although spreads or commissions paid on portfolio security transactions will, in the judgment of the Investment Adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Investment Adviser’s clients in part for providing brokerage and research services to the Investment Adviser.

In selecting brokers or dealers to execute portfolio transactions and in evaluating the best net price and execution available, the Investment Adviser is authorized to consider “brokerage and research services” (as those terms are defined in Section 28(e) of the 1934 Act), statistical quotations, specifically the quotations necessary to determine the Fund’s net asset value, and other information provided to the Fund and/or to the Investment Adviser (or their affiliates). The Investment Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Investment Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Investment Adviser exercises investment discretion. It is possible that certain of the services received by the Investment Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Investment Adviser.

Securities considered as investments for the Fund may also be appropriate for other investment accounts managed by the Investment Adviser or its affiliates. Whenever decisions are made to buy or sell securities by the Fund and one or more of such other accounts simultaneously, the Investment Adviser will allocate the security transactions (including “hot” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. Additionally, trades executed by different firms, including the Investment Adviser, will not be aggregated and allocated as to price; thus, there may be instances where the Fund does not pay or receive the same price as other investment accounts managed by the Investment Adviser. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities

14

available to the Fund from time to time, it is the opinion of the directors of the Fund that the benefits received from the Investment Adviser’s organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

During the Fund’s last fiscal year, pursuant to agreements or understandings with brokers or otherwise through an internal allocation procedure, the Investment Adviser directed certain of the Fund’s brokerage transactions to certain brokers because of the research services provided by those brokers as described above. The aggregate principal amount of the transactions involved was $269,185,075 and the aggregate amount of the related commissions was $247,470 for fiscal year ended October 31, 2020.

DETERMINATION OF NET ASSET VALUE

The net asset value of a share of Common Stock is determined as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time) on each day on which the NYSE is open for trading. The net asset value of a share of Common Stock is calculated by dividing the value of the Fund’s assets (the value of the Fund’s portfolio securities plus cash and other assets), less the Fund’s liabilities (including dividends payable on Preferred Stock and interest and, as applicable, principal, payable on Borrowings) and less the aggregate liquidation value of the outstanding Preferred Stock, by the number of outstanding shares of Common Stock. The Fund’s net asset value per share of Common Stock is published on a daily basis.

For purposes of determining the Fund’s net asset value, equity securities traded on a national or foreign securities exchange or traded over-the counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices, in each case using valuation data provided by an independent pricing service. Equity securities traded on more than one securities exchange shall be valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities. If there was no sale on the valuation date, then the security is valued at the mean of the closing bid and ask prices of the exchange representing the principal market for such securities. Debt securities are valued at the mean of the bid and ask prices provided by an independent pricing service when such prices are believed to reflect the fair value of such securities. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board.

Generally, trading in the foreign securities owned by the Fund is substantially completed each day at various times prior to the close of the NYSE. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation at the mean of the quoted bid and asked prices of such currencies, as supplied by an independent quotation service as of the time of the close of the NYSE (normally 4:00 p.m., Eastern time).

TAXES

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and its U.S. shareholders. No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Fund and its shareholders (including shareholders owning a large position in the Fund), and the discussions set forth here and in the prospectus do not constitute tax advice. Investors are urged to consult their tax advisors with any specific questions relating to federal, state, local and foreign taxes. The discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information, which tax laws may be changed or subject to new interpretations by the courts or the IRS retroactively or prospectively.

Taxation of the Fund

The Fund has elected to be treated, has qualified and intends to continue to qualify each year for treatment as a regulated investment company (a “RIC”) under Subchapter M of the Code. Accordingly, the Fund must,

15

among other things, (i) derive in each taxable year at least 90% of its gross income (including tax-exempt interest) from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and income from interests in qualified publicly traded partnerships; (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, United States Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than United States Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) one or more qualified publicly traded partnerships; and (iii) distribute in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and tax-exempt interest in accordance with the timing requirements imposed by the Code. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirement, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax at the Fund level. To avoid the tax, the Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss or the excess of its realized net short-term capital gain over its realized net long-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, plus (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that was not paid during such year and on which the Fund paid no federal income tax. While the Fund intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

A dividend, paid from earnings and profits, will be treated as paid during a calendar year if it is paid during that calendar year or declared by the Fund in October, November or December of that year, payable to shareholders of record on a date during such a month and paid by the Fund during January of the following year. Any such dividends paid during January of the following year will be deemed to be received on December 31 of the year the dividends are declared, rather than when the dividends are received.

If the Fund does not qualify for treatment as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholders as ordinary income. Such distributions generally will be eligible (i) for the dividends received deduction in the case of corporate shareholders and (ii) for treatment as “qualified dividends” in the case of individual shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make certain distributions.

If the Fund utilizes leverage through borrowings, it may be restricted by loan covenants with respect to the declaration and payment of dividends in certain circumstances.

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The Fund’s Investments

The Fund’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Fund, defer Fund losses, cause adjustments in the holding periods of securities held by the Fund, convert dividends that would otherwise be eligible for the dividends received deduction (for corporate shareholders) or for treatment as qualified dividend income (for individual shareholders) as ineligible for such treatment, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund may be required to limit its activities in options, futures contracts and other transactions in order to enable it to maintain its RIC status.

Some of the debt obligations acquired by the Fund may be treated as debt obligations that are issued with original issue discount (“OID”). Such OID generally will be included in income in the taxable year of accrual and before the Fund receives any corresponding cash payments. Since, in certain circumstances, the Fund may recognize income before receiving cash representing such income, it may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes.

Accordingly, the Fund may be required to borrow money or dispose of securities under disadvantageous circumstances in order to generate cash to satisfy the Fund’s distribution requirements.

Any recognized gain attributable to market discount on long-term debt obligations (i.e., obligations with a term of more than one year) purchased by the Fund is taxable as ordinary income, unless the Fund makes an election to accrue market discount on a current basis. A long-term debt obligation generally is treated as acquired at a market discount if purchased after its original issue at a price less than (i) the stated principal amount payable at maturity, in the case of any obligation that does not have OID or (ii) the sum of the issue price and any OID that accrued before the obligation was purchased, in the case of an obligation that does have OID, in each case subject to a de minimis exclusion.

If the Fund invests (directly or indirectly through a REIT) in residual interests in real estate mortgage investment conduits (“REMICs”), a portion of the Fund’s income attributable to such interests will be subject to a U.S. federal income tax in all events. “Excess inclusion income” of the Fund generated by a residual interest in a REMIC will be allocated to shareholders of the Fund in proportion to the dividends received by the shareholders of the Fund. Excess inclusion income generally (i) cannot be offset by net operating losses, (ii) will constitute unrelated business taxable income to certain tax exempt investors and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if the shareholders of the Fund include a “disqualified organization” (such as certain governments or governmental agencies) the Fund may be liable for a tax on the excess inclusion income allocable to the disqualified organization.

The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Income received by the Fund with respect to foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions may reduce or eliminate such taxes. Generally, shareholders will not be entitled to claim a credit or deductions with respect to foreign taxes.

If the Fund acquires any equity interest in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such income (“Passive Foreign

17

Investment Companies” or “PFICs”), the Fund could be subject to U.S. federal income tax and additional interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. An election generally may be available that would ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain (subject to tax distribution requirements) without the concurrent receipt of cash. These investments could also result in the treatment of associated capital gains as ordinary income. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability or maximize its return from these investments.

Taxation of Shareholders

Distributions by the Fund with respect to its Common Stock will constitute dividends to the extent of the Fund’s current and accumulated earnings and profits as calculated for federal income tax purposes. Distributions of any taxable net investment income and net short-term capital gain will be taxable as ordinary income (except to the extent that a reduced capital gains tax rate applies to qualified dividend income). Distributions of the Fund’s net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), if any, that are properly reported by the Fund will be taxable to shareholders as long-term capital gains, regardless of the length of time they held their shares. So long as the Fund has capital loss carryforwards, distributions derived from capital gains in the Fund’s portfolio may constitute ordinary income, rather than capital gains, to shareholders.

Subject to certain conditions and limitations, under applicable federal income tax provisions, a corporation receiving dividends with respect to stock it owns in another corporation is allowed a deduction against a portion of such dividend income received (the “Dividends Received Deduction”). The Fund expects to receive dividends with respect to some or all of the stocks in other corporations held by the Fund, and the Fund may designate such dividends as eligible for the Dividends Received Deduction only to the extent that the Fund receives dividends for which the Fund would be entitled to the Dividends Received Deduction if the Fund were a regular corporation and not a RIC. A corporation that owns Common Stock or Preferred Stock generally will be entitled to a Dividends Received Deduction with respect to a designated portion of the dividends it receives from the Fund.

For dividends received by the Fund to be eligible for designation for the Dividends Received Deduction, the dividends must be paid by a domestic corporation that is subject to U.S. income tax and the Fund must hold the stock of such corporation for at least 46 days during the 91-day period beginning 45 days before the ex-dividend date for the stock (91 days during the 181-day period for certain preferred stock). The Fund’s holding period for stock will in general not include any period for which the Fund holds an option to sell or is the writer of an option to buy substantially identical stock, although there exists an exception for certain options written by the Fund, the exercise prices of which are not below the market prices of the underlying securities at the times the options are written. The Dividends Received Deduction is reduced for dividends received from debt-financed portfolio stock by a percentage related to the amount of debt incurred to purchase such stock.

In order for dividends effectively designated by the Fund as eligible for the Dividends Received Deduction to qualify for the Dividends Received Deduction when received by a particular shareholder, the shareholder must, among other things, be a corporation meeting the 46-day (or 91-day) holding period requirement described above with respect to its Fund shares. The Dividends Received Deduction will be reduced in the case of a shareholder who has incurred indebtedness, or is treated as having incurred indebtedness, that is “directly attributable” to the acquisition or carrying of the shares. The basis of a shareholder’s shares may be reduced in the case of certain “extraordinary dividends” eligible for the Dividends Received Deduction by an amount equal to the non-taxed portion of such dividends, although it is expected that such extraordinary dividends will be paid only in unusual circumstances.

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Under current law, certain income distributions properly designated and paid by the Fund to individual taxpayers are taxed at rates equal to those applicable to net long-term capital gains. This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividends received by the Fund itself. Corporate taxpayers are taxed at ordinary income tax rates on dividends not eligible for the Dividends Received Deduction. For this purpose, “qualified dividends” means dividends received by the Fund from U.S. corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations.

In the case of securities lending transactions, payments in lieu of dividends are not qualified dividends. Dividends received by the Fund from REITs are qualified dividends eligible for this lower tax rate only in limited circumstances.

A dividend will not be treated as qualified dividend income (whether received by the Fund or paid by the Fund to a shareholder) if (1) the dividend is received with respect to any share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or fewer than 90 days during the associated 181-day period, in the case of dividends attributable to periods in excess of 366 days paid with respect to preferred stock), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property or (3) if the recipient elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest.

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.

Distributions in excess of the Fund’s current or accumulated earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gain to such holder (assuming the shares are held as a capital asset). For non-corporate taxpayers, under current law, distributions of investment company taxable income (other than qualified dividend income), including distributions of short-term capital gains, currently will be taxed at a maximum rate of 37%, while net capital gain generally will be taxed at a maximum rate of 20%. For purposes of determining whether distributions are out of the Fund’s current or accumulated earnings and profits, the Fund’s earnings and profits will be allocated first to the Fund’s Preferred Stock and then to the Fund’s Common Stock.

An additional 3.8% Medicare tax will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

The Fund may retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Fund will be subject to a tax at a rate of 21% of such amount. In that event, the Fund expects to designate the retained amount as undistributed capital gain in a notice to its shareholders, each of whom (i) will be required to include in income for tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares of the Fund by an amount equal to 79% of the amount of undistributed capital gain included in such shareholder’s gross income.

The price of shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing shares just prior to a distribution will receive a distribution which will be taxable to them even though it represents in part a return of invested capital.

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The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. Long-term capital gain rates applicable to individuals currently are taxed at a maximum rate of 20%. Any loss realized upon the sale or exchange of Fund shares with a holding period of 6 months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to such shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the holder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other substantially identical shares (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption or other disposition of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the Fund (or of another fund) before January 31 of the next calendar year pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

Shareholders may be entitled to offset their capital gain dividends with capital loss. There are a number of statutory provisions affecting when capital loss may be offset against capital gain, and limiting the use of loss from certain investments and activities. Accordingly, shareholders with capital loss are urged to consult their tax advisors.

Dividends and distributions on the Fund’s shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

As discussed above, certain dividends declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% excise tax) during such prior taxable year. In such case, however, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS, as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup withholding” of federal income tax from the Fund’s ordinary income dividends and other distributions as well as the gross proceeds of sales of shares, at a rate equal to the fourth lowest rate of tax applicable to a single individual (currently 24%). An individual’s TIN generally is his or her social security number. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. The IRS has taken the position that if a RIC has more than one class of shares, it may

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designate distributions made to each class in any year as consisting of no more than that class’s proportionate share of a particular type of income for that year, including ordinary income and net capital gain. A class’s proportionate share of a particular type of income for a year is determined according to the percentage of total dividends paid by the RIC during that year to the class.

The Fund will be required to withhold U.S. tax (at a 30% rate) on payments of dividends made to certain non-U.S. entities that fail to comply with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local and, where applicable, foreign tax consequences of investing in the Fund.

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FINANCIAL STATEMENTS

The financial statements listed below are incorporated herein by reference from the Fund’s Annual Report to Shareholders for the year ended October 31, 2020 as filed on Form N-CSR with the SEC on December 29, 2020 (File No. 811-4915). All other portions of the Annual Report to Shareholders are not incorporated herein by reference and are not part of the Registration Statement. A copy of the Annual Report to Shareholders may be obtained without charge by writing to the Fund at its address at 200 South Wacker Drive, Chicago, Illinois 60606 or by calling the Administrator toll-free at (833) 604-3163.

Annual Report:
-	Report of independent registered public accounting firm
-	Schedule of Investments at October 31, 2020
-	Statement of Assets And Liabilities at October 31, 2020
-	Statement of Operations for the fiscal year ended October 31, 2020
-	Statement of Changes in Net Assets for the fiscal years ended October 31, 2020 and 2019
-	Statement of Cash Flows for the fiscal year ended October 31, 2020
-	Financial Highlights - Selected Per Share Data and Ratios
-	Notes to Financial Statements

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INCORPORATION BY REFERENCE

As noted above, this statement of additional information is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this statement of additional information and deemed to be part of the registration statement from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated August 5, 2021, filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR, dated October 31, 2020, filed on December 29, 2020;

•	the Fund’s Semi-Annual Report on Form N-CSRS, dated April 30, 2021, filed on June 23, 2021;

•	the Fund’s Definitive Proxy Statement on Schedule 14A, filed on January 22, 2021;

•	the Financial Highlights in the Fund’s Annual Report on Form N-CSR, dated October 31, 2015, filed on December 30, 2015;

•	the Fund’s description of Common Shares on Form 8-A, filed on January 9, 1987.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling (833) 604-3163 toll-free, by writing to the Fund at 200 South Wacker Drive, Suite 500, Chicago, Illinois 60606 or visiting the Fund’s website (www.dpimc.com/dnp). The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website (www.dpimc.com/dnp).

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APPENDIX A

CREDIT RATINGS

MOODY’S INVESTORS SERVICE, INC.

Long-Term Obligation Ratings

Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Obligation Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

STANDARD & POOR’S FINANCIAL SERVICES LLC

Long-Term Issue Credit Ratings

S&P’s issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment--the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

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•	The nature and provisions of the financial obligation, and the promise we impute; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

S&P’s issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade

AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated AA differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C: A C rating is assigned to obligations that are currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

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D: An obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

PLUS (+) OR MINUS (-): The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: NR indicates no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated A-1 is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated B is regarded as having significant speculative characteristics. Ratings of B-1, B-2, and B-3 may be assigned to indicate finer distinctions within the B category. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated C is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

Qualifiers (Active)

S&P uses the following (active) qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

L: Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

p: This subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” subscript indicates that the rating addresses the principal portion of the obligation only. The “p” subscript will always be used in conjunction with the “i” subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated AAA and the interest portion of the obligation is not rated.

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prelim: Preliminary ratings, with the “prelim” qualifier, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

•	Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•

Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

•

Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in Standard & Poor’s opinion, documentation is close to final. Preliminary ratings may also be assigned to these entities’ obligations.

•

Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, Standard & Poor’s would likely withdraw these preliminary ratings.

•	A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

CIR: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

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FITCH RATINGS, INC.

Corporate Finance Obligations—Long-Term Rating Scales. Fitch states that ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability also is included in the rating assessment. This notably applies to covered bond ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

Fitch states that the relationship between issuer scale and obligation scale assumes a generic historical average recovery. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower or the same as that entity’s issuer rating.

Highest credit quality: “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

Very high credit quality: “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

High credit quality: “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

Good credit quality: “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative: “BB” ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

Highly speculative: “B” ratings indicate that material credit risk is present.

Substantial credit risk: “CCC” ratings indicate that substantial credit risk is present.

Very high levels of credit risk: “CC” ratings indicate very high levels of credit risk.

Exceptionally high levels of credit risk: “C” indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned “RD” or “D” ratings (see “Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance” below), but are instead rated in the “B” to “C” rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC.”

Structured, Project & Public Finance Obligations—Long-Term Rating Scales. Fitch states that ratings of structured finance obligations on the long-term scale consider the obligations’ relative vulnerability to default. These ratings are typically assigned to an individual security or tranche in a transaction and not to an issuer.

Highest credit quality: “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

Very high credit quality: “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

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High credit quality: “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

Good credit quality: “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative: “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

Highly speculative: “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

Substantial credit risk: “CCC” indicates that default is a real possibility.

Very high levels of credit risk: “CC” indicates that default of some kind appears probable.

Exceptionally high levels of credit risk: “C” indicates that default appears imminent or inevitable.

Default: “D” indicates a default. Default generally is defined as one of the following: failure to make payment of principal and/or interest under the contractual terms of the rated obligation; the bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor; or the distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Short-Term Ratings Assigned to Issuers and Obligations. Fitch states that its short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Fitch short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

Highest short-term credit quality: “F1” indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

Good short-term credit quality: “F2” indicates good intrinsic capacity for timely payment of financial commitments.

Fair short-term credit quality: “F3” indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

Speculative short-term credit quality: “B” indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

High short-term default risk: “C” indicates that default is a real possibility.

Restricted default: “RD” indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

Default: “D” indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

* * *

The ratings indicated herein are believed to be the most recent ratings available at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.

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